AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON __________________
                                                  REGISTRATION NO. 333-




                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                              ___________________
                     PRE-EFFECTIVE AMENDMENT NO. 1 TO
                                  FORM SB-2
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              ___________________

                            WESTERN FEED MILLS, INC.
               (Name of small business issuer in its charter)

KANSAS                             204-1                           48-0978853
(State of other jurisdiction of (Primary Standard Industrial (I.R.S. Employer
incorporation or organization)  Classification Code Number   Identification No.

   Route 1, Sale Barn Road, P.O. Box 596, Cedar Vale, Kansas 67024 Telephone:
                               (620) 758-2283
         (Address and telephone number of principal executive offices)

   Route 1, Sale Barn Road, P.O. Box 596, Cedar Vale, Kansas 67024 Telephone:
                               (620) 758-2283
     (Address of principal place of business or intended principal place of business)

                Fred Raybourn, Chairman of the Board, President
   Route 1, Sale Barn Road, P.O. Box 596, Cedar Vale, Kansas 67024 Telephone:
                               (620) 758-2283
              (Name and telephone number of agent for service)

                            _____________________

                                 COPIES TO:
                               Roger N. Walter
                Morris, Laing, Evans, Brock & Kennedy, Chartered
                        800 S.W. Jackson, Suite 1310
                               Topeka, KS 66612

                            _______________________

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: _______, or as soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. G

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act< check the following box and list the Securities Act registration statement under of the earlier effective registration statement of the same offering. G

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. G

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. G

                        CALCULATION OF REGISTRATION FEE

Title OF Each
Class Of Amount Dollar Amount To Proposed Maximum Proposed Maximum   Amount Of
Of Securities   Be Registered   Offering Price  Aggregate Offering Registration
To Be Registered                    Per Unit          Price            Fee

SHARE OF COMMON
STOCK            $14,000,000    $.40 per share   $14,000,000          $3,346.00

SHARE OF COMMON
STOCK            $14,000,000    $.40 per share   $14,000,000          $1,288.00

                             _____________________

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT WILL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT WILL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT WILL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a) MAY DETERMINE.

Subject to Completion, dated ________________

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell not is it soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

                          WESTERN FEED MILLS, INC.

                       $.40 per Share of Common Stock

Minimum Offering: $7,000,000                Maximum Offering: $14,000,000
              (17,500,000 shares)                         (35,000,000 shares)


	  This is the initial public offering of between 17,500,000 to 35,000,000 shares of common stock of Western Feed Mills, Inc., a Kansas corporation. We intend to use the proceeds of this offering pay for a portion of the construction and start-up costs for a dairy facility to be located in Southeast Southern Kansas or northern Oklahoma . We are selling shares of common stock only to investors in and Kansas, Oklahoma, Colorado, Nebraska, Missouri, New Mexico and Texas.

Terms of offering: The initial public offering price of the shares of common stock will be $.40 per share no par value. An investor must purchase a minimum of 125,000 shares ($50,000 minimum investment). An aggregate minimum purchase of $7,000,000 by all investors will be required before we will accept any subscriptions.

Escrow and Closing: All funds we receive from investors will be held in an interest-bearing escrow account with US Bank,U.S. Bank National Association, National Association , Escrow Agent until the minimum subscription amount of $7,000,000 is received by Western Feed Mills. We must raise the $7,000,000 minimum by closing. We will return your investment to you without interest within 30 days if we do not have the $7,000,000 minimum by closing. We intend to close this offering on _______________ , or about 90 days after this offering is commenced. However, if we have not raised the maximum offering amount of $14,000,000 by that time we may extend the closing to an additional 90 days.


                  Price to Public  Underwriting Commissions  Proceeds to Issuer
Per Share         $          .40       $          .032         $          .368
Minimum Offering  $ 7,000,000.00       $   560,000.00          $ 6,440,000.00
Maximum Offering  $14,000,000.00       $ 1,120,000.00          $12,880,000.00

                                  CAUTION!

- Investing in Western Feed Mills involves significant risk. Please see "Risk Factors" to read about important factors you should consider before purchasing capital units.common stock. See "Risk Factors," page 51.

- This is an initial public offering and the shares will not be listed on any national securities exchange, no public market exists for the shares and you will not be able to transfer them freely.


1 Shares are being offered on a best efforts basis directly by CompanyWFM management, and may also be offered through an underwriter or underwriters. The Company has had preliminary discussions with underwriters, but no firm agreements have been reached with any firm. The underwriter will be a registered broker-dealer and NASD member firm. The Company will only pay commissions of 8% on shares sold through the underwriter. It will not pay any commissions on shares sold directly by Company management. also by Carey, Thomas, Hoover & Breault, a registered broker-dealer and NASD member firm as selling agent. The selling agent will receive a 2% commission on all aggregate offering proceeds raised plus an additional 8% commission on shares it directly sells, provided that the total commissions paid shall in no event exceed 8% of the total offering proceeds raised. Since it is not possible to know in advance how many shares will be sold by either the underwriter or directly by the Company,WFM , the table reflects an 8% commission on the entire offering, the maximum amount that could be paid.
It is probable that this overstates the commissions, and actual commissions will be less than the stated amount.

- Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.



                               TABLE OF CONTENTS

OFFERING SUMMARY

RISK FACTORS

SELECTED FINANCIAL INFORMATION

DILUTION

CAPITALIZATION

DIVIDEND POLICY

USE OF PROCEEDS

DESCRIPTION OF BUSINESS

MANAGEMENT'S DISCUSSION AND ANALYASIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS AND PLAN OF OPERATION

DESCRIPTION OF PROPERTY

MANAGEMENT

EXECUTIVE COMPENSATION

PRINCIPAL STOCKHOLDERS

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

DESCRIPTION OF SECURITIES

TERMS OF THE OFFERING

INVESTOR SUITABILITY STANDARDS

INDEPENDENT AUDITORS

LITIGATION

LEGAL MATTERS

APPENDIX A: FINANCIAL STATEMENTS

APPENDIX B: FORECAST FINANCIAL INFORMATION



                  DEALER PROSPECTUS DELIVERY OBLIGATION

  Until ____________________, (90 days after the effective date of this registration statement), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                             OFFERING SUMMARY

   This Summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the Offering fully, you should carefully read this entire document.

Introduction

  Western Feed Mills, Inc. (the "Company")("WFM") , an agribusiness company, has manufactured and distributed processed animal feeds and feed supplements since 1987. Over the past few years, the CompanyWFM investigated areas for profitable business expansion which could be vertically or horizontally integrated into its existing business. The CompanyIt has focused its interest on participation in the dairy industries. To that end, the CompanyWFM intends to construct and operate a dairy to be located in southern Kansas or northern Oklahoma. It is envisioned that ultimately the dairy will be constructed as a 3,600 head operation (with a rotation of 3,000 milking cows and 600 dry cows at any point in time) on approximately 800 acres of tillable land. Most of the land, plus additional land to be leased, will be dedicated to the production of corn and alfalfa for dairy food ingredients. The Company'sWFM's business plan allows for the flexibility of constructing the facility in two phases with Phase I consisting of a 1,800 head dairy operation with certain facilities initially sized for expansion to 3,600 head. If the construction is phased, Phase II will be implemented when capital resources, including the proceeds of this offering and available debt financing, are sufficient to allow the expansion of the dairy to a 3,600 head facility. Implementation of the two-staged phased development plan will allow for the phased acquisition of additional, adjacent land, construction of additional barns and other facilities, purchase of additional cows, and additional equipment permitting the combined operation to manage 3,600 cows.

  The cost of the completed 3,600 head operation is approximately $20.9 million. This amount will cover all necessary asset acquisitions (including cows and land), construction costs and start-up expenses. A detailed statement of use of proceeds is provided beginning on page 14 of this Prospectus. Costs of the project could be $2 to $3 million higher if additional land is added to the project and or if the cost of dairy cows is appreciably higher than currently anticipated.

  As an alternative to the construction of a new facility, management may consider the acquisition of an existing dairy facility. It has looked at two such facilities which are currently operational and are for sale. No decision has been made to pursue an acquisition. The acquisition of an operating dairy would be less expensive than constructing a new dairy.

 WFM currently sells 16,000 to 18,000 tons of feed annually. It has the production capacity to produce 48,000 tons annually. The proposed dairy operation will create a demand for an additional 5,256 tons of feed annually. After construction of a new dairy, or acquisition of an existing dairy, it is anticipated that WFM will derive approximately 80% of its revenues from its dairy operation and 20% from its feed mill operation. WFM will continue its focus on increasing sales and profits from its feed mill operations (See "Description of Business - Feed Mill Strategy" section of this Prospectus.) However, the resulting enterprise going forward will primarily be a dairy operation.

Debt Financing

 The CompanyWFM has received a preliminary verbal commitment and a written indication of interest for debt financing from USU.S. Bank
National Association ("US Bank") , one of the largest agricultural lenders in the midwestMidwest region. The amount of financing contemplated by this arrangement is an amount equal to the equity50 to 60 percent of the project cost, or an amount financing raised by the Company.roughly matching the net proceeds from this offering. The commitment is subject to the negotiation and execution of certain credit documents and there can be no assurance that such debt financing will be available to the Company.WFM.
In addition, the CompanyWFM has also received a preliminary verbal commitment and a written indication of interest from Metropolitan Life Insurance Company ("MetLife") and Farm Credit of Southwest Kansas,
ACA ("Farm Credit") to provide debt financing along comparable terms.

Business Plan

The Company'sWFM's goal in entering into the dairy business is to develop a profitable dairy operation and obtain the benefits of vertical integration, by using feed produced at the Company'sWFM's feed mill in its dairy operation. Management anticipates that the integrated feed mill and dairy operations will increase utilization of the Company'sWFM's existing feed mill, with the capacity of generating greater profits for both the feed mill and dairy operations. The dairy at full operation is planned to generate demand for feed for 3,600 cows. The financial forecasts for the integrated operations project that the proposed dairy operation would result in $2,000,000 approximately $12,000,000 in additional annual revenues over current revenues to the Company's feed mill operation. The forecasts project this would change the Company'sWFM's net income from its feed mill operation from a break even point to a net income of $720,000. Prospective investors should consider these financial forecasts in connection with the risk factors associated with forward-looking statements found in the Risk
Factor Section along with the other information and exhibits provided in this document.

  The operation of a comparable dairy facility without an integrated feed mill would incur an out-of-pocket annual feed expense of $2.0 to $2.5 million, paid to third party suppliers. The integrated operations allow the CompanyWFM to reap the benefits of the 17% to 19% profit inherent in the production and retail sale of this amount of feed. It would also allow the Company,WFM , in conducting its dairy operations, to exert internal quality control over its feed source, a benefit not available in dealing with independent feed suppliers. The current annual production capacity at the Company'sWFM's feed mill facility is 24,000 tons of pelletized feed and 24,000 tons of processed meal feed, based on a ten hour work day. The CompanyWFM currently sells 16,000 to 18,000 tons of pelletized feed and meal feed annually to its existing customers. The dairy will create a demand for an additional 5,256 tons of feed annually. The current feed mill capacity of the CompanyWFM is large enough to support the feed mill requirements for several animal agricultural operations while simultaneously meeting the needs of the Company'sWFM's current customers. If need be, the CompanyWFM has the flexibility to operate its feed mill facility on a 12 hour to 18 hour work day. Existing capacity is able to meet the demand created by dairy operations with a minimum outlay for capital improvements of $100,000 for a bulk screening storage bin. The integration of the feed mill and dairy operations has the capacity to create a synergistic effect which could enhance the profit potential of both separate operations.

  Upon completion of this Offering, the Company'sWFM's Board of Directors will make final decisions regarding the Company'sWFM's ability to engage in both Phase I and Phase II of the project. This decision will not be made until after the offering is completed because it is entirely dependent on the amount of offering proceeds raised. The Board of Directors has indicated that any such decision will be based on the available capital resources (including the proceeds from this Offering and any debt financing) and the projected profitability of the dairy operations. If the maximum offering amount is raised and debt financing is obtained in an amount equal to the remaining project cost, the construction of the dairy will be completed in one phase. Any lesser amount of offering proceeds raised will require that the dairy be constructed in two phases. In either event, matching debt financing will be required for WFM to implement its plan to construct a dairy, and the failure to obtain such financing would require WFM to abandon its plans and return investor funds.

  Although the CompanyWFM does not have any binding contracts for the sale of milk produced at the proposed dairy, the CompanyWFM believes that it will be able to enter into contracts for the sale of milk produced at the dairy to milk processors and other commercial users of milk and milk products. The Company'sWFM's belief is based upon preliminary discussions with five large milk processors, who have expressed by letter an initial interest in purchasing the milk expected to be produced at the Company'sWFM's proposed dairy.

  As to its existing business operations, the CompanyWFM intends to continue its feed mill focus and to pursue increased sales and profits by (i) producing higher margin specialty feed mill products, (ii) continuing its emphasis upon customer service, and (iii) expanding its development of custom feeds to meet specific customer requirements. The CompanyWFM employs an animal nutritionist to monitor the feed ingredients, develop new formulations, and meet with customers to determine the nutritional needs of animals serviced by the Company'sWFM's food stock. By concentrating on the specialty and custom feed market and emphasizing its service component, the CompanyWFM does not compete with the major volume/price feed mill operations.

  Daily production capacity at the Company'sWFM's feed mill facility approximates 80 tons of pelletized feed and 80 tons of processed meal feed. It currently produces a variety of specialty animal feed formulas for sale both to contract dealers and to various types of livestock operators, including cow/calf operators, swine producers, and dairy and sheep producers.

 Once the planned 3,600 head dairy facility is fully operational, the Company'sWFM's current business plan is to promptly build a second 3,600 head dairy facility which will mirror in all respects the initial facility. These plans are contingent on the successful and profitable operation of the first facility and adequate additional debt or equity financing for the completion of the second facility.

The Offering

Securities Offered    Between 17,500,000 and 35,000,000 Shares of
                      Common Stock, which are offered only to investors who are, in the discretion of the Company, deemed to be suitable investors for participation in the Offering.

Price per share       $0.40 per Share

Total shares issued
and outstanding
before Offering       5,842,596 shares of Common Stock

Total shares issued
and outstanding
after Offering        Between 23,342,596  and 40,842,596 shares of Common Stock

Total warrants/
options outstanding   None

Total proceeds        Between $7,000,000 and $14,000,000

Estimated expenses
of the Offering       Approximately $560,000 to $1,120,000 plus legal and
                      accounting fees, printing and related costs.1

Net proceeds (after
estimated
compensation paid
to any Agent)         Between 6,440,000 and 12,880,000

Use of Proceeds       WFMThe Company believes that the minimum proceeds
                      from this Offering, when combined with roughly an equal amount of debt financing which WFMthe Company believes will be available, will allow WFMthe
                      Company to pursue the creation of a vertically-integrated enterprise including both the Company's currentboth current feed mill operations and a newly-established dairy operation, as described in this Memorandum. A portion of the proceeds of this Offering will be used as working capital, for the activities of WFMthe Company, as described in the Use of Proceeds section of this Prospectus.

1 Shares are being offered on a best efforts basis directly by WFM management, and also by Carey, Thomas, Hoover & Breault, a registered broker-dealer and NASD member firm as selling agent. The selling agent will receive a 2% commission on all aggregate offering proceeds raised plus an additional 8% commission on shares it directly sells, provided that the total commissions paid shall in no event exceed 8% of the total offering proceeds raised. Since it is not possible to know in advance how many shares will be sold by either the underwriter or directly by WFM, the table reflects an 8% commission on the entire offering, the maximum amount that could be paid. It is probable that this overstates the commissions, and actual commissions will be less than the stated amountShares are being offered on a best efforts basis directly by Company management, and may also be offered through an underwriter or underwriters. The Company will only pay commissions of 8% on shares sold through the underwriter. It will not pay any commissions on shares sold directly by Company management. Since it is not possible to know in advance how many shares will be sold by either the underwriter or directly by the Company, the table reflects an 8% commission on the entire offering. It is probable that this overstates the commissions, and actual commissions will be less than the stated amount.

Minimum purchase
by each subscriber    125,000 Shares, for an aggregate purchase price of
                      $50,000 (One Unit)

Subscriptions         An investor who desires to purchase shares should
                      complete and deliver to the Company WFM the Subscription. WFM The Company reserves the right, in its sole discretion, to accept or reject a subscription agreement in whole or in part, for any reason. See "Plan of Distribution" and "Method of Subscription

Risk Factors          An investor considering purchase of the Units should
                      review the risk factors associated with such an investment. See "Risk Factors."


                                 RISK FACTORS

The Shares described herein are speculative and involve a high degree of risk. In analyzing this Offering, potential Investors should carefully consider the risks and speculative factors attendant to an investment in the Shares, including, without limitation, the following:

Negative Operating History and Accumulated Deficit . WFM'S Historical Operating Results Have Been Negative and There is no Assurance This Trend Can be Reversed The Company. WFM experienced a net loss of $58,168 for the year ended December 31, 2000 and a $3,816 net profit for the year ended on December 31, 2001. As of December 31, 2001, the CompanyWFM had an accumulated deficit of $2,157,690. The CompanyWFM believes that its planned development of the dairy facility has the potential to reverse the Company'sWFM's pattern of negative financial results and that historical financial results may not be indicative of its future performance. See "Management's Discussion and Analysis of Financial Condition and Results of Operations and Plan of Operation" and "Business." Results of operations in the future will be influenced by numerous factors, including, among others, completion of a dairy finishing operation within the established time frame, cost of grain feed, the price of milk in the national markets, and the ability of the CompanyWFM to implement its strategic plan. There can be no assurances that the CompanyWFM will be able to earn any profits or maintain profitable operations if they are attained.

This Project is Subject to Construction and Development Risks. We have not signed any contract or binding letter of intent with a contractor to construct the dairy facility at a specified cost. The estimates of costs for construction are management's conservative estimates. They are based on consultations with Dairy Management Service (a dairy consulting firm) and with persons affiliated with two other new dairies of similar size recently constructed. It also is based on input provided by officials with the dairy science and management department of Kansas State University and estimates provided by High Plain Construction, SRJ Dairy Development Company and the Hamstra Group. The amounts listed in this prospectus as the cost of construction of such a dairy facility are estimates, and actual costs could vary.

Management has also considered, as an alternative to construction of a new facility, the acquisition of an existing dairy facility. It has looked at two facilities that are currently operational and are for sale. It is anticipated that the acquisition of an existing facility would entail less initial cost than a new construction. However, no firm plans or prices for acquisition have been discussed or are currently under negotiation. It is merely a contingent option under consideration.

Lack ofWFM's Current Management Lacks Dairy Operation Experience. The Company'sWFM's future results will be affected by its ability to develop a dairy production operation and effectively operate that facility. WFM's current management has limited experience in operating a dairy enterprise, and will need to rely on hiring and retaining experienced dairy management personnel. Significant uncertainties accompany this development and could have an adverse effect on the Company. There can be no assurance that the Companywe will be successful in developing either a a successful dairy operation. See "Business" section of this Prospectus.

Financing Requirements and Uncertain Access to Capital Funding.  We
Will Be Unable to Complete the Project Without Additional Debt Financing The Company WFM contemplates that debt financing will be required in addition to the equity financing contemplated by this prospectus in order to complete its business plan and construct a new dairy facility. Even if WFM raises the maximum proceeds contemplated by this offering, it will have to obtain some debt financing to complete Phase I of the project, and will need significant additional financing to complete both phases of the project. The CompanyWFM has a preliminary commitment and a written indication of interest from U.S. Bank,Bank National Association, Metropolitan Life Insurance Company and
Farm Credit and MetLifeof Southwest Kansas, ACA to provide such financing as described elsewhere in this Prospectus. The amount of this debt financing will depend on the amount of equity raised. There can be no assurance that such additional financing will be available to the CompanyWFM on acceptable terms, if at all.

In the event the CompanyWFM receives less than the Maximum Offering proceeds, it also may be necessary for the CompanyWFM to seek additional equity or debt financing through other sources. Any additional equity financing may involve substantial dilution to the then existing stockholders of the Company.WFM. If sufficient funds are not available, the CompanyWFM may be required to delay, reduce or eliminate plans for additional expansion of its operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations and Plan of Operation." The failure to obtain debt financing will cause WFM to abandon its plans to implement the project.

DependenceSuccessful Implementation of the Project is Dependent on Key Personnel. The Company"sWFM"s future success will be highly dependent on the efforts of Mr. Raybourn, Chairman of the Board and President. The loss of his services would have a material adverse effect on the Company'sWFM's business. On May 19, 2000, the CompanyWFM entered into a one year employment agreement with Mr. Raybourn, which is renewable on a yearly basis. Advance notice of one year is required for termination by the CompanyWFM or Raybourn. See "Executive Compensation" The CompanyWFM does not have employment agreements with any other employees. The Company'sWFM's success is dependent upon its ability to attract and retain qualified, skilled and unskilled personnel in its feed mill.

Raw Material Costs;Costs and Product Sales Prices. Prices Could
Adversely Effect the Success of the Project. The CompanyWFM purchases approximately 80% half of its wheat, corn, milo and other feed ingredient requirements by means of forward agreements up to twelve months in advance covering the months of October through March. Under such agreements, the CompanyWFM commits to purchase specific tonnage from specific sellers at specific prices which generally correspond with precommittedpre-committed feed product sales. Such arrangements may prove unfavorable based upon prevailing market rates from time to time.

If the CompanyWFM experiences increases in the price of its raw materials to produce its feed products and is unable to pass on such increases to its customers, then there will be a material adverse effect upon the Company'sits profitability. Also, if the CompanyWFM experiences a decrease in the sales price of its feed products or dairy products, there may be a material adverse effect upon the Company'sits profitability, depending in part on national inventories of milk existing at the time.

In its proposed dairy operation, the companyWFM anticipates, from time to time, entering into agreements concerning the sale of all or a part of its production which will obligate it to sell its products at a specified or formula base price in the future. Such arrangements may prove less favorable based upon the prevailing market rates from time to time. The CompanyWFM has not engaged in, but does intend to engage in, a formal hedging contract program for the purpose of reducing price volatility on raw materials and finished goods.

Seasonality. The Company's feed mill operations are seasonal. Approximately 68% of the Company's sales in the year 2001 were delivered during the months of November through March, with the sales being pre-committed during the months of July through October. The feed mills' customers have access to natural feed stuffs (grazing) from April through September. The Company expects such seasonality to continue.

Competition.We Will Operate in a Competitive Industry, and There is no Assurance We Can Compete Effectively. The feed mill industry is highly competitive. The Company'sWFM's competitors include, among others, national feed mill operations, regional feed mill operations, and national and regional dairy operations, many of which have substantially greater financial resources, are more geographically dispersed, are vertically integrated operations including feed operations through the slaughter of livestock, and offer a broader scope of products than the Company.WFM. Additional competitors may enter the Company'sWFM's markets in the future. In light of such competition, there is no assurance that we will be able to compete successfully. See "Description of Business - Feed Mill Competition" section of this Prospectus.

Dilution.Investors Will Experience Dilution in the Value of Their
Investment. Investors in this Offering will experience immediate and substantial dilution in the net tangible book value per share of the Common Stock. See "Dilution."

Zoning; Nuisance. If the local governing authority were to adopt and enforce zoning laws without exempting existing businesses, then the Company's anticipated business activities at its proposed dairy operation could be materially adversely affected. Those operations, by their nature, emit odors that are generally considered unpleasant and, in some cases, a nuisance. If the Company's anticipated activities at its proposed facilities were deemed to be a nuisance, then the Company's business and profitability could be materially adversely affected.

Government Regulation: Feed Mill. Regulation of the Feed Mill Could Adversely Effect Operations. The Company's WFM's feed mill business is subject to federal, state and local laws and governmental regulations, including, but not limited to, the Kansas Department of Agriculture and the United States Food and Drug Administration concerning the use and storage of certain drugs in the feed mill operation. Although to date such regulations have not significantly impeded the operation of the Company'sWFM's feed mill business, there can be no assurance that the Companywe will be able to continue to obtain or maintain required government approvals or licenses or that regulatory changes will not have a material adverse impact on the Company'sWFM's feed mill business in the future. To the extent that the CompanyWFM conducts feed mill operations in other areas it will be subject to that area's governmental regulations. See "Description of Business - Government Regulation" section of this Prospectus.

Government Regulation: DairyRegulation of the Dairy Could Adversely
Effect Operations. The Company'sWFM's future dairy operation will be subject to federal, state and local laws and governmental regulations, including, but not limited to, (i) corporate farming laws concerning the corporate ownership and use of agricultural land for certain purposes, and (ii) the United States Environmental Protection Agency and appropriate state regulatory agencies, concerning the monitoring of water usage and groundwater contamination. To the extent that the CompanyWFM conducts operations in other areas it will be subject to that area's applicable government regulations. See "Description of Business - Government Regulation," section of this Prospectus.

Dividends. It is Unlikely Dividends Will be Paid Investors in the
Immediate Future The Company's.WFM's Board of Directors presently intends to retain all of the Company'sWFM's earnings for the expansion of its business. Therefore, the CompanyWFM does not anticipate the distribution of cash dividends on its Common Stock in the foreseeable future. In the future, decisions of the Company'sWFM's Board of Directors to pay cash dividends will depend, among other factors, upon the Company'sWFM's earning, financial position and cash requirements. See "Dividend Policy."

Control by Certain Stockholders; Anti-Takeover Provisions. Upon completion of this Offering, officers, directors and their affiliates, who currently own approximately 65.9% of the Company'sWFM's outstanding Common Stock, will continue to own approximately 16.5% if the minimum subscription is attained, and 9.3% if the maximum subscription is attained. Therefore, although the current shareholders will not have a majority of the available votes, as a group they will be significant shareholders and may be able to influence election of the Company'sWFM's directors and matters submitted to a vote of the company's stockholders. In addition, the Kansas General Corporation Code and the Company'sWFM's Restated and Amended Articles of Incorporation and Bylaws contain provisions that may have the effect of discouraging unsolicited takeover bids from third parties. See "Description of Securities."

Restrictions on Transfer and Lack of Marketability.Transfer of the Shares Will be Restricted and There Will be no Public Market. This is an initial public offering and the shares will not be listed on any national securities exchange or market. No public market exists for the shares.
There can be no assurance that purchasers will be able to resell their Shares at the offering price. The CompanyWFM will not redeem Shares at the election of the stockholder. Holders of the Shares should assume that it will be difficult to liquidate their investment, and that if they try to do so, the price and/or other terms of any such liquidation may be unsatisfactory. Accordingly, for the aforesaid reasons and others set forth herein, the Shares should be purchased for long-term investment purposes only.

Uncertainty of Public Market. There is no assurance that the CompanyWFM will, in the immediate future or in the foreseeable future, be able to list the shares on a national securities exchange or other public market. Without a reverse merger into a publicly traded shell, there will be no public market for the Common Stock of the CompanyWFM and the Investors in this Offering will have little or no liquidity.

WFM Shares May be Penny Stocks and the Sale of Shares by Broker-
Dealers, if Not Exempt, May be More Difficult and Burdensome.
  Because WFM's shares will sell for a price of less than Five
Dollars and will not be listed on any national exchange or other public market, the shares may be "penny stocks" as defined under the Securities Exchange Act of 1934 (the "'34 Act"). Penny stocks sold by a broker-dealer are subject to special requirements unless exempt under Rule 15g-1 of the '34 Act. Unless exempt, it is unlawful for a broker-dealer to effect a transaction in a penny stock unless prior to effecting the transaction the broker-dealer delivers a disclosure document to the customer providing the information set forth in Schedule 15G (Rule 15g-2); discloses to the customer the inside bid and ask quotation for the shares (Rule 15g-3); discloses to the customer the aggregate amount of compensation to be received by the broker-dealer on the transaction (Rule 15g-4); discloses to the customer the aggregate amount of compensation to be received by any associated person of the broker-dealer on the transaction (Rule 15g-5); and the broker-dealer has received certain specified information from the customer on a form signed by the customer and has reviewed and determined the transaction is suitable (Rule 15g-4). Also, unless exempt, a broker-dealer is required to provide certain information in the monthly account statements to the customer on price determinations and market and price information (Rule 15g-6).

These penny stock rules impose onerous compliance requirements on broker-dealers selling penny stocks which make the sale of such securities more difficult and burdensome. WFM believes that any broker-dealer engaged to sell its shares will be exempt from these requirements under Rule 15g-1. However, there is no guarantee that this determination will prevail.

Determination ofThe Offering Price of the Shares was Arbitrarily
Determined. The offering price for the Shares was determined by assigning a value to existing shares which considered both the appraised value of the existing feed mill business and the cost or value added through the completed dairy facility. To some facility and the estimated value of other current assets including accounts receivable, trucks, inventory and cash. This value is a rough approximation of the total value of current extent, this has been arbitrarily determined by the Company through the consideration of such factors as the business potential of the dairy operation, if developed, the amount of equity control desired to be retained by existing stockholders, the amount of dilution to the Investors and other factors deemed relevant by the Company.assets per share without consideration of liabilities or the effects of this Offering. This valuation methodology is to some extent arbitrary.

Forward-Looking Information May Prove Inaccurate. This Prospectus contains forward-looking statements and information that are based on management's beliefs as well as assumptions made by, and information currently available to, management of the Company.WFM. When used in this Prospectus (including Exhibits), words such as "anticipate," "believe," "estimate," "expect" and, depending on the context "will," "may" and similar expressions, are intended to identify forward-looking statements. We believe it important to communicate these expectations to our investors. However, such statements only reflect the Company'sWFM's current view with respect to future events and are subject to certain risks, uncertainties and assumptions, including the specific risk factors described above. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. The Company does not intend to update these forward-looking statements and information.

Your Investment May Not Be Refunded After Minimum Offering Amount is
Raised. If this Offering is closed without reaching the minimum offering amount, the escrow agent shall promptly return each investor's funds, without interest, but in no event later than seven (7) days after closing. In the event WFM sells the minimum amount of this Offering and breaks escrow, but extends the Offering beyond the original offering period, investors will not be entitled to withdraw their subscription and demand a refund. If WFM breaks escrow, but does not proceed with the project because of failure to obtain debt financing or for any other reason, WFM and/or the escrow agent shall promptly refund investor funds pro-rata, considering the amount of funds remaining after the expenses incurred through this Offering and the project, but in no event later than seven (7) days after such a determination.

                        SELECTED FINANCIAL INFORMATION

The following selected financial information for the nine months ended September 30, 2002 and 2001 annual periods ended December 31, 2000 and 1999 is derived from the Company'sWFM's audited Financial Statements. The following selected financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations and Plan of Operation" and the Financial Statements and related notes appearing as Exhibit A to this Prospectus.


                              Year EndedNine     Year EndedNine Months
                               Months Ended              Ended

                                September 30,           December 31,
                              2002December 31,    2001September 30, 2001
                                   2000

                                               (000's)

Statement of Operations Data:
  Sales                          $   1,964 2,257        $   1,840 2,660
  Less: Cost of ingredients      $   1,484 1,372        $   1,428 1,686
        Other operating expenses  $     473   887        $     432   926

Net Income (Loss)                $       7   (58)       $       4  (202)




Balance Sheet Data:               September 30,           December 31,
                              2002December 31,   2000September 30, 2001
                                    2001
                                                           (As Adjusted to
                                                           reflect Offering
                                                               Proceeds)

                                     (000's)             Minimum     Maximum
          Total assets           $  914 1,277       $ 7,717     $ 14,157
                                                      7,354       13,794

          Current liabilities   $    97    95       $  9795     $   9795

          Long-term liabilities $         672       $   672     $    672
                                          609           609          609
          Stockholders' equity  $   508   210       $ 6,948     $ 13,388
                                                      6,650       13,090


                                    DILUTION

The net tangible book value of the CompanyWFM as of September 30, 2002
December 31, 2001 was $. .04 09 per share of Common Stock. Net tangible book value per share is determined by dividing the tangible net worth of the CompanyWFM (tangible assets less total liabilities) by the total number of outstanding shares of Common Stock. After giving effect to the sale of the shares offered in this offering, assuming the maximum subscription is attained, the net tangible book value of the CompanyWFM as of December 31, 2001 September 30, 2002 would have been $. 3332 per share.
This would represent an immediate increase in net tangible book value of $. 2428 per share to existing stockholders and an immediate dilution to new investors purchasing common stock of $. 08 07 per share. After giving effect to the sale of the shares offered in this offering, assuming the minimum subscription is attained, the net tangible book value of the CompanyWFM as of September 30, 2002 December 31, 2001 would have been $. 28 30 per share. This would represent an immediate increase in net tangible book value of $. 24 21 per share to existing stockholders and an immediate dilution to new investors purchasing common stock of $. 12 10 per shares.

The following table illustrates the per share dilution to new investors purchasing common stock in this offering, assuming both the minimum and maximum subscription amounts.


                                 Before Offering          After Offering
                                                      Minimum      Maximum
Total shares outstanding:           5,842,596        23,342,596   40,842,596

Placement price per share:                           $      .40   $      .40

Book value per share:              $   .04 09    $      .30   $      .33
                                                        .28          .32

Dilution per share to new
investors:                                       $      .10   $      .07
                                                        .12

                                CAPITALIZATION

The following table sets forth the capitalization of the CompanyWFM as of September 30, 2002 December 21, 2000 , on a historical basis and as adjusted to reflect the sale by the CompanyWFM of the shares of Common
Stock offered under this Prospectus and the application of the estimated net proceeds therefrom, based on both the minimum and maximum offering proceeds. This table should be read in conjunction with the "Use of Proceeds", "Management's Discussion and Analysis of Financial Condition and Results of Operations and Plan of Operation" sections, the Financial Statements and related notes appearing in Exhibit A to this Prospectus.


                          September 30, 2002 December 31, 2000

                               Historical           As Adjusted2
                                          (000's)
                                                  Minimum     Maximum
Stockholders' equity             $ 507          $ 7,717     $14,157
                                  210            6,650      13,090

Indebtedness                  $   609          $ 7,609     $11,609



2 As adjusted to include minimum and maximum net offering proceeds to the CompanyWFM of $6,440,000 (minimum) or $12,880,000 (maximum).

                               DIVIDEND POLICY

 The CompanyWFM has never paid any cash dividends on its Common Stock.
The CompanyIt expects that it will retain all available earnings generated by its operations for the development and growth of its business and does not anticipate paying any cash dividends on the Common Stock in the foreseeable future.

                               USE OF PROCEEDS

The objective of this Offering is to raise equity capital for the construction of a dairy operation (the "Project") that will be vertically integrated with the Company'sWFM's existing feed mill operation. Ideally, the Project will be constructed as a 3,600 cow dairy operation on approximately 800 acres of tillable land. The cost of the Project is approximately $20 to $22 million. This includes approximately $2,000,000 in capital reserves to be used as working capital.

The minimum proceeds to be received from this offering is $6,440,000 and the maximum is $12,880,000. The CompanyWFM will need to match the equity capital raised with other debt or equity financing in order to adequately fund the project. The CompanyWFM has received a preliminary verbal commitment and a written indication of interest for debt financing from US
Bank, Met LifeU.S. Bank National Association, Metropolitan Life Insurance Company and Farm Credit of Southwest Kansas, ACA as described previously in this Prospectus. The debt financing contemplated by this arrangement would be capped at an amount equal to is 50 to 60 percent of the project cost depending on the amount of equity capital raised. It has also received a written indication of interest to provide debt financing from MetLifeMetropolitan Life Insurance Company along comparable terms. The
Board of Directors of the CompanyWFM will exercise their business judgment in determining the amount of debt financing the CompanyWFM will obtain.

If the amount of total financing initially available for the Project is less than that required to fund the full 3,600 cow dairy operation, the Company'sWFM's business plan provides the flexibility to fund the Project in two phases. Phase I will consist of the establishment of a 1,800 cow dairy operation with certain facilities, such as a milking center, initially sized for a capacity of up to 3,600 cows. Phase II will be implemented when sufficient capital is available to the CompanyWFM to expand the operation by the addition of facilities, equipment and cows necessary for a 3,600 head dairy operation. If the Project is pursued in two stages, it is anticipated that Phase I will cost $13.8 million, and Phase II will cost $8.1 million. The phased development of the Project will involve less initial capital expenditure, but ultimately will be more expensive. The most economical development of the project is to construct the 3,600 cow dairy at the outset in one stage.

As an alternative to the construction of a new facility, management has also considered the acquisition of an existing dairy facility. It has looked at two such facilities which are currently operational and are for sale. It is anticipated that the acquisition of an existing facility would entail less initial capital outlay than construction of a new facility. No decision has been made to pursue an acquisition rather than construction of a new facility.

A detailed statement of costs associated with implementation of the project in one stage:

The following table shows the allocation of actual proceeds from the offering along with the contemplated debt financing if the minimum amount is raised ($6,440,000) and the maximum amount is raised ($12,880,000).

                                                     (000s)
                                         Minimum                 Maximum
                                      Offering Amount         Offering Amount
Source of Funds
  Proceeds from offering               $      6,440             $   12,880

  Long-term debt                              7,384                  8,000

    Total                              $     13,824             $   20,880


Use of Funds
  Land                                 $        960             $      960
  Cows                                        3,240                  6,480
  Building                                    4,934                  7,117
  Equipment                                   3,190                  3,570
  Working capital                             1,500                  2,753
    Total                              $     13,824             $   20,880





  CAPITAL
EXPENDITURES                  DESCRIPTION                      AMOUNT
                                                              (dollars)
Land                     800 acres@$1,200/acre                $  960,000

Dairy Equipment          3  7,000 gallon tanks                $1,300,000

Milking Center           Structure built for 3,600 cows,      $2,360,000
                         computerized cow tracking milking
                         equipment, milk storage, holding
                         pens w/sprinklers and cow wash,
                         60-80 rotor parlor

Free Stall Barns         3,400 Stalls (Accommodates 3,600)    $3,400,000
                         $1,000 per stall

Special Needs
Facility (Hospital
Barn)                    Fresh cows, slow milkers, sick cows  $  825,000

Manure System            Built for 3,600 cows                 $  750,000

Feed Center &
Storage                  Grain and hay                        $  350,000



Scales                   80 foot                              $    70,000

Shop building            60 foot and 80 foot Butler Building  $    54,300

Transfer alley           Concrete                             $   178,000

Pit Silos                Concrete bottoms                     $   370,000

Site Preparation         Dirt work-sand                       $   300,000

Water System             450,000 gallons/day                  $   100,000

Cattle Purchases         3,600 cows @ $2,000 each             $ 7,200,000

Equipment (clean &
feed)                    2 tractors w/loaders
                         2 skid loaders, manure spreaders     $   240,000

Irrigation Pivots        Liquid manure application            $   100,000

Miscellaneous            Generators, tools, etc.              $   110,000

Start-up costs           Consultants, labor, permits,
                         engineers & architects               $   180,000

Capital Reserves         Operating capital                    $ 2,000,000

TOTAL                                                         $20,847,300


A detailed statement of costs associated with implementation of the Project in two phases:


                                 PHASE I                PHASE II
Milking Center                 $  1,960,000           $    700,000

Free Stall Barns               $  1,800,000           $  1,800,000

Shop                           $     54,300

Hospital Barn                  $    700,000           $    225,000

Transfer Alley                 $    120,000           $     58,000

Feed Center & Storage          $    250,000                150,000

Silage Pits                    $    280,000           $    180,000

Scale                          $     70,000

Sand & Waste Water System      $    500,000                250,000



Dairy Equipment                $ 1,000,000            $    497,000

Site Preparation               $   300,000            $    100,000

Equipment to Clean & Feed      $   240,000

Irrigation Pivots              $   100,000

Miscellaneous - Generators,
Tools                          $   110,000

Miscellaneous Consultants,
Permits, Engineer &
Architects                     $   180,000

Two Wells & Piping/Water
System                         $   100,000

3,600 Cows                     $ 3,600,000            $  3,600,000

Working Capital                $ 1,500,000            $    500,000

Land                           $   960,000

Totals                         $13,824,300            $  8,060,000

TOTAL PHASES I & II            $21,884,300


                                    17

As indicated, development of the project will be completed with a combination of equity and debt financing. The above estimates for Phase I and Phase II of a two stage phased development is Management's conservative estimate based on consultation with Quality Dairy Management Services (a dairy consulting firm) and High Plain Construction, Inc., SRJ Dairy
Development CompanyWFM and the Hamstra Group and with persons affiliated with two other recently constructed dairies of similar size. It is also based on input provided by officials with the dairy science and management department of Kansas State University. Management has consulted with these persons and entities only to obtain information on cow costs and construction costs and has not relied on any expert valuation, opinion or appraisal from them. The projected costs are management's own estimates based on information it has compiled. These figures are only estimates and actual costs could vary. Variance of actual cost from estimates can result from unexpected delays, higher land cost, higher cost for dairy cows and other factors. Management has projected the need for 800 acres of land, coupled with leasing of additional land for production of corn and alfalfa for dairy feed ingredients. It is possible that the acquisition of more land will be necessary. Timing, land cost and cow cost are the primary variables which will effect the actual cost. Management is aware of similar dairy facilities at a comparable size being finished out at a cost of $20 million to $22 million which would not include the cost of $2 million for construction of a new integrated feed mill facility. The Company'sWFM's proposed dairy facility will include an integrated feed mill without this additional cost.

                         DESCRIPTION OF BUSINESS

Western Feed Mills, Inc. (the "Company"), a Kansas Corporation,("WFM"), is a Kansas Corporation that was originally organized in 1984 as a subchapter S corporation. It was subsequently converted to a subchapter C corporation. It has manufactured and distributed processed animal feeds and feed supplements since 1987. Over the past few years, the CompanyWFM investigated areas for profitable business expansion that could be vertically or horizontally integrated into its existing business. The CompanyWFM has focused its interest on participation in the dairy industry. To that end, the CompanyWFM intends to construct and operate a 3,600 head dairy facility. Management anticipates that such activity should also increase both the profitability and the utilization of the Company'sWFM's existing feed mill.

Proposed Dairy Operations

WFM management believes there is significant market demand for dairy products to support expansion of the production capacity of the industry. Furthermore, it has observed an economic trend in the industry toward consolidation favoring larger, automated dairies which can take advantage of economies of scale. This has resulted in smaller dairies going out of business, and large numbers of dairy cows being displaced. WFM believes it is positioned to exploit these market trends along with geographic advantages.Given the sizable market for milk-based products and the geographic advantages which the Company expects to enjoy, The Company WFM has determined that its highest priority in the near future is to construct the operate a 3,600 cow herd dairy. Geography is very convenient to several large metropolitan markets such as Kansas City, MO, Wichita, KS, Oklahoma City, OK, Tulsa, OK, and Springfield, MO. The cows placed in production in the dairy operation will be fed with feed processed and produced at the company'sWFM's existing feed mill facility. That integration of enterprise, in which the dairy operation has the benefits of a committed source of feed supply and the feed mill has an operation to which a significant portion of its production is committed, is intended to provide the CompanyWFM and its stockholders with a greater benefit than owning and operating either the feed mill or the dairy operation individually. Management estimates that the dairy operation will consume 25% to 30% of the feed mill's volume annually. This allows management to displace lower margin accounts, ramp up volume to higher production capacity levels thereby lowering per unit costs, and improve the feed mill's profitability.

The dairy operation will consist of the acquisition of 800 acres of land (with the lease of additional land), the construction of a 3,400 head free stall barn, a milking center with a capacity of 3,600 cows and the establishment of a "special needs" center for cows which are new to the herd, have just given birth or are experiencing sickness. Those main buildings and the ancillary facilities will incorporate manure, water and feed systems and would become operational upon the acquisition of a herd of approximately 3,600 cows (3,000 full time milking cows).

Dairy Startup Plan

Upon the successful completion of the equity offering and acquisition of the land, the Company plans to immediately commence the construction of the Dairy. The Company anticipates that the construction of the Dairy will be completed within six to eight months after completion of the offering.
The Company expects to begin initial operation of the Dairy four months after construction begins.WFM anticipates that upon completion of this offering and after obtaining the required debt financing, it will immediately purchase the land and apply for a permit to operate the dairy. Approval of the permit is expected to take 60 to 100 days. The contract for construction can be let upon approval of the permit. It is estimated construction of the dairy facility can be completed in four months. Thus, it is estimated the dairy facility can be completed and operational within six (6) to seven months (7) of breaking escrow.

WFM will begin purchasing cows when the land is purchased and believes it can commence operations at 25% capacity six (6) to seven (7) months after breaking escrow. Thereafter it estimates that it will take six (6) months to get to full capacity.

At start-up, the facilities will include a 3,400 head free-stall barn and the milking parlor, as well as the feeding facilities and equipment.

During the first 5 months of operation of the dairy, 300 to 400 cows will be purchased each month at an estimated price of $2,000 per head and a total cost of approximately $7,200,000. On average the cows will be in production 45 days after purchase. It is assumed that 40% of these cows will be culled within the first year. All cows lost from the herd from either culling or death loss will be replaced through operating working capital.
A lactation period of 305 days (10 months) is assumed with a 2-month dry period.

Initially, at the outset of operation of the facility, it is expected that average daily production will be lower than that required for optimal performance. Thereafter, it is anticipated that implementation of proper genetic selection criteria, good management and good nutrition will gradually increase production to optimal levels.

The balance of funds required for implementation of Phase I of the construction project beyond the minimum net offering proceeds, will need to be provided by debt financing or additional equity financing through other sources. WFM has a preliminary commitment and written indication of interest to provide the necessary funds through debt financing as described in this Prospectus. However, there can be no assurance such additional funds will be available. If sufficient additional financing is not available WFM may be required to lower its working capital reserves or abandon its plans and return investors funds.

Geography and Transportation

As noted above, the Dairy is to be located in the geographic area of southern Kansas or northern Oklahoma, where corn silage can be grown. The dairy industry is in transition. Smaller dairies are decreasing primarily due to the labor demands dairies place on family operated enterprises. Larger dairies are replacing these operations. There is also a shift of dairies away from some of the traditional producing areas of the US for a variety of reasons including climate and environmental regulations. Many of the large dairy operations have been built in California, New Mexico, Idaho, Texas and Kansas. All are trying to get away from highly populated areas.

The CompanyWFM believes that its location in southern Kansas or northern Oklahoma has certain advantages. Those advantages include: (i) geographic proximity to markets for milk in urban areas such as Wichita, Kansas, Oklahoma City, Oklahoma and the Kansas City metropolitan area; (ii) access to a workforce knowledgeable in the dairy industry and (iii) strategic location in an agricultural area which exhibits characteristics desirable for the production of grain and silage for the dairy cattle which are expected to become a part of the Company'sWFM's operations.

Marketing Strategy

In geographic proximity to the Company'sWFM's proposed operations, there are a number of potential buyers for the milk produced by the Company,WFM, consisting of milk processors and other food producers who use milk and milk products. The CompanyWFM has engaged in preliminary discussions with five large milk processors, who have expressed an initial interest in the milk expected to be produced at the Company'sWFM's proposed dairy. However, at this time the CompanyWFM does not have any binding agreements for the purchase of the milk that will be produced by the dairy.

Competition

The dairy industry is made of a large number of entities with a large variation in scale of operation. There is a clear trend toward larger operations that can take advantage of economies of scale and better labor efficiency. The CompanyWFM believes that it will be competitive in the current dairy environment. Dairy cow numbers and production have been relatively stable. Production per cow in the US has improved due to better management practices. This increased production has been absorbed by an expanded market use for milk and slight population growth. Competition is also changing as larger and newer dairy operations move into the Sunbelt markets. Smaller less efficient dairies are being squeezed out of the market, particularly in the traditional milk production states and in dairies with overall production of under 500 cows. This has resulted in large numbers of dairy cows being displaced which can be efficiently absorbed into WFM's proposed operation at the scale of operation contemplated. The Company's. WFM's planned dairy of 3,600 cows is considered to be the optimal economic unit for several reasons as described below. This competitive assessment is based on management's opinion derived from information obtained from dairy consulting firms and land grant university dairy specialists.

Economies of Scale

A number of authorities in the production dairy sector have cited that the new optimal dairy operation should be operating with herd sizes of 2,500 to 3,500 milking cows. The authorities include land grant university dairy specialists to independent consultants specializing in the milking dairy sector. Much of the advantage comes from having the appropriate number of producing cows to spread the fixed costs and gain input purchasing advantages. Management and production costs also becomes a larger factor today due to increased pressure of producing more milk per cow and the intensity of herd management necessary to achieve those levels. Good herdsmen and dairy managers are in demand and consequently they command ever-increasing compensation and benefit packages. The 3,600-cow dairy (3,000 milking cows) is optimal for a well-experienced managing herdsman and a qualified assistant. Experts indicate that a 1,500 cow dairy is the minimal economic scale recommended. Size can increase from this level to as many as 5,000 cows without sacrificing quality and production and maintaining respectable levels of return.

Feed Mill Business Strategy

In addition to developing strategies with respect to the integrated dairy operation, the CompanyWFM intends to continue its focus on increasing sales and profits from its feed mill operations by (i) producing higher margin specialty feed mill products, (ii) continuing its emphasis upon customer service and product quality, and (iii) expanding its development of custom feeds to meet specific customer requirements. The Feed Mill employs an animal nutritionist to monitor the feed ingredients, develop new formulations, and meet with customers to determine the nutritional needs of animals serviced by the Company'sWFM's food stock.

Strategically located near its customer base, the CompanyWFM intends to enhance its feed mill operation by continuing to concentrate on sales of specialty and custom livestock feed formulations, thereby achieving profit margins greater than the industry standard, emphasizing its customer service, and developing custom needs to meet specific customer requirements. The CompanyWFM does not compete with the major volume/price feed mill operations and believes its service distinguishes it from the volume/price feed mill operations. Rather the CompanyWFM concentrates on the specialty and custom feed market. Customers more desirous of gaining timely attention in receiving specialty or custom feed products are targeted by the CompanyWFM rather than price sensitive users.

Illustrative of the Company'sWFM's specialty feed formulation practice is its procedure of working in cooperation with the customer's veterinarian where the Company'sWFM's nutritionist formulates specific feed for customer requirements. The CompanyWFM believes its ability to have its on-staff nutritionist at a customer's operation within a few hours of initial customer inquiry, combined with the Company'sWFM's ability to deliver specialty or custom feed products within 24 hours of the order, provides the CompanyWFM with the desired customer loyalty.

Daily production capacity at the Company'sWFM's feed mill facility approximates 80 tons of pelletized feed and 80 tons of processed meal feed. It currently produces a variety of specialty animal feed formulas for sale to both contract dealers and various types of livestock operators, including cow/calf operators, swine producers, and dairy and sheep producers.

To the Company'sWFM's knowledge, feed mill industry statistics are generally not available. The CompanyWFM believes that the industry is highly competitive based on price, which typically varies by region due to product transportation costs, and experiences seasonal sales due to the availability of natural feedstuffs.

Feed Mill Facility

The feed mill facility, constructed in 1986, is located in Cedar Vale, Kansas, 90 miles southeast of Wichita, Kansas, and 90 miles northwest of Tulsa, Oklahoma. Management chose the location in order to be centrally located both near its potential customer base and the raw materials required to manufacture animal feed such as wheat, corn and milo.

The facility is located on seven and one-half acres. Although the land is divided by two public streets, the CompanyWFM has a fifty year lease ending September 6, 2034, to utilize one of the streets for downloading the finished feed product into either CompanyWFM or customer trucks. A public street from the feed mill facility separates the corporate offices, truck storage and maintenance facility and truck fuel warehouse.

Currently, the facility operates at 100% capacity of pelletized feed, twelve hours per day, five and one half days per week during the fall-winter months, October through March, and at 20% capacity during the spring-summer months, April through September. The variance in feed mill capacity utilization is due to feed mill customers' access to natural feed staffs (grazing) during the summer months.

The Company WFM currently produces 16,000 to 18,000 tons of feed annually.
The proposed dairy operation will create a demand for an additional 5,256 tons of feed annually. WFM currently has the capacity to produce 48,000 tons of feed annually, which consists of 24,000 tons of meal feed annually in addition toand 24,000 tons pelletized feed. The existing capacity is able to meet the demand created by the proposed dairy operation with a minimum outlay for capital improvements of $100,000 for the addition of a bulk storage bin. Current feed mill capacity is large enough to support the feed meal requirements for several animal agriculture facilities while simultaneously meeting the needs of the Company'sWFM's current pelletized feed customers.
The existing real property is sufficient to permit expanding the capacity of the feed mill to 250 tons of feed product output per day, a 26% increase over existing capacity. The feed mill operation contains approximately 50,000 square feet of feed mill facility and has nearly 400 tons of feed product warehouse capacity. There are three 23,000-bushel grain storage tanks, one each for wheat, corn and milo. The feed mill facility also has seventeen additional raw material bins with total capacity of 500 tons.

Within the feed mill is a limited access storage area for regulated drugs and feed supplement items. The CompanyWFM maintains approximately twenty-five drugs for use as feed supplements that are regulated by the Kansas Department of Agriculture.

A modern computer system monitors the percentage of raw materials utilized to produce specialty and custom feed formulas. The feed mill computer also monitors inventory levels of all raw materials and finished goods. Electricity, natural gas and water are readily available at the feed mill facility.

The delivery of raw grains into an underground pit commences the animal feed manufacturing process. The grain is then piped into the grain storage bins through steel augers and is stored until ready to be milled. Piped through separate augers into the feed grinder and roller, the grinder mills the grain and the roller forms the feed into pellets. The pellets are then cooked in the cooker between 100 degrees and 140 degrees Fahrenheit, depending upon the type of feed product being produced. The pellets are then cooled and the fine pellets (those pellets that are smaller than the desired finished product) are removed for reprocessing. The entire process takes approximately four hours. In the event that only feed meal is required (i.e., not pelletized) the entire milling process takes approximately ten minutes.

A finished product is either bagged into fifty-pound bags or is stored in bulk for truck bulk load delivery. Every bag of feed product has an analysis tag that describes by percentages the feed ingredients. Feed that is delivered by the truckload is delivered with an ingredient analysis sheet.

The CompanyWFM stores and performs minor maintenance on its trucks in the truck warehouse, which is a covered sheet metal building. A separate truck fuel building is adjacent to the truck warehouse. The fuel building contains a 3,000-gallon above ground tank utilized for diesel fuel and a 1,200-gallon above ground tank utilized for gasoline storage.

Feed Mill Products

The CompanyWFM manufactures four different pellet sizes as well as a meal product for swine consumption. Twelve different flavorings are utilized by the feed mill operation. The CompanyWFM produces a variety of specialty animal feed mill products. Specialty feed products are those products manufactured for a certain type of animal, like generic feed products; however, specialty feed products are further formulated based upon the local/regional climate, natural food sources and disease prevalence.

Custom feed formulations, accounting for approximately only 16% of the Company'sWFM's feed mill sales in 2001 achieve higher profit margins than specialty animal feed products. The CompanyWFM intends to focus on additional custom feed product development to achieve these higher profit margins, including products for dairy cattle, swine versus the lower profit margins realized on feed products for beef cattle and horses.

Custom feed products are formulated by the Company'sWFM's nutritionist in cooperation with the customer, his veterinarian and/or nutritionist based upon the particular needs of the customer's herd. The products' raw materials include grains (mainly wheat, corn and milo), vitamins, minerals and drugs. The CompanyWFM typically purchases grain from local grain elevators during the months of August through February, and typically purchases corn from regional terminal grain elevators in northern Kansas and Nebraska during the months of March through July. In 2001, the CompanyWFM purchased approximately 14,000 tons of various grains as raw materials and purchased approximately $510,000 of drugs, vitamins and minerals from five suppliers for the feed mill operations.

The Company'sWFM's typical feed mill product has a storage life, if stored in a feed bin, of one month during the summer months and three months during the winter months. The feed products may be damaged by exposure to humidity or moisture.

Feed Mill Marketing

The CompanyWFM targets medium sized feed users (eight tons or greater per delivery) that desire personal attention and either custom or specialty feed products. The CompanyWFM does not attempt to compete based on price alone. Staff Nutritionist availability to customers within a few hours of the initial customer inquiry evidences the Company'sWFM's quick response to its customers' needs. Such quick review and the analysis of the desired formulation of a feed product, coupled with the ability of the CompanyWFM to produce the product within a next day turnaround, gives the CompanyWFM a marketing edge over its major competitors.

Sales Concentration/Seasonality

The Company'sWFM's customer base is diversified. Its ten largest customers accounted for about 20% of the Company'sWFM's 2001 sales. As mentioned previously, approximately 78% of the Company'sWFM's total feed sales are to cow/calf operators. The Company'sWFM's top ten customers would largely reflect that balance. The CompanyWFM turns its inventory approximately twenty-three times per year. The CompanyWFM experiences seasonality in its sales in that approximately 68% of its 2001 sales were delivered during the months of November through March, with the sales being recommitted during the months of July through October.

Of the 16,000 tons of feed sold annually, approximately 7,000 tons is produced and sold pursuant to back-to-back contracts with suppliers of ingredients and feed purchases. Suppliers agree to provide the ingredients for this amount of feed at a fixed price on forward contracts covering October through March. Purchasers agree in advance to buy the feed during this period at a pre-determined price which reflects these fixed costs. The remainder of the feed produced (9,000 tons) is marketed through spot sales. The cost of ingredients and the price charged for this feed varies with the market price for ingredients.

The CompanyWFM has also established a network of dealers that target smaller cattle ranchers and feed users that the CompanyWFM deems too small in overall feed usage to economically justify direct contact. During 2001, the CompanyWFM sold approximately 74% of its sales directly and 26% of its sales through dealers.

The Company'sWFM's suppliers are numerous and varied. The feed manufacturing business is rather complex in its variety and type of material used to manufacture animal feed products. Consequently, the CompanyWFM must maintain relationships with principal and primary suppliers of ingredients as well as with companies that supply sound and reliable alternatives and replacements to basic feed ingredients. This is necessary in order to manage cost and maintain the quality component of the feed. The Company'sWFM's suppliers include well-known names such as The Archer Daniels Midland
Company, ConAgra, Cargill, IMC Global, Tyson Foods, IBP, National By-
Products, AmPro, Quaker Oats, Oxy Chemical, Pitman Moore and Riceland Foods. There are numerous other larger and second tier suppliers. The CompanyWFM is not reliant on any one company to source its ingredients needs. If a key supplier were to no longer be available for whatever reason, a replacement could be quickly found without business interruption. About one-half of the Company'sWFM's feed ingredients and other feed inputs are purchased with cash on delivery of products at the Company'sWFM's choice. All other purchases are generally made with delivery to the feed mill followed by an invoice that is due on receipt. Discounts that are made available to the CompanyWFM are taken on a regular basis in the normal course of business and represents standard operating procedures. Most ingredients purchases will increase by at least 25% to 30% as a result of the proposed Dairy Operation.
CompanyWFM Management believe that this additional volume will give them bargaining power with certain suppliers in arranging volume discounts.

Credit Management

As of December 31, 2001, Western Feed Mills, Inc. reported Accounts Receivable of $109,692 of which 92% was current.

Feed Mill Competition

The Company'sWFM's main feed mill competitors are two large national feed mills, as well as smaller regional competitors. Ralston Purina, located in Wichita, Kansas, and Cargill, Inc., located in McPherson, Kansas are the two nationwide competitors. Most of the Company'sWFM's competitors sell generic feed products, whereas the CompanyWFM has concentrated on specialty and custom feed products. The Company'sWFM's dealers compete with other dealers that typically sell multiple brands.

Transportation

Approximately 90% of the Company'sWFM's 2001 sales were delivered by bulk truckload and 10% of the Company'sWFM's sales were by bagged product. Because a majority of the sales made by the CompanyWFM are within 150 radial miles of Cedar Vale, Kansas and the farthest current customer is approximately 250 miles from the feed mill facility, the CompanyWFM utilizes four trucks to deliver the feed products to customers and to transport raw grain materials. The CompanyWFM presently owns four trucks: a twenty-four ton tractor trailer rig and three other vehicles with capacities of 4 tons, 8 tons and 14 tons, respectively. The tractor truck is utilized with trailers, one for bulk feed and two for bagged feed. There is no rail service to the feed mill; moreover, the CompanyWFM does not currently utilize rail service and it does not anticipate any need for the same.

Government Regulation

The Company'sWFM's feed mill business is subject to federal, state and local laws and regulations, including, but not limited to, the Kansas Department of Agriculture and the United States Food and Drug Administration concerning the use and storage of certain drugs in the feed mill operation.

The Kansas Department of Agriculture conducts unannounced inspections once or twice a year to review compliance with applicable federal and state laws including environmental laws. WFM has always been found to be in compliance with all applicable laws. To date, compliance has not resulted in any extraordinary or separately identifiable costs or expenses, and any associated expense is absorbed under general operating costs.

Possible Future Expansion

In the belief that the CompanyWFM can benefit from economies of scale if the Company'sWFM's feed mill can provide animal feed products to a variety of animal operations owned and operated by the Company, the CompanyWFM, WFM may in the future consider the construction and operation of additional animal agriculture facilities. Those facilities could include additional dairy operations or other animal agricultural operations. In considering any such future expansion, the Company'sWFM's Board of Directors will carefully analyze the market for the products produced by any such expanded facility and the costs and benefits of the participation in the applicable industry.

Once the planned 3,600 head dairy facility is fully operational, the Company'sWFM's current business plan is to promptly build a second 3,600 head dairy facility, which will mirror in all respects the initial facility. These plans are contingent on the successful and profitable operation of the first facility and adequate additional debt or equity financing for the completion of the second facility.

 MANAGEMENT'S DISCUSSION AND ANALYASIS OF FINANCIAL CONDITION AND RESULTS OF
                     OPERATIONS AND PLAN OF OPERATION


General

The CompanyWFM has experienced modest growth in revenues since it commenced its feed mill operation in November 1986. The CompanyWFM has sought to improve its financial performance by increasing revenues and improving the efficiency of its feed mill operation. Notwithstanding its efforts, the CompanyWFM has experienced net losses of $12,568 for the year ended December 31, 1999 and net losses of $56,168 for the year ended December 31, 2000. It showed a slight profit of $3,816 for the year ended December 31, 2001. The CompanyWFM has an accumulated deficit of $2,157,690 as of December 21, 2001.

There can be no assurances that the CompanyWFM will be able to earn any profits or maintain profitable operations if they are initially attained. See "RISK FACTORS - Negative Operating History and Accumulated Deficit" of this Prospectus.

The Company'sWFM's feed mill operations are seasonal.  Approximately
75% of the Company's 1994WFM's 2001 sales were delivered during the months of October through March, with the sales being pre-committed during the months of June through September. The feed mill's customers have access to natural feed stuffs (grazing) during the spring and summer months, April through September. The CompanyWFM expects such seasonality to continue as to non-dairy products; however, the CompanyWFM anticipates that it will experience constant demand for its dairy feed meal product throughout the year after the development of its dairy operation.

Year Ended December 31, 2001 Compared to Year Ended December 31, 2000

Net sales increased by $402,807 or 18%, to $2,659,871 in 2001, from $2,257,064 in 2000. This increase was due to additional new customers. Cost of ingredients sales increased by $352,452133,395 or 21 11 %, primarily due to increase in sales volume.

Delivery expenses increased by $15,863 or 12%, to $143,894 in 2001 , from $128,031 in 2000, again as a result of an increase in deliveries and fuel costs.

Depreciation decreased by $1,384 or 1%, to $83,864 in 2001, from $84,648 in 2000.

Selling expense increased by $5,5000 or 5%, to $113,304 in 2001, from $107,804 in 2000.

General and administrative expense decreased by $19,795 or 6%, to $294,451 in 2001, from $314,246 in 2000 due to an increased effort to control all expenses.

As a result of the foregoing, the Company'sWFM's operating income increased by $49,903, a profit of $48,048 in 2001, from a loss of $1,855 in 2000.

Interest expense increased by $3,330 or 7%, to $49,668 in 2001, from $46,338 in 2000.

In view of the above factors, the Company'sWFM's net increased by $61,984 to a profit of $3,816 in 2001, from a loss of $58,168 in 2000.

Nine Month Interim Period Ended September 30, 2002 Compared to Nine Month Period Ended September 30, 2001.

Sales for the nine month period ended September 30, 2002, increased 7% compared to the nine month period September 30, 2001. This increase was due to an increasing customer base.

Cost of sales for the nine month period ended September 30, 2002, increased 4% compared to the nine month period ended September 30, 2001. This increase was due to additional sales volume.

General and administrative expenses for the nine month period ended September 30, 2002, increased 22% compared to the nine month period ended September 30, 2001. This increase was due primarily to increases in administrative compensation and related costs.

The net result of these and other small changes was an increase in net income of $26,465 for the nine month period ended September 30, 2002, compared to the nine month period ended September 30, 2001.

Significant Accounting Policies Effecting Financial Disclosures

Critical accounting policies effecting financial disclosures include estimates of useful life on property and equipment and the recognition of revenue on an accrual basis when products are sold. It is unlikely that materially different amounts would be reported using different conditions, policies or assumptions. Estimated useful lives are based on historical information and WFM has not experienced material problems with collecting accounts receivable.

Liquidity and Capital Resources

Cash and cash equivalents were $66,241 at December 31, 2001, an increase of $57,697 from $8,594 at December 31, 2000.

Net cash provided used by operating activities was $85,088 for the period ended December 31, 2001, compared to net cash used by operating activities for the period ended December 31, 19992000 of $13,837. In general, changes from period to period in cash flow from operations are primarily due to changes in the net profit or loss experienced by the Company.WFM. In addition, changes in accounts receivable, inventories, prepaid expenses and deposits, accounts payable and customer deposits affect period to period cash flow from operations. Many of these fluctuations are due to the timing of cash receipts or payments.

In 2001, net cash used in investment activities increased to $149,990 from $74,186 in 2000. Total acquisitions of property and equipment were $157,990 in 2001. From the period ended December 31, 2001, these deferred acquisition and public offering expenses were $304,614, compared to $304,614 in 2000.

Use of cash for making principal payments on long-term debt for the period ended December 31, 2001, was $238,732 compared to $13,437 in 2000.

WFM's current long-term debt consists of: 1) a $21,818 note secured by two vehicles which is payable in monthly installments of $1,060, 2) a $310,000 note payable to a bank due in semi-annual installments of $23,929, and 3) deferred compensation owed to the President and Chairman of the Board of Directors of WFM, which has been deferred by his agreement not to demand payment before 2003. WFM does not anticipate any significant capital expenditure requirements other than that occasioned by the addition of the dairy facility described below. It is currently funding its debt payment from operating revenue. It does not currently need a line of credit and does not anticipate needing one. If one is required, WFM management is confident a line of credit could be obtained.

The only anticipated capital expenditures required for WFM's feed mill operation occasioned by the addition of a dairy facility would be the need for an additional storage bin for feed, the cost of which would be approximately $100,000. Other than this, the increased demand for feed can be absorbed by current equipment and production capacity.

Plan of Operation

In the event the CompanyWFM attains sufficient funds from this offering, other equity financing and/or third party debt financing, the CompanyWFM intends to promptly construct a 3,600 head milking cow dairy operation. If the amount of total funds available for the Project is less than the cost associated with the one stage construction of the facility, the CompanyWFM will consider constructing the facility in two phases, as described in Use of Proceeds, of this Prospectus. It is likely that construction of the Project, whether implemented in phased construction or not, will require additional funds from debt financing sources, or additional equity funding. The CompanyWFM has received a preliminary verbal commitment from USU.S. Bank National Association and a written indication of interest from MetLifeMetropolitan Life Insurance Company for debt financing. See Offering Summary, and Use of Proceeds, of this Prospectus
The CompanyWFM might also consider other forms of debt or equity financing. Further equity offerings will involve further dilution to existing stockholders of the Company.WFM. None of this funding is committed, and there can be no assurance that it will be available. If sufficient funds are not available, the CompanyWFM may be required to delay, reduce or eliminate its plans for implementation of the Project.

Management has also considered the acquisition of an existing dairy.
As an alternative to the construction of a new facility. It has looked at several facilities which are currently in operation and may be for sale. The acquisition of an operating dairy would be less expensive than constructing a new dairy, and has the potential of providing the comparable shareholder value for less capital investment. The cost of constructing a new facility is approximately $21 million for a completed facility, or $13.8 million for Phase I. Management believes an existing dairy could be acquired for an amount in the range of $8 million. The decision to pursue this alternative would be made by the Board of Directors and would depend on a number of factors, including: 1) the price of acquisition compared to construction, 2) the status of environmental compliance and water waste management permit of the existing facility, 3) whether the existing facility has comparable capacity to that contemplated by the planned new construction and 4) the state of automation and equipment used in the existing facility and whether it uses the latest technology for computerized feed sorting and compiling. The decision would be made as an acquisition opportunity is presented or discovered, at or before the time the minimum offering proceeds are raised and funds are released from escrow.

                         DESCRIPTION OF PROPERTY

The Company WFM presently conducts its business operations from a feed mill facility constructed in 1986. The facility is located in Cedar Vale, Kansas which is located 90 miles northwest of Tulsa, Oklahoma. The CompanyWFM owns fee simple title to three contiguous tracts of real estate and improvements, which can be improvements.

legally described as:

Tract 1

Beginning at a point measured 2957.33 ft. west of the northeast corner of Section 14, Township 34 South,
Range 8 East, thence west on the section line a distance of 123 ft., thence perpendicular south a distance of 206 ft., thence southeasterly a distance of 137 ft., to a point 268 ft. south of the section line, thence north 268 ft. to the point of beginning, containing 0.67 acres, more or less; AND
A tract of land beg. 2449.33 feet west of the NE corner of Sec. 14, Twp. 34 S., Rge. 8 E. of the 6th
P.M., running thence W 508 ft., thence S 206 ft., more or less, to the center of the abandoned Missouri
Pacific Railroad right of way, thence Southeasterly
624 ft., more or less, down the center of the abandoned railroad right of way to a point 551 ft.
South of the point of geg., thence North 551 ft. To point of beginning.

Tract 2

Beginning at a point that is 40 feet Northwest and 410 feet Southwest of the North Corner of Phillips-
Brooks Sub-Division of Original Block 61,  Cedar
Vale, Kansas, said point being on the extended center line of Avenue "B", 401.6 feet, more or less, to the South Section Line of Section 11, Township 34 South,
Range 8 East of the 6th P.M., thence East along said
South Section line 424 feet, thence Northwesterly
310.3 feet more or less to the point of beginning, all in Block 61, Original City of Cedar Vale,
Chautauqua County, Kansas.

Tract 3

A tract of land beginning at a point 3080.33 feet
West of the Northeast corner of Section 14, Township
34 South, Range 8 East of the 6th P.M., thence 423
feet West on the section line to a point measured 100 feet East from the Eastern end of the Depot Building in Cedar Vale, Kansas, thence perpendicular to the South a distance of 90 feet to a point on the center of the abandoned Missouri-Pacific Railroad tracks, thence Southeasterly along the center of said abandoned tracks a distance of 398 feet to a point
190 feet South of the Section line, thence continuing
Southeasterly a distance of 43 feet to a point 206 feet South of the Section line, thence North 206 feet to the point of beginning.

The facility is located on seven and one-half acres. Although the land is divided by two public streets, the CompanyWFM has a fifty year lease ending September 6, 2034, to utilize one of the streets for downloading the finished feed product into either CompanyWFM or customer trucks. A public street from the feed mill facility separates the corporate offices, truck storage and maintenance facility and truck fuel warehouse. The existing real property is sufficient to permit expanding the capacity of the feed mill to 200 tons of feed product output per day, a 25% increase over existing capacity.

The feed mill operation contains approximately 50,000 square feet of feed mill facility and has nearly 400 tons of feed product warehouse capacity. There are three 23,000-bushel grain storage tanks, one each for wheat, corn and milo. The feed mill facility also has seventeen additional raw material bins with total capacity of 500 tons.

Within the feed mill is a limited access storage area for regulated drugs and feed supplement items. The CompanyWFM maintains approximately twenty-five drugs for use as feed supplements that are regulated by the Kansas Department of Agriculture.

A modern computer system monitors the percentage of raw materials utilized to produce specialty and custom feed formulas. The feed mill computer also monitors inventory levels of all raw materials and finished goods. Electricity, natural gas and water are readily available at the feed mill facility.

The CompanyWFM intends to purchase 800 acres of tillable land for the construction of its dairy operation, to be located in southern Kansas or northern Oklahoma. Most of this land will be dedicated to the production of corn and alfalfa for dairy food ingredients.

                                MANAGEMENT

The directors, officers and significant employees of the CompanyWFM collectively provide experience that will enable the CompanyWFM to implement the strategies described in this Memorandum.Prospectus. Several of the Company'sWFM's directors and officers have held leadership positions in a wide variety of agricultural and nonagricultural companies as well as significant experience in the cattle industry. Although the CompanyWFM has not historically done business in the dairy industry, the CompanyWFM believes that the experience and strong leadership qualities of its directors, executive officers and significant employees will enable the CompanyWFM to successfully enter the dairy industry.

Directors, Executive Officers and Significant Employees

Directors are elected annually at the annual meeting of shareholders.
All directors serve one-year terms. Their terms are not staggered and each director must be re-elected annually. The names of the directors, executive officers and significant employees of the CompanyWFM and their respective ages and positions are as follows:


Name                            Age    Position
Fred W. Raybourn                62     President, Chief Financial Officer ,
                                       Chairman of the Board and Director

T.E. Branscum                   68     Secretary, Treasurer and Director



E.C. Peper                      66     Director

Joe C. Donohue                  62     Director

Dr. Ashok Shah                  61     Director

Don Ryan                        66     Director

Jerry Lee Thurman               60     Sales Manager

Jim Clouston                    64     Plant Manager


Fred W. Raybourn is a co-founder of the CompanyWFM and has been Chairman of the Board of Directors, President and a Director since its inception in April 1984. He also serves as Chief Financial Officer and is responsible for WFM accounting and financial reporting. He has more than thirty-five (35) years of business development and management experience in the Agriculture Industry including agricultural finance, grain buying, feed ingredient merchandising and livestock management. In the 1980's Mr. Raybourn acquired three inactive agricultural businesses and re-established operations to generate more than $18 million in annual sales. These businesses were Gardner Grain Company, Gardner, Kansas; Centerview Grain and Feed, Centerview, Kansas; and Missouri Feed and Farm Supply in Liberal, Missouri. Raybourn has also been actively involved in professional and community organizations throughout his life. These include: Past Board Member of the Citizen's Bank at Nevada, Missouri; Past Chairman of the Board of Missouri Agricultural Industries Council; member of the National Pork Producers Council; member of the Kansas Pork Producers Council; active member of the National Cattlemen's Association; active member of the Kansas Livestock Association; and member of the Oklahoma Grain and Feed Association. He has also been elected to School Boards, City Councils, and has served, honorably, for four years in the U.S. Marine Corps.

T.E. Branscum, a Director of the CompanyWFM since June 30, 1988. He is involved in several ventures in addition to the Company,WFM, including Branscum Ranch. Mr. Branscum is a Director of and investor in the State Bank, Winfield, Kansas. Mr. Branscum is a graduate of the Harvard University Advanced Management Program and holds a degree in Chemistry from Northeastern State University.

E.C. Peper, has served as a Director of the CompanyWFM since December
1988 and owns Peper Grain Company, Inc. and Peper Ranch, respectively, commodity and cattle ranch operations located in Prior, Oklahoma. Mr. Peper also serves as Director and stockholder of the Adair State Bank, Adair, Oklahoma.

Joe C. Donohue, a Director of the CompanyWFM since August 1988, is involved in several swine and cattle businesses. Mr. Donohue owns Greeley Seed Company, a seed processing concern, and Donohue Trucking Service, Inc., a regional trucking service, both of Greeley, Kansas. Mr. Donahue owns 12,000 to 13,000 acres of agricultural land in eastern Kansas.

Dr. Ashok Shah, a Director of the CompanyWFM for two years. Dr. Shah is a medical doctor OB/GYN practicing in Independence, Kansas. Dr. Shah is 61 years old. Dr. Shah graduated from medical school in India, and obtained post graduate training at the New York infirmary in 1975. He obtained a post graduate medical degree (M.D.) in obstetrics and gynecology from the University of Pennsylvania, Presbyterian Hospital, Philadelphia, Pennsylvania from 1975 through June of 1979. Since 1979 he has practiced as an OB-GYN specialist at the Snyder Clinic from 1985 to 1989. He has maintained an OB-GYN practice at the Women's Clinic in Independence, Kansas from 1990 to the present. He has served on the Board of Directors of the Snyder Foundation of Winfield, Kansas from 1980 to the present. The Snyder Foundation is a non-profit corporation engaged in cancer research.

Don Ryan, a Director of the CompanyWFM for two years. Mr. Ryan resides in Norton, Kansas, owns Western Distributing, Inc. and is involved in several other businesses in that area. Mr. Ryan owns and operates two Budweiser distributorships; one in Norton, Kansas and one in Nebraska. He also own a substantial farming operation.

Jerry Lee Thurman, employed by the CompanyWFM since July 1991, has been its Sales Manager since March 1994. Mr. Thurman previously owned and assisted in the management of family owned cattle and/or swine operations in Stillwater, Oklahoma. Mr. Thurman is a member of the Chester White Organization, a national swine association, and the Oklahoma Swine Association. Mr. Thurman received a Bachelor of Science degree in Agricultural Education from Oklahoma State University in 1964.

In addition to the executives identified above, the CompanyWFM is currently interviewing experienced dairy industry managers. It has interviewed five applicants, all of whom have expressed an interest in the position. The applicant's all have extensive experience in managing dairy facilities in Texas, Florida, Iowa, Illinois, Georgia and Oklahoma. This experience includes supervision of the design and construction of a new dairy facility of comparable size to the Company'sWFM's proposed facility, financial management, management and training of workforce, and management of the day-to-day operation of dairy facilities. It is not expected that a manager will be actually employed until the CompanyWFM has received subscriptions for at least the minimum number of shares offered by this memorandum. The CompanyProspectus. WFM continues to search for an assistant manager. It has promising leads but has not made a final decision with respect to either of these positions.

There are no family relationships among any of the executive officers, directors or significant employees of the Company.WFM.

                         EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by the CompanyWFM to the named executive officer for services rendered to the CompanyWFM in all capacities during the period from January 1, 1996 to December 31, 2001.


Summary Compensation Table

                                                    Compensation
Name and Principal Position       Year    Annual Salary   Other Compensation3
Fred W. Raybourn, President and
Chairman                          1996     $   99,275      $     6,240

                                  1997     $  104,238      $     6,960

                                  1998     $  109,395      $     6,960

                                  1999     $   90,000      $     6,960

                                  2000     $   90,000      $     6,960

                                  2001     $   90,000      $     9,260


Employment Arrangements

The CompanyWFM and Mr. Raybourn entered into an employment agreement, dated May 19, 2000, for a term of one year, with provision for automatic renewal for successive one year periods, unless either party elects not to renew the employment agreement during any renewal period. Advance notice of one year is required to terminate the agreement by either the CompanyWFM or Raybourn. Mr. Raybourn is required to devote his full time and efforts to the business and affairs of the Company.WFM.

Mr. Raybourn is also eligible to participate in any group benefit plans or performance incentive or bonus plans the CompanyWFM may establish.
 The CompanyWFM pays Mr. Raybourn's health insurance premiums and provides a CompanyWFM vehicle for Mr. Raybourn's use. The employment agreement sets forth a noncompete provision: as long as Mr. Raybourn is an employee of the CompanyWFM and for a period of two years thereafter, he cannot engage in certain activities in competition with the Company.WFM.


3 Mr. Raybourn, the Company's WFM's President and Chairman, receives personal benefits, including health insurance for which premium amounts are reflected in this column.

Compensation of Directors

Since 1993, any director who is not an employee of the CompanyWFM has received a fee in the amount of $200 for each Board of Directors' meeting attended.

Non-Qualified Stock Grant Plan

In 1994, the CompanyWFM adopted a non-qualified stock option plan whereby the Company'sWFM's President, in the President's discretion, may grant up to 10,000 shares of the Company'sWFM's Common Stock to any five key employees of the CompanyWFM (a total of 50,000 shares), at no cost to such employees, which shares vest after five years. Also, if an employee purchases the Company'sWFM's Common Stock at $1.25 per share, then the Company'sWFM's President may grant up to 10,000 matching shares of the Company'sWFM's Common Stock to any five key employees of the CompanyWFM (a total of 50,000 shares), at no cost to such employees, which shares vest after a five year period. All of such grant shares and matching shares are subject to being repurchased by the CompanyWFM for nominal consideration if the applicable employment relationship is terminated (the "Non-Qualified Stock Option Plan").

Indemnification Arrangements

The Company'sWFM's Restated and Amended Articles of Incorporation and
Bylaws provide that the CompanyWFM shall indemnify all directors and officers of the CompanyWFM to the fullest extent permitted by the Kansas general corporation code. Under such provisions, any director or officer, who in his capacity as such, is made or threatened to be made, a party to any suit or proceeding, shall be indemnified if it is determined that such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company.WFM. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of WFM pursuant to the foregoing provisions, or otherwise, WFM has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Employees

The current feed mill operation employs thirteen employees during the summer months and fifteen employees during the winter months. The four sales and marketing employees are compensated on a salary basis. The CompanyWFM believes that the City of Cedar Vale and the surrounding area will continue to provide a sufficient labor supply. Upon the successful completion of this Offering, the CompanyWFM anticipates hiring a full-time chief financial officer.

The CompanyWFM does not anticipate hiring additional feed mill employees upon completion of the development of the dairy operation. However, the CompanyWFM anticipates that it will initially employ approximately eight to ten additional people for the dairy operation. When it is fully operational, the dairy operation will employ approximately 32 people.

                        PRINCIPAL STOCKHOLDERS

The following table represents certain information as of December 31, 2001, on a historical basis and as adjusted to reflect the sale of Shares offered hereby (assuming that both the minimum and the maximum subscription is attained) with respect to the beneficial ownership of Common Stock by (i) each director of the Company,WFM, (ii) each executive officer of the Company,WFM, (iii) each person known by the CompanyWFM to own beneficially five percent (5%) or more of the Common Stock before this Offering, and (iv) all directors, executive officers and five percent shareholders of the CompanyWFM as a group. Unless otherwise noted, the persons listed below have sole voting and investment power with respect to such shares.


                                                        Percentage Beneficially
                         Number of Shares                   Owned After the
                        Beneficially Owned Before Offering Offering of Shares
                                                         Minimum     Maximum

                                                        23,342,596  40,842,596
Fred W. Raybourn
801 North A Street
Arkansas City,
Kansas 67005                 626,664          10.7%         2.7%        1.5%

Donald E. Lehman
109 E. Main
Gardner, Kansas 66030        618,664          10.6%         2.7%        1.5%

T.E. "Gene" Branscum
9 Lake Park Drive
Winfield, Kansas 67156       440,000           7.5%         1.9%        1.1%

C.G. Delozier
Rural Route 3, Box 4A
Chelsea, Oklahoma 74016      586,664          10.0%         2.5%        1.4%

E.C. Peper
Rural Route 1, Box 98
Adair, Oklahoma 74330        626,664          10.7%         2.7%        1.50

Joe Donohue
Box 177
Greeley, Kansas 66033        140,000           2.4%         0.5%        0.3%

Ashok and Jasu Shah
3201 Regency Drive
Independence, Kansas 67301   492,664           8.4%         2.1%        1.2%

Don Ryan (Oro Holdings)      320,000           5.5%         1.4%         .8%

All directors and executive
persons, as a group        3,851,320          65.9%        16.5%        9.3%


              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The CompanyWFM sells feed products to entities affiliated with E.C.
Peper and T.E. "Gene" Branscum. Both are shareholders and Directors of the Company.WFM. These feed sales amounted to less than four percent of the Company'sWFM's total feed sales (approximately $94,000) during 2001. The CompanyWFM sold this feed at its current, retail list price and without any discount.

The CompanyWFM is also currently obligated on a note owed to Fred
Raybourn, CEO, shareholder and Chairman of the Board of Directors. The note accrues interest at 5.5%. As of December 31, 2001 the principal and accrued interest on the note has $399,146. The note represents the amount of deferred compensation owed Mr. Raybourn for years 1991 through 2000. The note is a an unsecured demand note. Mr. Raybourn has agreed not to demand payment before 2002February 1,2003, except in case of death or termination. (See Notes to Financial Statements, Note 3).

                           DESCRIPTION OF SECURITIES

The CompanyWFM is authorized to issue Fifty Million (50,000,000) shares of Common Stock and Thirty Million (30,000,000) shares of Preferred Stock. Prior to this Offering the CompanyWFM has 5,842,596 shares of Common Stock, no par value, issued and outstanding. It has not issued any shares of Preferred Stock. If the minimum subscription of 17,000,000 shares is attained, 23,342,596 shares will be issued and outstanding. If the maximum subscription of 35,000,000 is attained, 40,842,596 shares will be issued and outstanding.

Common Stock

Holders of Common Stock are entitled to one vote for each share held in the election of directors and on all other matters submitted to a vote of stockholders. Cumulative voting of shares of Common or Preferred Stock is not allowed. Accordingly, holders of a majority of the shares entitled to vote in any election of directors may elect all of the directors standing for election. Upon the consummation of this Offering, the Company'sWFM's officers and directors will beneficially own approximately 16.5% of the outstanding shares if the minimum number of Shares is sold and approximately 9.3% of the outstanding shares if the maximum number of Shares is sold.

Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefore. See "Dividend Policy." Upon the liquidation, dissolution or winding up of the Company,WFM, the holders of Common Stock, are entitled to receive ratably the net assets of the CompanyWFM available after payment of all debts and other liabilities. Holders of Common Stock have no preemptive, subscription, redemption or conversion rights.

WFM's Articles of Incorporation authorize the board of directors to issue preferred stock without a vote of the common shareholders. To date, no preferred shares have been issued. WFM represents that it will not offer preferred stocks to promoters [as defined by the North American Securities Administrators Association, Inc. ("NASAA") Statement of Policy Regarding Corporate Securities Definitions - adopted April 12, 1997] except on the same terms as it is offered to all other existing shareholders or to new shareholders; unless the issuance of preferred stock is approved by a majority of WFM's Independent Directors [as defined by NASAA Statements of Policy Regarding Corporate Securities Definitions] who do not have an interest in the transaction and who have access at WFM's expense, to WFM or independent legal counsel.

Certain Anti-Takeover Matters

The Company's WFM's Restated and Amended Articles of Incorporation provide that directors may be removed from office, but only for cause and that any action taken by stockholders to remove one or more directors for cause may only be taken by the affirmative vote of the holders of at least two-thirds of the stockholders at a meeting called for such purpose.
However, if the Company's Board of Directors, by an affirmative vote of at least two-thirds of all members of the Board of Directors then in office, recommends removal of a director or directors to the stockholders, such removal may be effected by the affirmative vote of a majority of the stockholders at a meeting of the stockholders called for that purpose. Likewise, the Company's Restated and Amended Articles of Incorporation provide that any action taken by the stockholders to amend, alter, change or repeal the Restated and Amended Articles of Incorporation be approved by the affirmative vote of at least two-thirds of all stockholders provided, however, that if the Board of Directors, by an affirmative vote of at least two-thirds of all members of the Board of Directors then in office, recommends the advisability of the amendment, such amendment may be effected by a majority vote of the stockholders. The Company's Bylaws may be adopted, amended or repealed by a two-thirds vote of (i) the stockholders, or (ii) the full Board of Directors.

The Company's WFM's Restated and Amended Articles of Incorporation require, in addition to any vote required by law or agreement, the affirmative vote by at least two-thirds of either (i) the outstanding shares of the "voting stock" (as defined therein), or (ii) the Board of Directors, in order to approve, authorize, adopt or consummate by the Company and any of its subsidiaries, if any, any "business combination" (as defined therein) with a "related person" (as defined therein). A "business combination" includes (i) any merger or consolidation with a "related person," (ii) any transfer of a substantial part (20%) of the assets of the Company to or with a "related person," (iii) any transfer of a substantial part (20%) of the assets of a "related person" to or with the Company, (iv) the issuance of any securities of the Company to a "related person," (v) certain reclassifications and recapitalizations, (vi) any partial or complete liquidation, spin-off, split off, or split up or similar transaction of the Company involving a related person, and (vii) any transaction, event, agreement, contract, commitment or other arrangement that provides for, is intended to or is likely to have an effect similar to the above. A "related person" includes, but is not limited to, any person that owns or is the beneficial owner of 5% or more of the outstanding shares of the Company's voting stock. A "related person's" voting stock is excluded from the calculation of such stockholder votes.

Limitation on Liability

As authorized by the Kansas General Corporation Code, the
Company'sWFM's Restated and Amended Articles of Incorporation provide that the Company'sWFM's directors will have no personal liability to the CompanyWFM or its stockholders for monetary damages for breach of fiduciary duty as a director. This provision has no effect on director liability for
(i) a breach of the directors' duty of loyalty to the CompanyWFM or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of certain unlawful dividends or unlawful stock purchases or redemptions, (iv) any transaction from which a director derives an improper personal benefit, or (v) an act or omission for which the liability or a director is expressly provided by an applicable statute.

Limited Transferability and Lack of Marketability

There is no public market for the Shares and there can be no assurance that a market will develop or that purchasers will be able to resell their Shares at the offering price or any other price. Holders of the Shares should assume that it will be difficult to liquidate their investment and that if they try to do so, the price and/or other terms of any such liquidation may be unsatisfactory. Accordingly, for the aforesaid reasons and others set forth herein, the Shares should be purchased for long-term investment purposes only.

There are a total of forty-one (41) shareholders who hold the aggregate 5,842,596 shares of common stock. Of this number, thirty-three (33) shareholders, who hold in the aggregate 1,999,276 shares as non-affiliates, are free to sell those shares without restriction under Rule 144(k) of the Securities Act. The remaining eight (8) shareholders, who hold in the aggregate 3,051,320 shares, are affiliates and would be eligible to sell shares under Rule 144 subject to compliance with all the requirements of that rule including the availability of current public information required under Rule 144(c) and compliance with the volume limitations of Rule 144(e).

Because WFM's shares will sell for a price of less than five dollars and will not be listed or any national exchange or other public market, the shares may be "penny stocks" as defined under the Securities Exchange Act of 1934 (the '34 Act"). Penny stocks sold by a broker-dealer are subject to special requirements unless exempt under Rule 15g-1 of the '34 Act. Unless exempt, it is unlawful for a broker-dealer to effect a transaction in a penny stock unless prior to effecting the transaction the broker-dealer delivers a disclosure document to the customer providing the information set forth in
Schedule 15G (Rule 15g-2); discloses to the customer the inside bid and ask quotation for the shares (Rule 15g-3); discloses to the customer the aggregate amount of compensation to be received by the broker-dealer on the transaction (Rule 15g-4); discloses to the customer the aggregate amount of compensation to be received by any associated person of the broker-dealer on the transaction (Rule 15g-5); and the broker-dealer has received certain specified information from the customer on a form signed by the customer and has reviewed and determined the transaction is suitable (Rule 15g-9). Also, unless exempt, a broker-dealer is required to provide certain information in the monthly account statements to the customer on price determinations and market and price information (Rule 15g-6).

The penny stock rules impose onerous compliance requirements on broker-dealers selling penny stocks which make the sale of such securities more difficult and burdensome. WFM believes that any broker-dealer engaged to sell its shares will be exempt from these requirements under Rule 15g-1. However, there is no guarantee that this determination will prevail.

The CompanyWFM intends to create shareholder value and liquidity by becoming a publicly traded company as soon as its operating strategy and market conditions allow. The CompanyWFM will consider all appropriate avenues to accomplish this goal.

                       TERMS OF THE OFFERING

The Offering

This Offering is being conducted on a best efforts basis directly by CompanyWFM management and may also be offered through an underwriter or underwriters also by Carey, Thomas, Hoover & Breault, a registered broker-dealer and NASD member firm, as exclusive selling agent. Under the terms of this Offering an aggregate of at least 17,500,000 Shares of Common Stock must be purchased, if any are purchased, by Investors at an offering price of $0.40 per Share. Up to a maximum of 35,000,000 Shares of Common Stock may be sold by the CompanyWFM in the offering described in this document. The CompanyWFM does not anticipate that there will be any public market for the Shares and/or the underlying securities. Consequently, the Investors may not be able to liquidate their investments in the event of a personal emergency or for any other reason. See "Risk Factors - Restrictions on Transfer and Lack of Marketability." Each potential Investor must subscribe for at least 125,000 Shares for an aggregate purchase price of $50,000. Upon payment of the subscription price, the Shares will be deemed to be fully paid and non-assessable. See "Description of Securities." Subscriptions are payable in full upon execution of the Subscription Agreement attached to this Memorandum.Prospectus. Investors will receive certificates representing their respective stock ownership in the CompanyWFM within 30 days of the closing of this Offering. Offers and sales will be made to potential Investors meeting certain minimum standards of income, net worth and/or sophistication. See "Investor Suitability Standards."

Fred Raybourn, the President and Chairman of the Board of Directors, will be the person in management who will offer and sell the shares. Mr. Raybourn is not registered as a broker-dealer and will rely on Rule 3a4-1 under the Securities Exchange Act of 1934. He will not be paid any commissions in connection with any sales, has no relationship with any broker-dealer, and will not be deemed a broker-dealer by virtue of compliance with the conditions stated in that rule.

Changes in any material terms of this offering after the registration statement becomes effective will terminate the original offer and any subscribers would then be entitled to a refund. Material changes include the extension of the offering period beyond the 180 days currently contemplated, a change in the offering price, a change in the minimum purchase amount, a charge in the minimum amount of proceeds required to release funds from escrow or a change in the application of proceeds.

Existing shareholders and other affiliates of WFM may participate in this offering on the same terms and conditions as anyone else and may purchase shares in order to reach the minimum sales amount required to release funds from escrow. There is no limit on the amount of shares these affiliates may purchase, which could result in affiliates gaining additional control over WFM and its policies and decisions. The stock so purchased will be for investment and not for resale.

The CompanyWFM also reserves the right, in its sole discretion, (i) to refuse to accept a subscription from any person, in whole or in part, for any reason or for no reason, at any time, (ii) to allot any potential Investor fewer than the total number of Shares for which he has subscribed and (iii) to allow any subscriber to subscribe for less than the minimum individual investment described elsewhere in this document. This Offering will commence upon the date of this Memorandumon _______________, or as soon as practicable after the Securities and Exchange Commission declares our registration statement effective and will terminate 90 days thereafter, on _______________, unless extended by the companyWFM to a date thereafter, but in no event later than _________________ , an additional
90 days. WFM may extend this Offering if it has not then received subscriptions for the minimum amount of the offering ($7,000,000) or if WFM decides it is in its best interests to raise more than the minimum amount of this Offering.

Plan of Distribution

The Shares are being offered and sold on a best efforts basis directly by CompanyWFM management and also by Carey, Thomas, Hoover & Breault
("CTHB") as exclusive selling agents.  CHTB is a registered broker-dealer and NASD member firm with its principal offices located at 8080 East Central, Suite 200, Wichita, Kansas 67206. In December of 2002 the firm entered into a Selling Agent Agreement with WFM. Under the terms of this agreement, CTHB will be paid a 2% commission on all aggregate offering proceeds raised plus an additional 8% commission on shares it directly sells, provided that the total commissions paid shall in no event exceed 8% of the total offering proceeds raised. may be offered through an underwriter, or underwriters who will be registered broker-dealers and a NASD member firm. Commissions of 8% will be paid only on shares sold by the underwriter, and not on shares sold directly by the Company. It is not possible to know in advance how many shares will be sold by CTHB the underwriter and will be subject to this
commission.   Accordingly, the CompanyWFM has adopted the most conservative method of projecting the underwriting commission expense by calculating it as 8% of the entire offering amount. On this basis the proceeds to the CompanyWFM after this commission expense will be $6,440,000 if the CompanyWFM sells the minimum offering amount and $12,880,000 if it sells the maximum offering amount. It is probable actual commissions paid will be less than the amount stated and net proceeds to the CompanyWFM will be greater than the amount stated.

Expenses of Issuance and Distribution

The following table sets forth the costs and expenses WFM expects to pay in connection with the sale of shares being registered. All amounts are estimates except the SEC registration fee.

          SEC registration fee                               $  1,288.00
          Blue Sky registration fees                         $  3,500.00
          Legal fees and expenses                            $ 25,000.00
          Accounting fees and expenses                       $ 10,000.00
          Printing and distribution expenses                 $  6,000.00
          Advertising                                        $      -0-
          Miscellaneous expenses                             $  3,000.00

How to Subscribe

A "Subscription Agreement," must be completed in full, signed and returned to the Company.WFM. Completion of this document and proper signatures thereon is essential prior to any sale of the Shares to potential Investors. These documents must be returned to the CompanyWFM together with full payment of the subscription price for the Shares to be purchased on or before90 daysbefore _________________ , after this offering is commenced, or later, if extended by the Company WFM. Payment instruments must be made payable to "Western Feed Mills, Inc. Escrow Account." The escrow account will be maintained by U.S. Bank National Association. Within a reasonable time after the minimum subscription has been attained and any time thereafter the subscription funds will be released from the escrow account by U.S. Bank National Association to WFM. If this Offering is closed without reaching the minimum offering amount, the escrow agent shall promptly return each investor's funds, without interest, but in no event later than seven (7) days after closing. In the event WFM sells the minimum amount of this Offering and breaks escrow, but extends the Offering beyond the original offering period, investors will not be entitled to withdraw their subscription and demand a refund. If WFM breaks escrow, but does not proceed with the project because of failure to obtain debt financing or for any other reason, WFM and/or the escrow agent shall promptly refund investor funds pro-rata, considering the amount of funds remaining after the expenses incurred through this Offering and the project, but in no event later than seven (7) days after such a determination . To the extent any monies are to be returned to any potential Investor pursuant to the terms of this Offering, such monies will be returned at that time. The CompanyWFM reserves the right to return monies which it deems to be in excess of the Company'sWFM's requirements or for any other reason.

Determination of the Offering Price

The offering price for the Common Stock has been arbitrarily determined by the Company through the consideration of such factors as the business potential of the dairy facility, if developed, the amount of equity control desired to be retained by the existing stockholders, the amount of dilution to the Investors and otherwas determined by assigning a value to existing shares, considering a previous appraisal on the value of the existing feed mill facility of $1.8 million, and adding to that management's estimate of the value of other assets including accounts receivables, trucks, inventory and cash ($500,000). This amount, $2.3 million, was then divided by the outstanding number of shares, 5,842,596, which yielded an approximation of the total value of current assets per share without consideration of liabilities or the effects of this Offering. This valuation methodology is to some extent arbitrary.

 factors deemed relevant by them. The offering price does not bear any relationship to the Company's assets, present operations, or other criteria of value applicable to the Company.

                    INVESTOR SUITABILITY STANDARDS

Suitability Standards

The Company has imposed certain standards to which prospective investors must conform in order to be eligible to receive an offer and/or to purchase the Shares of the Company.

An investment in the Shares is suitable only for persons having substantial financial resources and who understand both the long-term nature and the risk factors associated with this investment. A potential Investor must be a resident of a state approved by the Company for sale of the Shares therein. There will not be a public market for the Shares. Accordingly, an investment in the Shares is suitable only for persons of adequate financial means who have no need for liquidity with respect to their investment.

Each potential Investor will be required to represent (i) that the Investor is an "Accredited Investor" as that term is defined in Rule 501(a) of Regulation D of the Securities Act of 1933, as amended (the "Securities Act"), and that he possesses such business or financial experience so as to have capacity to protect the Investor's own interests in connection with purchase of the Shares, or (ii) that the Investor meets the "General Investor Standards" set forth below.

In addition to certain institutional investors, a potential Investor will qualify as an "Accredited Investor" if the potential Investor comes within any of the following categories at the time of the sale of the Shares to said Investor.

A)	  The potential Investor is a natural person who had an
individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year,

B)	  The potential Investor is a natural person whose individual net worth, or joint net worth with that person's spouse, exceeds
$1,000,000 at the time of the purchase of the Shares; or

C)	  The potential Investor is a corporation or trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares.

An entity in which all of the equity owners are Accredited Investors, as defined above, will also constitute an "Accredited Investor."

The Company, in its sole discretion, may also extend the opportunity to purchase Shares to a limited number of potential Investors not meeting the requirements set forth above. Generally, these exceptions, if made, will make the Shares available to potential "Non-Accredited Investor," who the company reasonably believes, among other things, meet all of the following tests (the "General Investor Standards"):

A)	  The investment in the Shares does not exceed 10% of the
potential Investor's net worth, excluding principal residence, furnishings therein and personal automobiles;

B) The potential Investor is acquiring the Shares for the potential Investor and for investment purposes, not with a view to resale or distribution thereof, and is able to bear the economic risk of the potential Investor's investment in the Shares; and

C)	  The potential Investor has such knowledge and experience
(including prior investment experience) in financial and business matters so as to have the capacity to protect the potential Investor's own interests in connection with a purchase of the Shares and is capable of evaluating the merits and risks of the prospective purchase of the Shares.

The Shares may also be sold to potential Investors who are not "Accredited Investors" but who are purchasing in a fiduciary capacity for a person or entity satisfying the above suitability standards.

The Company will (i) require potential Investors to complete a Subscription and Investment Representation Agreement, (ii) make or cause to be made such further inquiry as it deems appropriate, and (iii) in its sole Discretion, determine which potential Investors' subscriptions may be accepted by the Company. Individual potential Investors from whom subscriptions are accepted must represent that they are at least twenty-one years of age.

If the Company is incorrect in its assumptions as to the suitability of a particular potential Investor, as such suitability is set forth in the representations described above, then the delivery of this Prospectus to such potential Investor shall not be deemed to be an offer or the solicitation of an offer, and this Prospectus shall be immediately returned to the Company.

The Company reserves the right to review the suitability of any person desiring to purchase the Shares and in connection with such review to waive such suitability standards as to such person as the Company, in its sole discretion, deem appropriate under applicable law. The foregoing suitability standards are minimum suitability requirements for a potential Investor and the Company reserves the right to set higher standards for potential Investors and to reject subscriptions for the Shares by potential Investors notwithstanding compliance with such standards.

                           INDEPENDENT AUDITORS

The financial statements of Western Feed Mills, Inc. for each of the years in the period ended December 31, 2001, appearing in this Prospectus have been audited by Varney & Associates, PA of Manhattan, Kansas, independent auditors, as stated in their report appearing herein.

                                LITIGATION

On December 27, 2000 the CompanyWFM and its Chief Executive Officer,
Fred W. Raybourn, consented to the issuance of a Cease and Desist Order ("Consent Order") by the Kansas Securities Commissioner ("Commissioner"). The Commissioner alleged that the CompanyWFM sold common stock in violation of the registration provisions of the Kansas Securities Act ("Act") and committed other violations of the Act. At issue were seven sales which occurred between April and December of 1997. The CompanyWFM believed the sales were allowed under an exemption provided in the Act. The availability of the exemption turned on a question of compensation paid certain individuals in part for the referral of the purchasers to the Company.WFM.

The CompanyWFM agreed to the a Consent Order, without admitting or denying the Commissioner's allegation, to avoid the expense and time-consuming diversion which litigation would have entailed. Under the terms of the Consent Order the CompanyWFM and Mr. Raybourn were each fined $2,500 and were ordered to refrain from any violations of the Act. This Consent Order finally resolved the matters raised by the Commissioner's administrative inquiry.

The CompanyWFM is not involved in any other material litigation nor aware of any such litigation that is threatened as of the date of this Memorandum.Prospectus.

                               LEGAL MATTERS

Certain legal matters in connection with the Offering will be passed upon for the CompanyWFM by Morris, Laing, Evans, Brock & Kennedy,
Chartered, offices in Wichita, Kansas and Topeka, Kansas.

                          ADDITIONAL INFORMATION

The CompanyWFM will make available to potential Investors and their advisors any non-confidential or nonproprietary materials or information available to the CompanyWFM and will answer all inquiries from potential Investors and their advisors of a non-proprietary nature concerning the proposed operation of the Company,WFM, its management, and any other matter relating to the business and assets of the Company,WFM, this Offering and the sale of the Shares. The CompanyWFM is not currently required to deliver annual reports to shareholders, but will voluntarily send annual reports to shareholders which will include audited financial statements. WFM and its management will also afford potential Investors and their advisors the opportunity to obtain any additional information, other than proprietary information, necessary to verify the accuracy of any information set forth in this Memorandum,Prospectus, to the extent the CompanyWFM or its management possess such information or can acquire it without unreasonable effort or expense. In order to obtain any additional information, please contact the CompanyWFM at:

                            Western Feed Mills, Inc.
                          Fred W. Raybourn, President
                            Route 1, Sale Barn Road
                                 P.O. Box 596
                           Cedar Vale, Kansas 67024
                                (316) 758-2283
                              Fax (316) 758-2286

                            WESTERN FEED MILLS, INC.

                               Cedar Vale, Kansas



                              FINANCIAL STATEMENTS
                                      WITH
                     REPORT OF CERTIFIED PUBLIC ACCOUNTANTS

                            December 31, 2001 and 2000









                          VARNEY & ASSOCIATES, CPAs, LLC
                                 Manhattan, Kansas

January 10, 2002
August 26, 2002



To the Board of Directors
Western Feed Mills, Inc.
Cedar Vale, Kansas

                           INDEPENDENT AUDITORS' REPORT

We have audited the accompanying balance sheets of Western Feed Mills, Inc. as of December 31, 2001 and 2000, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

As explained in Note 8 to the financial statements as of December 31, 2001, the Company changed its method of accounting for offering costs. Accordingly, an adjustment has been made to retained earnings as of December 31, 2001 to reflect that change.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Western Feed Mills, Inc. as of December 31, 2001 and 2000 and the results of its operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.





Certified Public Accountants
Manhattan, Kansas


                          WESTERN FEED MILLS, INC.
                             Cedar Vale, Kansas
                               BALANCE SHEETS
                                December 31,

                                                     2001         2000
ASSETS
Current Assets
 Cash                                            $     66,241   $     8,544
 Trade receivables                                    109,692       153,957
 Inventories                                          124,799       123,925
  Total Current Assets                           $    300,732   $   286,426

Property and Equipment
 Land                                            $     34,000   $    34,000
 Buildings and grain bins                             573,452       473,406
 Machinery and equipment                              943,373       930,450
 Automobiles and trucks                               390,998       369,449
 Office furniture and fixtures                         88,236        84,212
  Subtotal                                        $ 2,030,059   $ 1,891,517
 Less:  Accumulated depreciation                    1,367,969     1,301,589
  Total Property and Equipment                    $   662,090   $   589,928

Other Assets
 Deposits                                         $    10,000   $    10,000

   TOTAL ASSETS                                   $   972,822   $   886,354


LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
 Accounts payable                                 $    21,452   $    48,636
 Accrued expenses                                       3,921         7,890
 Customer deposits on orders                           13,194        21,988
 Current maturities of long-term liabilities           58,919        26,328
  Total Current Liabilities                       $    97,486   $   104,842

Long-Term Liabilities
 Long-term liabilities, less current maturities   $   672,045   $   582,037

  TOTAL LIABILITIES                               $   769,531   $   686,879

Stockholders' Equity
 Preferred stock, no par value; 30,000,000
  shares authorized in 2001 and 2000; 0 issued    $         -   $         -
 Common stock, no par value; 50,000,000
  shares authorized in 2001 and 2000; 5,842,596
  issued in 2001 and 2000                           2,665,595     2,665,595
 Accumulated (deficit)                             (2,462,304)   (2,466,120)

  TOTAL STOCKHOLDERS' EQUITY                      $   203,291   $   199,475

   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY     $   972,822   $   886,354


                           WESTERN FEED MILLS, INC.
                              Cedar Vale, Kansas
                           STATEMENTS OF OPERATIONS
                        For The Years Ended December 31,

                                                     2001         2000
NET SALES                                         $ 2,659,871   $ 2,257,064

  Cost of Sales                                     2,014,370     1,661,918

  Gross Profit                                    $   645,501   $   595,146

OPERATING EXPENSES
 Delivery                                         $   143,894   $   128,031
 Depreciation                                          45,804        46,920
 Selling                                              113,304       107,804
 General and administrative                           294,451       314,246
  Total Operating Expenses                        $   597,453   $   597,001

OPERATING INCOME                                  $    48,048   $    (1,855)

OTHER EXPENSES (INCOME)
 Interest                                         $    49,668   $    46,338
 (Gain) loss on disposition of equipment               (5,436)        9,975
  Total Other Expenses                            $    44,232   $    56,313

NET INCOME (LOSS)                                 $     3,816   $   (58,168)
 Other comprehensive income                                 -             -
 Comprehensive income                                   3,816        58,168


Basic earnings (loss) per common share            $         -   $     (0.01)


<PAGE)


                          WESTERN FEED MILLS, INC.
                             Cedar Vale, Kansas
                      STATEMENTS OF STOCKHOLDERS' EQUITY
                For The Years Ended December 31, 2001 and 2000

                             Common Stock
                               Number
                              of Shares               Accumulated
                             Outstanding    Amount     (Deficit)     Total
Balance - December 31, 1999
 (as originally reported      5,842,596  $2,665,595  $(2,103,338)  $ 562,257

 Amount of restatement                -           -     (304,614)   (304,614)
Balance - December 31, 1999
 (as restated)                5,842,596  $2,665,595  $(2,407,952)  $ 257,643

 Net income (loss)                    -           -      (58,168)    (58,168)

Balance - December 31, 2000   5,842,596  $2,665,595  $(2,466,120)  $ 199,475

 Net income                           -           -        3,816       3,816

Balance - December 31, 2001   5,842,596  $2,665,595  $(2,462,304)  $ 203,291



                            WESTERN FEED MILLS, INC.
                               Cedar Vale, Kansas
                            STATEMENTS OF CASH FLOWS
                         For The Years Ended December 31,

                                                       2001           2000
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

CASH FLOWS FROM OPERATING ACTIVITIES
 Net income (loss)                                 $     3,816   $  (58,168)
 Adjustments to reconcile net income (loss)
  to net cash provided by operating activities
   Depreciation expense                            $    45,804   $   84,648
   (Gain) loss on disposition of equipment              (5,436)       9,975
   Change in assets and liabilities
    (Increase) decrease in trade receivables            44,265      (44,850)
    (Increase) decrease in inventories                    (874)     (24,033)
    Increase (decrease) in accounts payable            (27,184)      17,674
    Increase (decrease) in accrued expenses             (3,969)       5,250
    Increase (decrease) in customer deposits
     on orders                                          (8,794)      (4,333)
      Total Adjustments                            $    43,812   $   44,331

NET CASH PROVIDED BY (USED IN) OPERATING
 ACTIVITIES                                        $    47,628   $  (13,837)

CASH FLOWS FROM INVESTING ACTIVITIES
 Purchase of property and equipment                $  (157,990)  $  (78,686)
 Proceeds from sale of equipment                         8,000        4,500
  Net Cash Used in Investing Activities            $  (149,990)  $  (74,186)

CASH FLOWS FROM FINANCING ACTIVITIES
 Increase in deferred compensation and interest    $    26,331   $   55,920
 Borrowings of long-term debt                          335,000       51,937
 Principal payments on long-term debt                 (238,732)     (13,437)
 Deferred offering costs                                     -       (3,151)
  Net Cash Provided by Financing Activities        $   122,599   $   91,269

NET INCREASE IN CASH AND EQUIVALENTS               $    20,237   $    3,246

CASH AND EQUIVALENTS - BEGINNING                         8,544        5,298

CASH AND EQUIVALENTS - ENDING                      $    28,781   $    8,544


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
 Cash payments for interest                        $    23,241   $   22,677


DISCLOSURE OF ACCOUNTING POLICY
For purposes of the statement of cash flows, the Company considers cash and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

                           WESTERN FEED MILLS, INC.
                              Cedar Vale, Kansas
                        NOTES TO FINANCIAL STATEMENTS
                          December 31, 2001 and 2000


Note 1:  Nature of Business and Significant Accounting Policies
 Nature of Business

The Company is engaged in the manufacturing and sale of livestock feed. Sales are primarily to customers in the agribusiness industry in Kansas and Oklahoma. The Company's sales are seasonal with approximately 75% of sales delivered in the first and last quarters of the year. The Company's sales and cost of sales are dependent on commodity prices.


Significant Accounting Policies
 Accounting Estimates and Assumptions

The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


Revenue Recognition

Sales are recorded when the customer picks up feed at the feed mill or feed is delivered to the customer.


Earnings Per Common Share

Basic earning per common share (EPS) is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. The weighted average number of common shares outstanding for computing basic EPS was 5,842,596 and 5,842,596 for the years ended December 31, 2001 and 2000, respectively.


Inventories

Inventories are stated at the lower of cost (first-in, first-out method) or market. Inventory costs include raw materials, direct labor, and direct overhead. Direct labor costs include payroll, payroll taxes, and fringe benefits of employees directly related to the production of inventories. Direct overhead includes all cost directly associated with the operation of the feed mill used for the production of inventories.


Property and Equipment

Property and equipment are stated at cost. Depreciation is computed primarily by the straight-line method over the following estimated useful lives:

                                                   Years
    Buildings and grain bins                        25
    Machinery and equipment                         12
    Automobiles and trucks                         3 - 7
    Office furniture and fixtures                    7


Accounting for the Impairment or Disposal of Long-Lived Assets

The Company's policy is to recognize an impairment loss if the carrying amount of a long-lived asset to be disposed of is not recoverable from its undiscounted cash flows. The impairment loss will be measured by the difference between the carrying amount and the fair value of the assets.

                           WESTERN FEED MILLS, INC.
                             Cedar Vale, Kansas
                  NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                          December 31, 2001 and 2000


Note 1: Nature of Business and Significant Accounting Policies (Continued) Significant Accounting Policies (Continued)

Income Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss, and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.


Note 2:  Inventories
Inventories at December 31 were composed of the following:

                                                       2001         2000
  Commercial feed ingredients                     $    91,690   $    91,005
  Manufactured commercial feeds                        33,109        32,920

                                                  $   124,799   $   123,925


Note 3:  Pledged Assets and Long-Term Liabilities
The Company's long-term liabilities consisted of the following at December 31,:

                                                        2001        2000
Note payable to a bank, due in monthly installments
of $1,060, including interest at 9.5% through
November 2003.  The note is collateralized by two
vehicles                                          $    21,818   $    32,260

Note payable to a bank, due in monthly installments
of $500 principal, plus interest at 8.6% through
August 2003.  The note was collateralized by a
vehicle and was paid off in 2001.                           -        16,016

Note payable to Mercedes Benz, secured by a 1999
Freightliner truck.  This notes required a monthly
payment of $1,142 and bore interest at 9%.  This
note was paid off in 2001.                                  -        42,274

Note payable to a director and shareholder of the
corporation with no specified maturity date.  This
note had a 12% interest rate and was secured by the
general assets of the Company.  This note was paid
off in 2001.                                                -       145,000



                           WESTERN FEED MILLS, INC.
                              Cedar Vale, Kansas
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                          December 31, 2001 and 2000


Note 3:  Pledged Assets and Long-Term Liabilities (Continued)
Note payable to a bank, due in semi-annual
installments of $23,929, plus variable rate
interest at LIBOR plus 3% due quarterly.  The is
collateralized by the general assets of the
Company.                                          $   310,000   $         -

Deferred compensation payable to an officer and
Shareholder of the Corporation with an agreement
to not demand payment before 2003, except in the
case of death or termination.  This carries an
8% interest rate and is unsecured.                    399,146       372,815
                                                  $   730,964   $   608,365

Less:  Current maturities                              58,919        26,328

   Total                                          $   672,045   $   582,037


The note payable to the bank contains the following loan covenants:

  1. The Company will not incur additional indebtedness of more than $25,000 without prior approval from the bank.

  2. The Company will not merge with another entity without prior approval from the bank.

  3.  The Company will maintain adequate liability and property insurance.

  4. The Company will maintain a Fixed Charge Coverage Ratio of net less than 1 to 1.

  5. The Company will not make any advances or loans to affiliated persons or entities.

Failure to meet these covenants could result in foreclosure proceedings or the covenant could be waived.

Aggregate maturities of long-term liabilities are as follows at December 31,:

                                                      2001          2000
  Year ending December 31,
   2001                                          $             $    26,328
   2002                                               58,918        28,305
   2003                                               58,614        27,539
   2004                                               47,857         8,378
   2005                                               47,857             -
   2006                                              118,572             -
   After                                             399,146       517,815

    Total                                        $   730,964   $   608,365


                           WESTERN FEED MILLS, INC.
                              Cedar Vale, Kansas
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                          December 31, 2001 and 2000


Note 4:  Income Taxes

Deferred tax assets and liabilties consist of the following components as of December 31,:

                                                        2001        2000
Deferred Tax Assets
  Net operating loss carryforwards                  $  339,000   $  335,000
  Less:  Valuation allowance                           270,000      270,000
                                                    $   69,000   $   65,000
  Deferred tax liability, property and
   equipment depreciation                               69,000       65,000
    Net Deferred Tax                                $        -   $        -


At December 31, 2001 and 2000, net operating loss carryforwards of approximately $847,000 and $837,000, respectively, expire for tax purposes during the years ending December 31, 2006 through 2020. Federal and State statutory tax rates total approximately 40%; however, the Company has not previously incurred Federal and State income taxes.


Note 5:  Commitment

During the years ended December 31, 2001 and 2000, the Company entered into contracts with certain vendors to purchase a set amount of commodities at a set price during the following year. The Company also entered into offsetting contracts with certain customers to sell a set amount of related products during the following year.


Note 6:  Related Party Transactions

The balance sheets include the related party transactions detailed in Note 3. The statements of operations include the following approximate amounts of income and expenses with related parties:

                                         Years Ended December 31,
                                             2001       2000
  Sales of livestock feed                 $  75,055  $  65,713
  Interest expense                           36,009     41,157


Note 7:  Deferred Compensation

The employment agreement with the Corporation's President, originally entered into January 1, 1994, was restated and adopted by the Board of Directors of Western Feed Mills, Inc. on May 19, 2000. This agreement restates its intent to allow the President to defer a portion of his compensation and to defer interest on the unpaid amount at the rate of 8% per year. The 8% rate was in effect through December 31, 2001. It was agreed that the interest rate be changed to 5.5% effective January 1, 2002. The deferred amount is unsecured. None of the President's compensation was deferred for the year ended December 31, 2001.

                            WESTERN FEED MILLS, INC.
                               Cedar Vale, Kansas
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                          December 31, 2001 and 2000


Note 8:  Change in Accounting Method

As of December 31, 2001, the Company changed its method of accounting for offering costs and expensed all costs incurred for previous offerings.


Note 9:  Impact of Recently Issued Accounting Standards

Management has reviewed recently issued Financial Account Standards and believes none of these standards will impact the Company.


                               BALANCE SHEETS
                                September 30,

                                                        (Unaudited)
                                                    2002            2001
                                   ASSETS
Current Assets
 Cash and cash equivalents                       $    20,120     $    50,906
 Accounts receivable                                 112,533         110,626
 Inventory                                           123,315         121,974
 Prepaid insurance                                     9,326               -
    Total Current Assets                         $   265,294     $   283,506

Property and Equipment                           $ 2,072,712     $ 2,014,719
 Accumulated depreciation                         (1,433,696)     (1,358,748)
    Total Property and Equipment                 $   639,016     $   655,971

Other Assets
 Deposits                                        $    10,000     $    10,000

       TOTAL ASSETS                              $   914,310     $   949,477


                     LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
 Accounts payable                                $     3,907     $    16,068
 Accrued expenses                                      7,586          24,229
 Current maturities of long-term debt                 59,000          26,500
    Total Current Liabilities                    $    70,493     $    66,797

Long-Term Liabilities
 Long-term liabilities less current maturities   $   633,927     $   703,071

   TOTAL LIABILITIES                             $   704,420     $   769,868

Stockholders' Equity
 Common stock                                    $ 2,665,595     $ 2,665,595
 Retained earnings                                (2,455,705)     (2,485,986)
    TOTAL STOCKHOLDERS' EQUITY                   $   209,890     $   179,609

      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY $   914,310     $   949,477



                               INCOME STATEMENTS
                     For the Nine Months Ended September 30,

                                                        (Unaudited)
                                                    2002            2001
SALES                                            $ 1,964,159     $ 1,839,679

 Cost of Sales                                     1,484,086       1,428,297

 Gross Profit                                    $   480,073     $   411,382

OPERATING EXPENSES
 Delivery                                        $   138,597     $   133,976
 Selling                                              74,494          83,960
 General and administrative                          260,383         213,345

    TOTAL OPERATING INCOME                       $   473,474     $   431,281

NET INCOME (LOSS)                                $     6,599     $   (19,866)
 Other comprehensive income                                -               -
 Comprehensive income (loss)                     $     6,599     $   (19,866)


Basic earnings (loss) per common share           $         -     $         -


                          STATEMENTS OF CASH FLOWS
                    For the Nine Month Ended September 30,

                                                        (Unaudited)
                                                    2002            2001
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                              $     6,599     $   (19,866)
  Adjustments to reconcile net income (loss)
   to net cash provided by operating activities
    Depreciation expense                         $    65,727     $    57,159
      (Increase) decrease in current assets          (10,683)         45,282
      Increase (decrease) in current liabilities     (27,074)        (38,217)
         Total Adjustments                       $    27,970     $    64,224

NET CASH PROVIDED (USED IN) OPERATING ACTIVITIES $    34,569     $    44,358

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property and equipment             $   (44,046)    $  (123,202)

CASH FLOWS FROM FINANCING ACTIVITIES
  Borrowing on long-term debt                    $     7,546     $   140,952
  Payment on long-term debt                          (44,190)        (19,746)
    Net Cash Provided by (Used In) Financing
     Activities                                  $   (36,644)    $   121,206

NET INCOME (DECREASE) IN CASH AND CASH
 EQUIVALENTS                                     $   (46,121)    $    42,362

CASH AND CASH EQUIVALENTS - BEGINNING                 66,241           8,544

CASH AND CASH EQUIVALENTS - ENDING               $    20,120     $    50,906


                        NOTES TO FINANCIAL STATEMENTS
                         September 30, 2002 and 2001


Nature of Business and Significant Accounting Policies
 Nature of Business

The Company is engaged in the manufacturing and sale of livestock feed. Sales are primarily to customers in the agribusiness industry in Kansas and Oklahoma. The Company's sales are seasonal with approximately 75% of sales delivered in the first and last quarters of the year. The Company's sales and cost of sales are dependent on commodity prices.


Significant Accounting Policies
 Accounting Estimates and Assumptions

The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


Revenue Recognition

Sales are recorded when the customer picks up feed at the feed mill or feed is delivered to the customer.


Earnings Per Common Share

Basic earnings per common share (EPS) is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. The weighted average number of common shares outstanding for computing basic EPS was 5,842,596 and 5,842,596 for the years ended September 30, 2002 and 2001, respectively.


Inventories

Inventories are stated at the lower of cost (first-in, first-out method) or market. Inventory costs include raw materials, direct labor, and direct overhead. Direct labor costs include payroll, payroll taxes, and fringe benefits of employees directly related to the production of inventories. Direct overhead includes all cost directly associated with the operation of the feed mill used for the production of inventories.


Property and Equipment

Property and equipment are stated at cost. Depreciation is computed primarily by the straight-line method over the following estimated useful lives:


                                                      Years
    Buildings and grain bins                            25
    Machinery and equipment                             12
    Automobiles and trucks                            3 - 7
    Office furniture and fixtures                        7


Accounting for the Impairment or Disposal of Long-Lived Assets

The Company's policy is to recognize an impairment loss if the carrying amount of a long-lived asset to be disposed of is not recoverable from its undiscounted cash flows. The impairment loss will be measured by the difference between the carrying amount and the fair value of the assets.

                        September 30, 2002 and 2001


Impact of Recently Issued Accounting Standards

Management has reviewed recently issued Financial Account Standards and believes none of these standards will impact the Company.


Adjustment to Financial Statement

Management has made all known adjustments necessary in order to ensure that the financial statements are not misleading.

                            WESTERN FEED MILLS, INC.

                               Cedar Vale, Kansas

                         STATEMENTS OF FORECASTED INCOME

                           December 31, 2003 and 2004












                        VARNEY & ASSOCIATES, CPAs, LLC
                               Manhattan, Kansas

October 28, 2002



To the Board of Directors
Western Feed Mills, Inc.
Cedar Vale, Kansas

                      INDEPENDENT ACCOUNTANTS' REPORT

We have examined the accompanying statements of forecasted income of Western Feed Mills, Inc. for the years ending December 31, 2003 and 2004. Management is responsible for the forecast. Our responsibility is to express an opinion on the forecast based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included such procedures as we considered necessary to evaluate both the assumptions used by management and the preparation and presentation of the forecast. We believe that our examination provides a reasonable basis for our opinion.

In our opinion, the accompanying forecast is presented in conformity with guidelines for presentation of a forecast established by the American Institute of Certified Public Accountants, and the underlying assumptions provide a reasonable basis for management's forecast. However, there will usually be differences between the forecasted and actual results because events and circumstances frequently do not occur as expected, and those differences may be material. We have no responsibility to update this report for events and circumstances occurring after the date of this report.




Certified Public Accountants
Manhattan, Kansas


                        DAIRY PROJECTION - FIRST YEAR
                 For the Years Ended December 31, 2003 and 2004

                                                 (000s)
                                            Feed
                                    Dairy   Mill    Eliminations  Consolidated
Revenue
 Milk                              $ 3,607  $     -   $      -      $       -
 Calves                                153        -          -            153
 Interest                              100        -          -            100
 Feed mill                               -    2,900       (640)         2,260
  Total Revenue                    $ 3,860  $ 2,900   $   (640)     $   6,120

Feed Costs
 Feed mill
  Lactating cows                   $ 1,139  $ 1,796   $   (640)     $   2,295
  Dry cows                             130        -          -            130
   Total Feed Costs                $ 1,269  $ 1,796   $   (640)     $   2,425

Head Replacement Cost              $   468  $     -   $      -      $     468

Expenses
 Feed mill expense                 $     -  $   865   $      -      $     865
 Accounting and legal                   10        -          -             10
 Bedding                                26        -          -             26
 Posilac                                85        -          -             85
 Fuel                                   21        -          -             21
 Milk hauling                          210        -          -            210
 Insurance                              26        -          -             26
 Maintenance and repairs                79        -          -             79
 State and association fees              7        -          -              7
 Office and telephone                    8        -          -              8
 Supplies                              158        -          -            158
 Utilities                              66        -          -             66
 Testing and trimming                   26        -          -             26
 Veterinary and breeding                60        -          -             60
 Labor, payroll taxes, and benefits    290        -          -            290
  Total Expenses                   $ 1,072  $   865    $     -      $   1,937

   OPERATING INCOME                $ 1,051  $   239    $     -      $   1,290

Other Expenses
 7.5% interest - Real estate
  (4,000,000)                      $    75  $     -    $     -      $      75
 7.5% interest - Operating
  (7,000,000)                          131       50          -            181
 Depreciation - Building and
  equipment                            356       85          -            441
   Total Other Expenses            $   562  $   135    $     -      $     697

    NET INCOME                     $   489  $   104    $     -      $     593



                        DAIRY PROJECTION - SECOND YEAR
                 For the Years Ended December 31, 2003 and 2004

                                                 (000s)
                                             Feed
                                    Dairy    Mill   Eliminations  Consolidated
Revenue
 Milk                              $11,374  $    -     $     -       $ 11,374
 Calves                                479       -           -            479
 Feed                                    -   4,260      (2,000)         2,260
  Total Revenue                    $11,853  $4,260     $(2,000)      $ 14,113

Feed Costs
 Lactating cows                    $ 3,559  $2,440     $(2,000)      $  3,999
 Dry cows                              405       -           -            405
  Total Feed Costs                 $ 3,964  $2,440     $(2,000)      $  4,404

Head Replacement Cost              $ 1,778  $    -     $     -       $  1,778

Expenses
 Feed mill expense                 $     -  $  965     $     -       $    965
 Accounting and legal                   25       -           -             25
 Bedding                                82       -           -             82
 Posilac                               265       -           -            265
 Fuel                                   66       -           -             66
 Milk hauling                          657       -           -            657
 Insurance                              82       -           -             82
 Maintenance and repairs               329       -           -            329
 State and association fees             21       -           -             21
 Office and telephone                   25       -           -             25
 Supplies                              493       -           -            493
 Utilities                             205       -           -            205
 Testing and trimming                   82       -           -             82
 Veterinary and breeding               189       -           -            189
 Labor, payroll taxes, and benefits    900       -           -            900
  Total Expenses                   $ 3,421  $  965     $     -       $  4,386

   OPERATING INCOME                $ 2,690  $  855     $     -       $  3,545

Other Expenses
 7.5% interest - Real estate       $   300  $    -     $     -       $    300
 7.5% interest - Operating             525      50           -            575
 Depreciation - Building and
  equipment                            713      85           -            798
   Total Other Expenses            $ 1,538  $  135     $     -       $  1,673

    NET INCOME                     $ 1,152  $  720     $     -       $  1,872


                  SUMMARY OF SIGNIFICANT FORECAST ASSUMPTIONS
                         December 31, 2003 and 2004

This financial forecast presents, to the best of management's knowledge and belief, the Company's expected results of operations for the forecast period. Accordingly, the forecast reflects management's judgment as of October 28, 2002, the date of this forecast, of the expected conditions and its expected course of action. The assumptions disclosed herein are those that management believes are significant to the forecast. There will usually be differences between the forecasted and actual results because events and circumstances frequently do not occur as expected, and those differences may be material.

The Company proposes to construct and operate a 3,600 head dairy. The proposed budget includes the following major items:


                                                        (000s)
 Milk cows                                            $    6,480
 Land                                                        960
 Building and equipment                                   10,507
 Working capital and other                                 2,900
  Total                                               $   20,847


The Company proposes to raise a maximum of $14,000,000 in a public offering and borrow up to $11,000,000.

Assumptions are generally presented per cwt. (per 100 weight).

- Cows to be purchased for $1,800 per head average starting July 2003.

- Cows to begin calving in July of 2003 and continuing thereafter.

- 95% survival rate for all calves, all calves sold at an average of $140 per head.

- Dry period for all cows assumed by 60 days.

- Milk production - 65 lbs. per cow per day from July 2003 through December 2003, increasing to 75 lbs. thereafter.

- Gross milk price - $13.55 per cwt. per USDA, based on average prices during the last 5 years, plus $.30 per cwt volume premium.

- Milk hauling - $.80 per cwt.

- State and association fees - $.25 per cwt.

- Cull cow sales - $500 per head average at a rate of 30% in 2003 and 38% thereafter.

- Milk cow feed cost at $3.25 per head per day.

- Dry cow feed cost at $1.85 per head per day.

- One manager with compensation of $100,000 annually.

- Two herdsmen with compensation of $40,000 each annually in 2004 and $40,000 total in 2003.

                           December 31, 2003 and 2004


- Fifteen milkers plus outside men with compensation of $2,000 average per month during 2004, average of 5 milkers plus outside men during 2003 with compensation of $2,000 average per month.

- Veterinary and breeding - $.23 per cwt.

- Supplies - $.60 per cwt.

- Repairs and maintenance - $.30 per cwt. for May 2003 increasing to $.40 thereafter.

- Utilities - $.25 per cwt.

- Posilac - 70% usage on milking herd at $5.25 per dose with 2 doses per month.

- Testing and trimming - $.10 per cwt.

- Property taxes to be abated for ten year period.

- Payroll taxes - 8% of payroll.

- Benefits - 3% of payroll.

- Fuel - $.08 per cwt.

- Legal and accounting - $.03 per cwt.

- Bedding for freestalls - $.10 per cwt.

- Insurance - $.10 per cwt.

- Cost of replacements - $1,800 per head.

                                   PART II
                   INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers

  Under the Company'sWFM's Restated and Amended Articles of
Incorporation and Bylaws, the CompanyWFM shall indemnify, to the fullest extent permitted under applicable law, any person who was or is made party to any threatened, pending or completed action suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director or officer of the Company.WFM.

  Furthermore, the Restated and Amended Articles of Incorporation and
Bylaws provide that a director of the CompanyWFM shall not be personally liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under applicable law as it presently exists or as subsequently amended.

  Generally, Kansas law permits indemnification of a director or officer's expenses, (including attorney's fees) fines, judgment and amounts paid in settlement, if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and with respect to any criminal action or proceeding had no cause to believe the conduct was unlawful.

  Any repeal or amendment of the Company'sWFM's Articles of Organization or Bylaws shall be prospective only and shall not adversely affect any right to indemnification by an officer or director existing at the time of such repeal or amendment.

Item 25.  Other Expenses of Issuance and Distribution

  The following table sets forth the costs and expenses we expect to pay in connection with the sale of capital units being registered. No underwriting fees or commissions are being paid. All amounts are estimates except the SEC registration fee.

Underwriting Commissions (minimum offering amount)  $   560,000.00
Underwriting Commissions (maximum offering amount)  $ 1,120,000.00
SEC registration fee                                $  1,288.00 3,346.00
Blue Sky registration fees (estimated)              $     3,500.00
Legal fees and expenses                             $ 25,000.0020,000.00
Accounting fees and expenses                     $    10,000.00
Printing and distribution fees                      $  6,000.00 2,000.00
Advertising                                         $       -0-
Miscellaneous expenses                              $     3,000.00


Item 26.  Recent Sales of Unregistered Securities

  Since January of 1999, the CompanyWFM has sold shares of common stock which were not registered under the Securities Act of 1933. These shares were sold for cash at the price of $1.25 per share. These securities were sold directly by the CompanyWFM without the payment of any underwriting discounts or commissions. The following is a listing of the names of the purchasers of the securities, the amount of shares purchased, cash consideration received and the date of sale.


Title                                No. of Shares      Date      Price
Central Transportation, Inc.            20,000         5/27/99   $25,000
South Kansas & Oklahoma RR, Inc.        20,000         5/27/99   $25,000


  Each of the foregoing sales was deemed to be exempt from registration under the Securities Act in reliance on Section 4(2), as transactions by an issuer not involving a public offering. The purchasers in each such transaction purchased with investment intent and not with a view to resale or distribution. All purchasers had adequate access through their relationships with the Company,WFM, to information concerning the Company.WFM.

Item 27.  Exhibits

        1.1    Underwriting Agreement

           3.1    Articles of Organization

           3.2    Bylaws

           5.1    Opinion of Morris, Laing, Evans, Brock & Kennedy, Chartered

          10.1    Stock Option Plan dated September 1, 1994

	  10.2	  Restated Employment Agreement with Fred Raybourn signed
                  January 1, 1994

       10.3    Subscription Agreement

	  10.4	  Escrow Agreement

	  10.5	  Indication of Interest in Debt Financing - U.S. Bank
                  National Association

	  10.6	  Indication of Interest in Debt Financing - Metropolitan
                  Life Insurance Company

	  10.7	  Indication of Interest in Debt Financing - Farm Credit of
                  Southwest Kansas, ACA

          23.1    Consent of Morris, Laing, Evans, Brock & Kennedy, Chartered

	  23.2	  Consent of Varney & Associates, CPA's, LLC

Item 28.  Undertakings

  (a)     The undersigned issuer will:

1. File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

i. Include any prospectus required by Section 10(a)(3) of the Securities Act;

ii. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

iii. Include any additional or changed material information on the plan of distribution.

2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

	  (b)  Not applicable.

	  (c)  Not applicable.

	  (d)  Not applicable.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

  In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned issuer of expenses incurred or paid by a director, officer or controlling person of the undersigned issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(f)  The undersigned issuer will:

(1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 420A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(2) For determining liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cedarvale, State of Kansas on __________________, 2002.

                                               WESTERN FEED MILLS, INC.

                                               By:____________________________
                                                  Fred W. Raybourn, President

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form SB-2 has been signed by the following persons in the capacities indicated on the dates stated__________________, 2002.

Signature                        Date        Title


________________________________ _______     President, Chief Executive
Fred W. Raybourn                                    Officer, Chief Financial
                                                    Officer and Chairman of
                                                    the Board of Directors

________________________________    _______
T.E. Branscum                                       Director

________________________________    _______         Director
E.C. Peper

________________________________    _______         Director
Joe C. Donahue

________________________________    _______         Director
Ashok Shah, M.D.

________________________________    _______         Director
Don Ryan

                               EXHIBIT INDEX

EXHIBIT
NUMBER            DESCRIPTION

           1.1    Underwriting Agreement

           3.1    Articles of Organization

           3.2    Bylaws

           5.1    Opinion of Morris, Laing, Evans, Brock & Kennedy, Chartered

	  10.1	  Stock Option Plan dated September 1, 1994

	  10.2	  Restated Employment Agreement with Fred Raybourn signed
                  January 1, 1994

       10.3    Subscription Agreement

	  10.4	  Escrow Agreement

	  10.5	  Indication of Interest in Debt Financing - U.S. Bank
                  National Association

	  10.6	  Indication of Interest in Debt Financing - Metropolitan
                  Life Insurance Company

	  10.7	  Indication of Interest in Debt Financing - Farm Credit of
                  Southwest Kansas, ACA

	  23.1	  Consent of Morris, Laing, Evans, Brock & Kennedy, Chartered

	  23.2	  Consent of Varney & Associates, CPA's, LLC





                                  EXHIBIT 1.1
                            SALES AGENCY AGREEMENT

  This Agreement entered into this _____ day of _________________, 2002, by and between Western Feed Mills, Inc., a Kansas corporation (the "Company"), and Carey, Thomas, Hoover & Breault (the "Sales Agent"), with its principal offices located at 8080 East Central, Suite 200, Wichita, Kansas 67206.

WITNESSETH:

  WHEREAS, the Company has an authorized capitalization of 50,000,000 shares of Common Stock, no par value (the "Common Shares"), and 30,000,000 shares of Preferred Stock (the "Preferred Shares") and as of the date hereof 5,842,596 of said common shares are currently issued and outstanding and none of the Preferred Shares have been issued and are outstanding.

  WHEREAS, the Sales Agent will use its best efforts to sell, for the account of the Company, a minimum of 17,500,000 Common Shares and a maximum of 35,000,000 Common Shares at a price of $0.40 per Common Share.

  WHEREAS, the term "Shares," as used herein, includes as many of the Common Shares as are issued and sold pursuant to the terms hereof unless the context indicates otherwise.

  NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and intending to be legally bound the parties hereby agree as follows:

  I.  REPRESENTATIONS, WARRANTIES AND AGREEMENTS

  A. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement (File No. 333-88484) on Form SB-2 and may have prepared and filed one or more amendments thereto covering the registration of the Shares under the Securities Act of 1933, as amended (the "Securities Act"), including the related preliminary prospectuses, each and all such preliminary prospectuses (together with all documents incorporated therein by reference) being herein referred to as the "Preliminary prospectus," and has prepared and proposes to file, prior to the effective date of such registration statement, an additional amendment to such registration statement, including a final prospectus, copies of which have heretofore been delivered to you. The Company will not, without Sales Agent's prior consent (which consent shall not be unreasonably withheld), file any other amendment thereto prior to the time such registration statement shall become effective or make any change in such form of final prospectus prior to the time it is first filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act (the "Rules and Regulations"). Such registration statement and prospectus, including all exhibits thereto and documents incorporated therein by reference, as finally amended and revised at the time the registration statement becomes effective are herein, respectively, called the "Registration Statement" and the "Prospectus," except that, if the prospectus first filed by the Company pursuant to Rule 424(b) of the Rules and Regulations shall differ from the Prospectus, the term "Prospectus" shall mean the prospectus first filed pursuant to Rule 424(b).

  B. When the Registration Statement shall become effective and at all times subsequent thereto up to and including the Closing Date (as hereinafter defined), and, when any post-effective amendment thereof shall become effective, the Registration Statement (and any post-effective amendment thereof) will fully comply with the applicable provisions of the Securities Act and the Rules and Regulations thereunder, and the Registration Statement will not contain any untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary in order to make the statement therein not misleading, and when the Registration Statement shall become effective and at all times subsequent thereto up to and including the Closing Date, the Prospectus (and the Prospectus as amended or supplemented, if the Company shall have filed with the Commission any amendment thereof or supplement thereto) will fully comply with the provisions of the Securities Act and the Rules and Regulations and will not contain any untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing does not apply to statements or omissions in the Registration Statement or the Prospectus, or any amendment or supplement thereto, based upon written information furnished to the Company by Sales Agent specifically for use therein.

  C. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Kansas and the Company has full power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and as being conducted, and is in compliance in all material respects with all laws requiring its qualification to do business as a foreign corporation in all other jurisdictions in which it owns or leases substantial properties or in which the conduct of its business requires such qualification.

  D. The Shares have been duly authorized, and when issued and delivered as contemplated by this Agreement, will have been validly issued and will be fully paid and non-assessable, and conform to the description thereof contained in the Prospectus. The certificates used to evidence the Shares will be in due and proper form. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares as contemplated herein.

  E. This Agreement and the Escrow Agreement (as defined below) have each been duly authorized, executed and delivered by the Company and each of this Agreement and the Escrow Agreement constitutes a legal, valid and binding obligation of each of the Company enforceable in accordance with its terms and is in all respects in full compliance with all applicable provisions of the Securities Act.

  F. The execution and delivery of this Agreement and the Escrow Agreement and the performance by the Company hereunder and thereunder will not conflict with, result in a breach or violation of or constitute a default under any agreement or instrument to which the Company is a party or the corporate charter or by-laws of the Company or any law, order, rule, regulation, decree or injunction of any jurisdiction, court or governmental agency or body, and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the performance by the Company of this Agreement or the Escrow Agreement or the consummation by the company, of the transactions contemplated hereby or thereby, except such as may be required under the Securities Act, or state securities or Blue Sky laws.

  G. The Prospectus and the Preliminary Prospectus as originally filed or as amended and supplemented, if the Company shall have filed with the Commission any amendment thereof or supplement thereto will fully comply with the applicable provisions of the Securities Act and the Rules and Regulations and will not contain any untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

  H. The Company has not given any information or made any representation in connection with the offering of the Shares, written or oral, other than as contained in the Prospectus or Preliminary Prospectus.

  II.  OFFERING AND SALE OF THE SHARES

  The Shares shall be offered on a best efforts basis directly by the Company and through the Sales Agent. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company appoints Sales Agent as its exclusive agent to effect sales of the Shares for the account of the Company at the offering price of $0.40 per Share and upon the other terms and conditions set forth herein and in the Prospectus, and Sales Agent agrees to use its best efforts as such agent to sell the Shares during the term of this Agreement upon the terms and conditions set forth herein and in the Prospectus. Sales Agent may in its discretion enter into one or more agreements with other broker-dealers for the purpose of effecting sales of the shares.

   Sales Agent's appointment shall commence upon the date of the execution of this Agreement, and shall continue for a period (such period, including any extension thereof as hereinafter provided, being herein called the "Offering Period") of 90 days from the effective date (the "Effective Date") of the Registration Statement (and for a period of up to 90 additional days if extended by agreement of the Company and Sales Agent), unless all of the Shares have previously been subscribed for. The offering will terminate and all amounts paid by applicants to purchase Shares will be promptly returned to them with interest as provided in the Prospectus and the Escrow Agreement (as hereinafter defined) (i) if subscriptions for at least 17,500,000 Shares (the "Minimum Offering") have not been received within the Offering Period,
(ii) at any time by agreement of the Company and Sales Agent or (iii) this Agreement shall be terminated as provided herein.

  If subscriptions are received for at least the Minimum Offering, as compensation for Sales Agent's services hereunder, the Company will, at the Closing (as hereinafter defined), pay you commissions as follows:

  An amount equal to $0.00080 per Share (i.e., 2.00% percent of the gross proceeds of the offering) resulting from the sale of Shares pursuant to the offering contemplated herein plus an amount equal to $0.0320 per share (i.e., 8% of the gross proceeds per share) with respect to those Shares subscribed for by applicants solicited by Sales Agent, provided however, that in no event shall the Sales Agents compensation exceed 8.00% of the gross proceeds of the offering.

  Sales Agent hereby acknowledges the Escrow Agreement (the "Escrow Agreement") between U .S. Bank National Association, as Escrow Agent, and the Company, a copy of which is attached hereto as Exhibit A. Sales Agent will promptly upon receipt by Sales Agent deliver all cash and checks received by Sales Agent from applicants to purchase Shares to the Company. Such cash or checks will be accompanied by one executed copy of the Subscription Application pursuant to which applications to purchase Shares are made, properly completed and executed and in the form of Exhibit 10.3 attached to
Part II of the Form SB-2 Registration Statement ("Subscription Application"). All such cash or checks and executed copies of Subscription Application are to be deposited by the Escrow Agent, pursuant to the Escrow Agreement (the "Escrow Account") established by the Company with the Escrow Agent. All checks received by Sales Agent from applicants to purchase shall be made payable to "Western Feed Mills, Inc. Escrow Account." Sales Agent will promptly deliver to the Company one photocopy of each Subscription Agreement deposited in the Escrow Account. Promptly after receipt of a Subscription Application and the funds therefor by the Escrow Agent and delivery of a copy of the Subscription Application, the Company will mail an interim receipt, in the form annexed to the Escrow Agreement as Exhibit A, to each such applicant to purchase for the amount deposited in the Escrow Account on behalf of such applicant to purchase. Any entity selected by Sales Agent to process orders for Shares on behalf of applicants to purchase may deliver cash or checks and Subscription Applications received from such applicants directly to the Escrow Agent and deliver a photocopy of Subscription Applications so received directly to the Company.

  It is understood that Sales Agent shall have the right to refuse to forward to the Escrow Agent any Subscription Application, and in such event you shall promptly remit all funds received by Sales Agent to the person on whose behalf such funds were submitted to Sales Agent.

  III.  CLOSING

  Subject to the prior termination of the offering as provided herein, there shall be a closing (the "Closing") at the offices of Carey, Thomas, Hoover & Breault, 8080 East Central, Suite 200, Wichita, Kansas 67206, on the fifth business day immediately following the termination of the Offering Period (or at such other place or time not later than ten business days thereafter as Sales Agent and the Company shall determine) (the "Closing Date"). Such Closing shall include the following: (i) satisfaction of the conditions set forth in Section 8; (ii) payment for the Shares to the Company by release of funds from the Escrow Account and delivery to the Company of properly completed and executed Subscription Applications to each purchaser; (iii) deliver by the Company of certificates for the Shares purchased by each purchaser; and (iv) payment by the Company to Sales Agent, out of the funds held in the Escrow Account, of the commission referred to in Section 3 for each Share sold. The certificates for Shares to be delivered at the Closing will be in definitive form in such denominations and registered in such names as Sales Agent requests at least three business days prior to the Closing Date and will be made available at the above office for checking and packaging at least one full business day prior to the Closing Date.

  IV.  COVENANTS OF THE COMPANY

  The Company covenants and agrees with Sales Agent that:

  A. The Company will use its best efforts to cause the registration statement as filed and any subsequent amendments thereto to become effective as promptly as possible and will notify Sales Agent immediately and confirm in writing (i) when the Registration Statement and any amendment thereto shall have become effective or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, or of the institution or threatening by the Commission of any investigation or other proceeding that might result in the suspension of the use of the Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any such purpose or for the purpose of preventing the use of or noticing a deficiency in the Prospectus, any amended Prospectus or any supplement thereto. The Company will not file any post-effective amendment to the Registration Statement or supplement or amendment to the Preliminary Prospectus or the Prospectus or, prior to the completion of the offering of the Shares, make any supplement to the Prospectus, unless Sales Agent shall have been advised thereof and shall not have reasonably disapproved such amendment or supplement.

  B. If prior to the Closing Date or at any time thereafter when a prospectus relating to the Shares is required to be delivered under the Securities Act any event occurs as a result of which the Preliminary Prospectus or the Prospectus as then amended or supplemented would, in Sales Agent's judgment with the concurrence of Martindell, Swearer & Shaffer, LLP, counsel for the Sales Agent, include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Preliminary Prospectus or the Prospectus to comply with the Securities Act, the Company promptly will prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance and, at the Company's expense, will prepare and furnish as many copies of any such amendment or supplement as you may reasonably request.

  C. Not later than sixteen months from the date hereof, the Company will make generally available to its security holders an earnings statement covering a period of at least twelve months beginning after the effective date of the Registration Statement which will satisfy the provisions of
Section 11(a) of the Securities Act.

  D. The Company will furnish to Sales Agent copies of the Registration Statement (two of which will be signed and will include all exhibits), each related preliminary prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as Sales Agent reasonably requests.

  E. The Company will use its best efforts to arrange for the qualification of the Shares under the laws of such jurisdictions as Sales Agent designates and will continue such qualifications in effect so long as required for the offering of the Shares as contemplated herein, provided that the Company shall not be obligated to file any general consent to service of process, or to qualify as a foreign corporation or as a dealer in securities in any state in which it is not now so qualified.

  F. During the period of five years from the date hereof, the Company will furnish to Sales Agent, as soon as practicable after the end of each fiscal year, a copy of its annual report to securityholders for such fiscal year, and during such period the Company will also furnish to Sales Agent (i) as soon as available, a copy of each report or definite proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934 (the "Securities Exchange Act") or mailed to securityholders and (ii) from time to time such other information concerning the Company as Sales Agent may reasonably request.

  G. The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder for the purposes set forth in the Prospectus.

  H. During the course of the offering of the Shares the Company will not take directly or indirectly any action designed to or that might, in the future, reasonably be expected to cause or result in stabilization or manipulation of the price of the Shares.

  I. The Company will not give any information or make any representation in connection with the offering of the Shares, written or oral, other than as contained in the Prospectus or the Preliminary Prospectus.

  V.  EXPENSES

  Whether or not the transactions contemplated hereunder are consummated, the Company will pay all costs and expenses incident to the performance of its obligations hereunder, including, without limiting the generality of the foregoing, all costs and expenses incurred in connection with: (i) the issuance, sale and delivery of the shares being offered hereby (including all transfer and other taxes thereon); (ii) the preparation, filing, printing, and delivery of the Registration Statement (including all exhibits thereto and documents incorporated therein by reference), the Preliminary Prospectus, the Prospectus and any amendments thereof and supplements thereto, the Blue

Sky memorandum, this Agreement and related selling and other documents in connection with the offering (iii) the filing fees and expenses (including fees and disbursements of Sales Agent's counsel) incurred in connection with the qualification of the Shares under state securities or Blue Sky laws and the preparation of the Blue Sky memorandum for the offering and filing fees in connection with the review of the terms of the public offering of the Shares by the National Association of Securities Dealers, Inc. ("NASD"); (iv) the fees, disbursements and expenses of the accountants and counsel for the Company; (v) the fees of the Company's transfer agent and registrar; (vi) all expenses of obtaining approval for listing of the Shares on any stock exchange; (vii) the advertising costs (including tombstone advertisements, newspaper advertising, direct mailings to potential investors and fees and expenses of marketing consultants) of the offering approved in advance by the Company; (viii) the fees and expenses of Sales Agent's counsel, not to exceed $3,000; and (ix) all fees and expenses regarding the Escrow Agreement and Escrow Agent fees. It is understood that except as provided in this Section 5 and Section 6 Sales Agent will pay all of Sales Agent's costs and expenses, including travel, telephone, advertising, and fees, disbursements and expenses of Sales Agent's counsel, relating to the offering of the Shares.

  VI.  CONDITIONS OF SALES AGENT'S OBLIGATIONS

  Sales Agent's obligations to use its best efforts to sell the Shares as provided herein and the release of funds from the Escrow Account on the Closing Date shall be subject to the accuracy of the representations and warranties of the Company as of the date hereof and at the Closing Date, to the accuracy of the statements of the officers of the Company made pursuant to the provisions hereof, to the performance by the Company, of its respective obligations hereunder and to the following additional conditions:

  A. The Registration Statement shall have become effective not later than 9:00 A.M., New York time, on the day of this Agreement, or such later time or date as shall have been consented to by Sales Agent. No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted, or, to the knowledge of the Company, shall be contemplated, by the Commission.

  B. Sales Agent shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact or omits to state a fact which, Sales Agent has concluded, after conferring with Sales Agent's counsel, is in either case material and in the case of an omission is required to be stated therein or is necessary to make the statements therein not misleading.

  C. Sales Agent shall received an opinion of Morris, Laing, Evans, Brock & Kennedy, Chartered, counsel for the Company, dated the Closing Date, to the effect that:

    1. The Company has been duly incorporated and are validly existing as corporations in good standing under the laws of the State of Kansas and the Company has full corporate power and authority to own its property and conduct its business as described in the Prospectus, is in compliance in all material respects with all laws requiring its qualification to do business as a foreign corporation in all other jurisdictions in which it owns or leases substantial properties or in which the conduct of its business requires such qualification;

    2. The Shares delivered on the Closing Date have been duly authorized and validly issued and are fully paid and non-assessable and conform to the description thereof contained in the Prospectus. The certificates used to evidence the Shares are in due and proper form. All actions of the Company in connection with the offer and sale of the Shares have been effected in compliance with applicable law;

    3. This Agreement has been duly authorized, executed and delivered by the Company, and (assuming due authorization, execution and delivery by Sales Agent) constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws affecting enforcement of creditors rights generally and to equitable principles that may restrict the availability of remedies and except as rights to indemnity hereunder may be limited under the Securities Act;

    4. The Escrow Agreement has been duly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery by the other parties thereto) constitute the legal, valid and binding agreements of the Company enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws affecting enforcement of creditors' rights generally and to equitable principles that may restrict the availability of remedies, and each such agreement is in all respects in full compliance with all applicable provisions of the Securities Act;

    5. All required action has been taken by the Company under the Securities Act and the Securities Exchange Act to make the public offering and consummate the sale of the Shares pursuant to this Agreement; the issue and sale by the Company of the Shares and the execution and delivery of this Agreement, the Custodian Agreement and the Escrow Agreement by the Company and the performance by the Company of its obligations hereunder and thereunder will not conflict with, result in a breach of, or constitute a default under any agreement or instrument known to such counsel to which the Company is a party or any applicable law, order, rule, regulation, decree or injunction of any jurisdiction, court or governmental agency or body or the corporate charter or by-laws of the Company; and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required in connection with the issuance or sale of the Shares by the Company or for the performance by the Company of this Agreement, or the Custodian Agreement or the consummation by the Company, of the transactions contemplated hereby or thereby, except such as have been obtained under the Securities Act, and/or the Securities Exchange Act and such as may be required under state securities or Blue Sky laws in connection with the offering of the Shares as contemplated herein;

    6. The Escrow Agreement, having been duly authorized, executed and delivered by and (assuming due authorization, execution and delivery by) the other parties thereto constitutes its legal, valid and binding agreement, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws affecting enforcement of creditors' rights generally and to equitable principles that may restrict the availability of remedies; and the execution and delivery of this Agreement and the Escrow Agreement and the performance by the Company of its obligations hereunder and thereunder will not conflict with, result in a breach of, or constitute a default under any agreement or instrument known to such counsel to which it is a party or any applicable law, order, rule, regulation, decree or injunction of any jurisdiction, court or governmental agency or body or the corporate charter or by-laws of the Company;

    7. The Registration Statement and the Prospectus (except as to the financial information contained therein, as to which they need express no opinion) complied as to form in all material respects with the requirements of the Securities Act, and the rules and regulations of the Commission thereunder;

    8. The terms of the escrow established pursuant to the Escrow Agreement comply in all material respects with the requirements of Rule 10b-9 under the Securities Exchange Act.

  Such counsel shall also have stated that (i) the Registration Statement has become effective under the Securities Act, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for such purposes have been instituted or are pending or contemplated under the Securities Act;
(ii) in the course of their review and discussion of the contents of the Registration Statement and Prospectus with certain officers and employees of the Company and its independent accountants, no facts have come to their attention which would lead them to believe that either the Registration Statement as of its effective date or the Prospectus (except as to the financial information contained therein, as to which they need express no opinion), as of its issue date or thereafter to and including the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

  In rendering such opinion, such counsel may rely as to matters involving the application of laws other than the laws of the jurisdictions in which such counsel is admitted, to the extent such counsel deems proper and to the extent specified in such opinion, upon an opinion or opinions of other counsel, satisfactory to Sales Agent. The opinion of counsel for the Company shall also state that the opinion of any other counsel on whom such counsel is relying is in form and substance satisfactory to such counsel and that, in such counsel's opinion, Sales Agent and they are justified in relying thereon.

  D. Sales Agent shall have received from Martindell, Swearer & Shaffer, LLP, Sales Agent's counsel, such opinion or opinions, dated such Closing Date, with respect to matters relating to the offering of the Shares as Sales Agent may reasonably request, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

  E. Sales Agent shall have received a certificate of the chief executive officer and a principal financial or accounting officer of each of the Company dated the Closing Date, to the effect that:

    1. The representations and warranties herein of the Company are true and correct as of the Closing Date with the same force and effect as if made on that date;

    2. The Company has performed all of its obligations hereunder to be performed at or prior to the Closing Date; and

    3. Since the effective date of the Registration Statement, there has not occurred any event required to be set forth in an amended or supplemented Prospectus which has not been so set forth, and any such amendment or supplement does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

  F. At the time of the signing of this Agreement and at the Closing Date, Sales Agent shall have received a letter of Varney & Associates, P.A., certified public accountants, dated the date of this Agreement or the Closing Date, confirming that they are independent certified public accountants with respect to the Company within the meaning of the Securities Act and the Rules and Regulations and stating in effect that:

    1. In their opinion the balance sheet included in the Prospectus complies as to form in all material respects with the applicable accounting requirements of the Securities Act and the Rules and Regulations;

    2. On the basis of a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company responsible for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than five days prior to the Closing Date, there was any change in the capital stock or stockholders equity of the Company as compared with amounts shown on the balance sheet included in the Prospectus, except for such changes as are contemplated by the Prospectus and as are described in such letter; and

    3. They have confirmed such procedures with respect to certain information contained in the Prospectus as were previously agreed upon by Sales Agent and them.

  G. The Company shall have furnished to Sales Agent such additional certificates, if any, with respect to the representations and warranties of the Company contained herein as you shall reasonably have requested.

  H. Since the respective dates as of which information is given in the Prospectus, there shall not have been any change, or any development involving a prospective change, in the condition (financial or otherwise) of the Company or in any pending action, suit, proceeding or investigation involving the Company whether or not arising from transactions in the ordinary course of business, that, in your reasonable judgment, is material and renders it impractical or inadvisable to proceed with the completion of the sale of and payment for the Shares on the Closing Date.

  I. No notice of disapproval shall have been issued or proceedings for that purpose shall have been instituted by the Commission, the NASD, or any state securities or Blue Sky authority with respect to the distribution arrangements relating to the offering of the Shares.

  The Company will furnish Sales Agent with such conformed copies of such opinions, certificates, letters and documents as you reasonably request.

  VIII.  INDEMNIFICATION AND CONTRIBUTION.

  A. The Company will indemnify and hold harmless Sales Agent and each person, if any, who controls Sales Agent within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which Sales Agent or such controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any Preliminary Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse Sales Agent and each such controlling person for any legal or other expenses reasonably incurred by you or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to the Company by Sales Agent specifically for use therein; and provided further, that the indemnity agreement contained in this Section 8.A. with respect to any Preliminary Prospectus shall not inure to the benefit of you (or of any person controlling you) on account of any such losses, claims, damages, or liabilities (or actions in respect thereof), arising from the sale of any of the Shares to any person if Sales Agent shall have failed to send or give to such person with or prior to the delivery to Sales Agent by such person of a Subscription Application, a copy of the Prospectus or the Prospectus as amended or supplemented, if any amendments or supplements thereto shall have been furnished at or prior to the time of receipt by Sales Agent of such person's subscription application, to the extent that any such loss, claim, damage or liability results from an untrue statement or an omission which was corrected in the Prospectus or the Prospectus as amended or supplemented. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

  B. Sales Agent will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any Preliminary Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by Sales Agent specifically for use therein; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which Sales Agent may otherwise have.

  C. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this
Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. An indemnifying party against whom indemnity may be sought shall not be liable to indemnify an indemnified party under this Section 8 if any settlement of any such action is effected without such indemnifying party's consent.

  D.   If the indemnification provided for in subsection A, B or C of this
Section 8 is for any reason, other than as specified in such subsections, unavailable and the Company or Sales Agent have been required to pay damages as a result of a determination by a court that the Registration Statement, any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, then the Company shall contribute to the damages paid by Sales Agent, and Sales Agent shall contribute to the damages paid by the Company, but in each case only to the extent that such damages arise out of or are based upon such untrue statement or omission in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand and Sales Agent on the other in connection with the statements or omissions which resulted in such damages as well as any other relevant equitable considerations.

  E. The relative fault of the Company on the one hand and Sales Agent on the other shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company on the hand or by Sales Agent on the other, and the parties relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and Sales Agent agree that it would not be just and equitable if their respective obligations to contribute pursuant to this
Section 8.E. were to be determined by pro rata allocation of the aggregate damages or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this
Section 8.E. For purposes of this Section 8.E., the term "damages" shall include any legal or other expenses reasonably incurred by the Company or Sales Agent in connection with investigating or defending against any action or claim which is the subject of the contribution provisions of this Section 8.E. Notwithstanding the provisions of this Section 8.E., Sales Agent shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares distributed to the public were offered to the public exceeds the amount of any damages which Sales Agent have otherwise been required to pay by reason of such untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

  IV.  TERMINATION

  Sales Agent shall have the right to terminate this Agreement and the offering of the Shares at any time prior to the Closing if, between the date hereof and the Closing Date, there shall have been any declaration of war by the Government of the United States, the Armed Forces of the United States shall be engaged in any major hostilities, or any event shall have occurred resulting in (i) the closing of the New York Stock Exchange or the American Stock Exchange, (ii) the general suspension of trading on either such Exchange, (iii) the general establishment of minimum prices by either such Exchange or by the Commission, or (iv) the declaration of a bank moratorium by authorities of the United States or of the State of New York, the effect of which in your judgment makes it impracticable or inadvisable to proceed with the offering.

  V.  REPRESENTATIONS INDEMNITIES TO SURVIVE DELIVERY

  The respective indemnities, agreements, representations, warranties and other statements of Company and its officers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of Sales Agent, the Company or any of its officers, directors or controlling persons, and will survive payment to the Company for the Shares. If this Agreement is terminated pursuant to Section 9 hereof or if for any reason the sale of the Shares is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Sections 5 and 6 and to Sales Agent pursuant to Section 8 shall remain in effect.

  VI.  NOTICES

  All communications hereunder will be in writing and, if sent to Sales Agent, will be mailed, delivered, or telegraphed and confirmed to Sales Agent at 8080 East Central, Suite 200, Wichita, Kansas 67206, Attention: Mr. Jeff Breault; if sent to the Company, will be mailed, delivered, or telegraphed and confirmed to it at Route 1, Sale Barn Road, P.O. Box 596, Cedar Vale, Kansas 67024, Attention: Chairman of the Board and President.

  VII.  SUCCESSORS

  This Agreement will inure to the benefit and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

  VIII.  GOVERNING LAW

  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Kansas.

  IV.  COUNTERPARTS

  This Agreement may be executed in counterparts, all of which, taken together, shall constitute a single agreement.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first written above.

                                          WESTERN FEED MILLS, INC.


                                          By: ________________________________
                                              Fred Rayburn,
                                              Chairman of the Board
                                              and President

                                          CAREY, THOMAS, HOOVER & BREAULT


                                          By: ________________________________
                                              Jeff Breault
                                              _________________________

                                 EXHIBIT 3.1
                RESTATED AND AMENDED ARTICLES OF INCORPORATION

                                     OF

                            WESTERN FEED MILLS, INC.

KNOW ALL MEN BY THESE PRESENTS:

  Western Feed Mills, Inc., a Kansas corporation, originally incorporated on April 18, 1984 (the date of filing of its original Articles of Incorporation with the Office of the Secretary of State of Kansas), pursuant to the provisions of K.S.A. 17-6605, hereby adopts restated Articles of Incorporation and amends its Articles of Incorporation.

  Such restatement and amendment made by these Restated and Amended Articles of Incorporation have been effected in conformity with the provisions of K.S.A. 17-6605. At an annual meeting of the Board of Directors of said corporation held on the 22nd day of April, 1994, the Board of Directors adopted resolutions setting forth the restatement and amendments hereafter set out to the Articles of Incorporation of the corporation and declared the advisability of proposing such resolutions to the stockholders of the corporation for their consideration of the adoption of the same. Thereafter, pursuant to said resolutions and in accordance with the Bylaws and the laws of the State of Kansas, said resolutions were presented to an annual meeting of the stockholders for the consideration of said restatement and amendments, and thereafter, pursuant to notice to all of the stockholders and in accordance with the statutes of the State of Kansas, on the 22nd day of April, 1994, said stockholders met and convened and considered said proposed restatement and amendments. Such restatement and amendments made by Restated and Amended Articles of Incorporation were duly adopted by the stockholders of the corporation on that date.

  The number of shares outstanding was 1,859,260; the number of shares entitled to vote on the Restated and Amended Articles of Incorporation was 1,829,660; the number of shares voted for such Restated and Amended Articles of Incorporation was 1,789,660 and the number of shares voted against such Restated and Amended Articles of Incorporation was -0- .

  The Articles of Incorporation are hereby superseded by the following
          Restated and Amended Articles of Incorporation:

                                      I.
The name of the corporation is Western Feed Mills, Inc.

                                     II.
  The registered office of the corporation is located at Route 1, Chautauqua County, Cedar Vale, Kansas 67024, and the corporation's resident agent as such address is Fred W. Raybourn.

                                    III.

  The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Kansas general corporation code.

                                     IV.

  The corporation shall have authority to issue twenty million (22,000,000) shares of capital stock consisting of the following:

  A.  Fifteen million (15,000,000) shares of common stock with no par value;
and

  B.  Five million (5,000,000) shares of preferred stock.

The Board of Directors is authorized, subject to any limitations prescribed by law, to provide by resolution or resolutions for the issuance of the preferred shares in series, to establish the number of shares to be included in each such series, and to fix the powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of the preferred shares.

                                   V.

  Whenever a compromise or arrangement is proposed between this corporation and its creditors, or any class of them, or between this corporation and its stockholders, or any class of them, any court of competent jurisdiction within the State of Kansas, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of K.S.A. 17-6901, and amendments thereto, or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of K.S.A. 17-6808, and amendments thereto, may order a meeting of the creditors, or class of creditors, or of the stockholders, or class of stockholders, of this corporation, as the case may be, to be summoned in such manner as the court directs. If a majority in number representing three-fourths in value of the creditors, or class of creditors, or of the stockholders, or class of stockholders, of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement in the reorganization, if sanctioned by the court to which the application has been made, it shall be binding on all the creditors or class of creditors, or on all the stockholders, or class of stockholders, of this corporation, as the case may be, and also on this corporation.

                                      VI.

A. The corporation shall indemnify and hold harmless, to the fullest extent permitted under applicable law as it presently exists or may hereafter be amended, any person who was or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee, fiduciary, or agent of another corporation, partnership, joint venture, trust or other enterprise.

B. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for such a breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under applicable law as it presently exists or may hereafter be amended.

C. Neither the amendment nor repeal of this Article VI shall eliminate or reduce the effect of this Article VI in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article VI would accrue or arise prior to such amendment or repeal.

                                    VII.

  Except as set forth in Paragraph C of this Article VII, the affirmative vote by at least two-thirds of the outstanding shares of the Voting Stock (as hereinafter defined) shall be required as a requisite for the approval, authorization, adoption or consummation by the Corporation (as hereinafter defined) of any Business Combination (as hereinafter defined) between the Corporation and a Related Person (as hereinafter defined). The two-thirds vote requirement shall be calculated by excluding from the voted shares those shares of which the Related Person is the Beneficial Owner (as hereinafter defined). Such affirmative vote shall be in addition to the vote of the holders of the securities of the Corporation otherwise required by law or by agreement between the Corporation and any other Person (as hereinafter defined), including, but not limited to, a national securities exchange.

A. For purposes of this Article VII, and where expressly indicated herein for purposes of these Articles of Incorporation, the following terms shall have the following meanings:

(1) "Affiliate." The term "Affiliate" shall mean a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Persons specified.

(2) "Associate." The term "Associate" as used to indicate a relationship with any Person, means (a) any corporation or organization (other than the Corporation) of which such Person is an officer or partner, or is, directly or indirectly, the Beneficial Owner of ten
(10) percent or more of any class equity securities; (b) any trusts or estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; or (c) a relative or spouse of such Person or any relative of such spouse, who has the same home as such Person.

(3)  "Beneficial Owner."  A Person shall be the "Beneficial
Owner" of any shares of the Voting Stock (whether or not owned of record), and any such shares shall be considered to be "Beneficially Owned" by such shares shall be considered to be "Beneficially Owned" by such Person, in the following circumstances:

  (a) With respect to which such Person or any Affiliate or Associate of such Person directly or indirectly has or share (i) voting power, including the power to vote or to direct the voting of such shares of the Voting Stock; or (ii) investment power, including the power to dispose of or to direct the disposition of such shares of the Voting Stock;

  (b) Which such Person or any Affiliate or Associate of such Person has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time or the occurrence of an event or contingency) pursuant to any agreement, arrangement, or understanding or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise; or
(ii) the right to vote pursuant to any agreement, arrangement, or understanding (whether such right is exercisable immediately or only after the passage of time or occurrence of an event or contingency); or the exercise of conversion rights, exchange rights, warrants or options or otherwise; or (ii) the right to vote pursuant to any agreement, arrangement, or understanding
(whether such right is exercisable immediately or only after the passage of time or occurrence of an event or contingency); or

  (c)  Which are Beneficially Owned within the meaning of paragraphs (a) or
(b) of this definition by any other Person with which such first-mentioned Person or any of its Affiliates or Associates has any agreement, arrangement, or understanding, written or oral, with respect to acquiring, holding, voting, or disposing of any shares of the Voting Stock of the Corporation or with respect to acquiring, holding, or disposing of all or substantially all, or a Substantial Part (as hereinafter defined) of the assets or business of the Corporation.

For the purpose only of determining whether a Person is the Beneficial
Owner of a percentage specified in this Article of the outstanding shares of the Voting Stock, such shares shall be deemed to include any shares of the Voting Stock that may be issuable pursuant to any agreement, arrangement, or understanding or upon the exercise of conversion rights, exchange rights, warrants, options, or otherwise, and which are deemed to be Beneficially Owned by such Person pursuant to the foregoing provisions of this Article.

  (4) "Business Combination." The term "Business Combination" shall include all of the following except to the extent that any of the following occur pursuant to the participation of a Related Person in an employee benefit or compensation plan of the Corporation:

  (a) Any merger or consolidation of the Corporation with or into any Related Person;

  (b) Any merger or consolidation of a Related Person with or into the Corporation;

  (c) Any sale, exchange, lease, transfer, or other disposition, in a single transaction or in a series of transactions, of all or a Substantial Part of the assets of the Corporation to or with a Related Person;

  (d) Any sale, exchange, lease, transfer, or other disposition, in a single transaction or in a series of transactions, of all or a Substantial Part of the assets of a Related Person to or with the Corporation;

  (e) The issuance of any securities of the Corporation to a Related Person;

  (f) Any reclassification of securities of the Corporation, recapitalization of the Corporation, or other transaction other than a redemption in accordance with the security redeemed, which has the effect, directly or indirectly, of increasing the power of a Related Person to vote the Voting Stock in relation to the voting power of the other stockholders of the Corporation;

  (g) Any partial or complete liquidation, spinoff, splitoff, or splitup of the Corporation or other transaction with a similar purpose or effect directly or indirectly involving any Related
Person;

  (h) Any transaction or event that is intended by any party thereto to have, or that is likely to have, a similar effect as any of the transactions or events described in this definition of Business Combination; or

  (i) Any agreement, contract, commitment, or other arrangement providing for any of the transactions or events described in this definition of Business Combination.

(5) "Corporation." The term "Corporation" shall mean the entity organized pursuant to these Articles of Incorporation and unless contrary to the express provisions of the reference to that term, that term shall include all subsidiary corporations or other entities of which the entity organized pursuant to these Articles of Incorporation owns, directly or indirectly, a majority of the equity securities thereof, or otherwise controls.

    (6) "Date of Determination." The term "Date of Determination" shall mean:

(a) The date on which a binding agreement (except for the fulfillment of conditions precedent, including, without limitation, votes of shareholders to approve such a transaction) is entered into by the Corporation, as authorized by its Board of Directors, and another Person providing for any Business
Combination;

(b) If such an agreement as referred to in the preceding paragraphs (a) nor (b) shall be applicable, then the record date for determination of stockholders of the Corporation entitled to notice of and to vote upon the transaction in question.

(7) "Person." The term "Person" shall mean any individual, partnership, limited partnership, corporation, limited liability company, trust, syndicate, association, or other entity, other than the Corporation or a trustee holding stock for the benefit of the employees of the Corporation pursuant to one or more employee benefit plans or arrangements. When two or more Persons act as a partnership, limited partnership, limited liability company, syndicate, association, or other entity for the purpose of acquiring, holding, or disposing of shares of stock, such partnerships, limited partnerships, limited liability companies, syndicates, associations, or other entities shall be deemed to be a single "Person."

(8)  "Related Person."  The term "Related Person" shall mean any
Person that (a) is the Beneficial Owner as of the Date of Determination or at any time thereafter of five (5) percent or more of the outstanding shares of Voting Stock; (b) any Person who is an affiliate of the Corporation and who at any time within five (5) years immediately preceding the Date of Determination was the Beneficial Owner of five (5) percent or more of the then outstanding shares of the Voting Stock; or (c) any Associate or Affiliate of any Person described in paragraphs (a) or (b) above.

(9) "Substantial Part." The term "Substantial Part" shall mean assets with a fair market value that is equal to or exceeds twenty (20) percent of the fair market value of the total assets of the Corporation or Person in question as of the end of its most recent previous fiscal year.

(10) "Voting Stock." The term "Voting Stock" shall mean all issued and outstanding shares of capital stock of the entity organized pursuant to these Articles of Incorporation that are entitled to vote for the election of directors by their terms or applicable law.
    B. On the basis of information known to the directors, the Board of Directors shall have the power and duty to make any determinations required under this Article by the affirmative vote of a majority of its members, including but not limited to those listed below, which determinations shall be conclusive and binding on the Corporation and all other Persons for purposes of this Article:

    (1) Whether any Person is the Beneficial Owner, directly or indirectly, of five (5) percent or more of the outstanding shares of Voting
Stock, or is an Affiliate or Associate of another Person;

    (2) Whether any proposed sale, lease, exchange, or other disposition of part of the assets of the Corporation or any other entity involves a Substantial Part of that entity's assets;

    (3) Whether any series of transactions is a series of transactions for purposes of this Article;

    (4) Whether any transaction or event constitutes a Business Combination for purposes of this Article;

    (5)  The Date of Determination relating to any Business Combination; and

    (6) Whether any other definition stated in this Article or any other provision contained herein is applicable to any transaction, event, or Person.

  C. The provisions of this Article shall not be applicable to a Business Combination if more than two-thirds of all members of the Board of Directors of the Corporation then in office shall have expressly approved such Business Combination by resolution.

                                     VIII.

Any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of at least two-thirds of the stockholder at a meeting called for that purpose; provided, however, that if the Board of Directors, by an affirmative vote of at least two-thirds of all members of the Board of Directors then in office, recommends removal of a director or directors to the stockholders, such removal may be effected by the affirmative vote of a majority of the stockholders at a meeting of stockholders called for that purpose.

                                       IX.

In the manner set forth in the following sentence, the corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reversed power. These Articles of Incorporation may be amended at any annual or special meeting of the stockholders of the corporation by at least a two-thirds vote of the stockholders entitled to vote at a meeting in which a quorum is present in person or by proxy; provided, however, that if the Board of Directors, by an affirmative vote of at least two-thirds of all members of the Board of Directors then in office, recommends the advisability of the amendment, such amendment may be effected by a majority vote of the stockholders.

                                        X.

The Bylaws of the corporation may be adopted, amended or repealed, (a) by at least a two-thirds vote of the stockholders at a meeting at which a quorum is present or (b) by at least a two-thirds vote of the full Board of Directors.

                                       XI.

  The stockholders shall not be entitled to cumulative voting.

IN WITNESS WHEREOF, said corporation has caused these presents to be executed by its President and Secretary this 9th day of May, 1994.

                                      _____________/s/_____________________
                                      Fred W. Raybourn, President

                                      _____________/s/_____________________
                                      Donald E. Lehman, Secretary

STATE OF KANSAS        )
                       )ss:
COUNTY OF____________  )

BE IT REMEMBERED, that before me a Notary Public in and for the aforesaid county and state personally appeared Fred W. Raybourn, President and Donald E. Lehman, Secretary, of Western Feed Mills, Inc., a Kansas corporation, who are known to me to be the persons who executed the foregoing instrument of writing as President and Secretary, respectively, and duly acknowledged the execution of the same this 9th day of May, 1994.

                                      _______________/s/___________________
                                      Notary Public

                                 EXHIBIT 3.2

                                   BYLAWS

                                     OF

                           WESTERN FEED MILLS, INC.
                     (Restated and Amended April 22, 1994)

                                   OFFICES

  Section 1. Office. The corporation may have, in addition to its principal office in the State of Kansas, offices and places of business at such places, both within and without the State of Kansas, as the board of directors may from time to time designate or the business of the corporation may require.

                                 STOCKHOLDERS

  Section 2. Annual Meeting. The annual meeting of the stockholders shall be held during the month of April of each year for the election of directors and for the transaction of such other business as may properly come before such meeting pursuant to the provisions of these Bylaws.

  Section 3. Special Meetings. Special meetings of the stockholders may be called at any time by resolution of the board of directors, by the chairman of the board of directors, or by the written request of holders of more than two-thirds of all the outstanding shares of stock of the corporation. Such resolution or request shall state specifically the business to be transacted at the special meeting. A copy of any such written request shall be delivered to the chairman of the board of the corporation, who shall cause a written or printed notice of the special meeting complying with the provisions of these Bylaws to be delivered to the stockholders.

  Section 4. Place of Meeting. The annual meeting of the stockholders shall be held at the principal office of the corporation or at such other place within or without the State of Kansas as shall be provided for in written, printed or published notices or waivers of notice. Special meetings of the stockholders shall be held at such place, within or without the State of Kansas, as shall be specified in the respective notices or waivers of notice.

  Section 5. Notice of Meeting. Written or printed notice of each meeting of stockholders stating the place, day and hour thereof and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) days or more than sixty (60) days before the date of such meeting (or at such other time as may be required by statute), either personally or by mail, or by any other means (including but not limited to instantaneous, overnight, or other means of rapid delivery) by or at the direction of the chairman of the board or the secretary of the corporation to each stockholder or record entitled to vote at such meeting. Such notice shall be deemed to be given when deposited in the United States mail or other means of delivery addressed to the stockholder at such stockholder's address as it appears on the records of the corporation, with postage thereon prepaid or the payment of delivery charges thereon provided for, or at the time of actual delivery, whichever is earlier.

  Section 6. Waiver of Notice. Whenever notice is required to be given of any annual or special meeting of the stockholders, a written waiver thereof signed by the person entitled to notice, whether before or after the time stated in such notice, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders needs be specified in any written waiver of notice. Attendance of a person at a meeting of the stockholders shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

  Section 7. Adjournment. When any meeting of the stockholders is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after such adjournment the board of directors shall fix a new record date for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such meeting.

  Section 8. Conduct of Meeting. The chairman of the board shall designate an individual to serve as the chairman of the meeting who may be any individual present in person at the meeting, including the chairman of the board. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order, safety, limitations on the time allotted to stockholders for questions or comments on the affairs of the corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof, and the opening and closing of the voting polls.

  Section 9. Quorum. Except as otherwise provided by statute, by the Articles of Incorporation or by these Bylaws, the presence at any meeting, in person or by proxy, of the holders of record of a majority of the shares of each class of stock then issued and outstanding and entitled to vote at such meeting shall be necessary and sufficient to constitute a quorum for the transaction of business. In the absence of a quorum, either a majority of the shares entitled to vote, present in person or by proxy at such meeting, or any officer entitled to preside or act as secretary of such meeting, may adjourn such meeting from time to time until holders of the number of shares required to constitute a quorum shall be present in person or by proxy.

  Section 10. Voting. Except as otherwise provided by statute or by the Articles of Incorporation, and subject to the provisions of these Bylaws, each stockholder shall, at every meeting of the stockholders, be entitled to one vote in person or by proxy for each share of voting stock held by such stockholder. At all meetings of the stockholders, except as otherwise required by statute, the Articles of Incorporation, or these Bylaws, all matters shall be decided by the vote of the holders of a majority of the shares entitled to vote, present in person or by proxy.

  Section 11. Treasury Stock. Shares of the capital stock of the corporation belonging to the corporation shall not be voted directly or indirectly.

  Section 12. Proxies. At all meetings of stockholders, a stockholder may vote either in person or by proxy executed by such stockholder or by such stockholder's duly authorized attorney-in-fact. Such proxy shall be in writing, shall state the name of the person to cast the vote and the date of the meeting at which the vote shall be cast, and such proxy shall be filed with the chairman of the board or secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

  Section 13.  Record Date.

  (a) The board of directors may fix in advance a record date which shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to any other action, as the record date for the purpose of determining the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, to determine the stockholders entitled to express consent to corporate action in writing without a meeting, to determine the stockholders entitled to receive payment of any dividend or distribution of allotment of any rights, or to determine the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action.

  (b)  If no record date is fixed:

    (1) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day of notice, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

    (2) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

                             BOARD OF DIRECTORS

  Section 14. General Powers. The property, business and affairs of the corporation shall be controlled and managed by the board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are note by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

  Section 15.  Number and Qualifications.   The number of directors which
shall constitute the entire board of directors shall be fixed from time to time by resolution of the board of directors but in no event shall there be less than five (5) or that number otherwise required by the Kansas general corporation code. Hereafter, within the limits above specified, the number of directors shall be determined by resolution of the board of directors at any meeting of the board of directors. The directors need not be stockholders of the corporation or residents of the State of Kansas.

  Section 16. Term of Office. Each director shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation, disqualification or removal.

  Section 17. Removal. Any director, or the entire board of directors, may be removed from office in the manner set forth in the corporation's Articles of Incorporation.

  Section 18. Resignations and Vacancies. A director may resign at any time upon written notice to the corporation and thereafter he shall cease to be liable for any acts of the corporation which were done subsequent to the filing of his resignation. In case one or more vacancies by death, resignation, removal or otherwise, occur in the board of directors between the time of the annual meetings, the remaining director or directors shall fill the vacancy or vacancies, and the person or persons so chosen shall be directors and hold office until their successors are elected and qualify. In case the entire board of directors shall die, resign or be removed, then a special meeting of the stockholders may be called, as hereinbefore provided, for the election of directors.

  Section 19. Directors' Compensation. The board of directors shall have authority to determine, from time to time, the amount of compensation, if any, which shall be paid to its members for their services as directors and as members of standing or special committees of the board of directors. The board of directors shall also have power in its discretion to provide for and pay to directors rendering services to the corporation not ordinarily rendered by directors as such, special compensation appropriate to the value of such services as determined by the board of directors from time to time. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

  Section 20. Chairman of the Board. The chairman of the board, who shall be a member of the board of directors, shall preside at meetings of the board of directors, shall have power to call special meetings of the board of directors and stockholders for any purpose or purposes, and shall have such other designations and authorities that may be set forth by the board of directors. The chairman of the board shall be elected at the annual meeting of the board of directors by a majority vote of the directors. The chairman shall be advised of and may attend without authority to vote unless he is a member of such committee, all meetings of committees of the Board.

                      MEETINGS OF THE BOARD OF DIRECTORS

  Section 21. Annual and Regular Meetings. The board of directors shall meet for the appointment of officers and for the transaction of any other business as may come before such meeting as soon as practicable after adjournment of the annual meeting of the stockholders, and other regular meetings of the board of directors shall be held at such time as the board of directors may, by resolution, from time to time determine. No notice need be given of regular meetings of the board of directors.

  Section 22. Special Meetings. Special meetings of the board of directors may be called by or at the written request of the chairman of the board, the president, or by a majority of the board of directors. A copy of such written request shall be delivered to the chairman of the board of the corporation, who shall cause a written, printed or telephonic notice of the special meeting complying with the provisions of these Bylaws to be delivered to the directors.

  Section 23. Notice of Meetings; Waiver of Notice. Notice of any special meeting shall be given at least one (1) day prior thereto by written or printed notice delivered personally, by telegram, mail, or by any other means (including but not limited to instantaneous, overnight, or other means of rapid delivery) to each director at his or her business address or by telephonic notice to each director. Such printed or written notice shall be deemed to be delivered when deposited in the United States mail or other means of delivery, addressed to the directors at each director's business address as it appears on the records of the corporation, with postage thereon prepaid or the payment of delivery charges thereon provided for, or at the time of actual delivery, whichever is earlier. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company with all charges prepaid. Any director may waive notice of any meeting in a writing signed by the director, either before, at, or after the time for such meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Except as expressly provided to the contrary in these Bylaws or under applicable law, neither the business to be transacted at nor the purpose of any annual, regular, or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

  Section 24. Place of Meeting. Meetings of the board of directors, whether annual, regular or special, shall be held at the principal office of the corporation, or at such other place within or without the State of Kansas as shall be provided for in the resolution or notice calling such meeting.

  Section 25. Quorum; Adjournment. A majority of the board of directors shall constitute a quorum for the transaction of business, and the act of the majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, except as may be otherwise specifically provided by statute, by the Articles of Incorporation or by these Bylaws. If less than a majority of the board of directors is present at a meeting, a majority of the directors present may adjourn the meeting to another time and place. Notice need not be given of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted at the original meeting.

  Section 26. Actions of the Board of Directors Without a Meeting. If all the directors then in office severally or collectively consent in writing to any action taken or to be taken by the directors, such consents shall have the same force and effect as a unanimous vote of the directors at a meeting duly held upon proper notice thereof, and may be stated as such in any certificate or document filed under the laws of the State of Kansas. The secretary shall file such consents with the minutes of the meetings of the board of directors.

  Section 27. Participation. Members of the board of directors or of any committee designed by the board of directors may participate in a meeting of the board of directors or committee by means of conference telephone call or similar means of communication as long as all persons participating in the meeting can hear each other person. Participation in a meeting in this manner shall constitute presence in person at the meeting.

  Section 28. Committees. By the affirmative vote of a majority of all the directors then in office, the board of directors may authorize and designate, from time to time or on a regular basis, two or more directors to constitute one or more committees, which shall have and exercise such authority as is expressly delegated by the board of directors to that committee. Among the committees that may be so designated are a Nominating Committee, a Compensation/Stock Option Committee, an Audit Committee, and an Executive Committee. Any committee so designated shall continue to exist and to have such powers and authority as previously have been granted by the board of directors or these Bylaws until the committee is dissolved or its powers or authority are altered by the affirmative vote of a majority of all directors then in office. Notwithstanding the foregoing, no such committee shall have the power or authority in reference to (a) amending the Articles of Incorporation; (b) adopting an agreement of merger or consolidation; (c) recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets; (d) recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution; or (e) amending the Bylaws and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. The board of directors may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another director to act at the meeting in the place of such absent or disqualified member. The members of any committee so designated shall continue to serve so long as they are directors, until they resign from such committee or until they are removed or replaced by the affirmative vote of a majority of all directors then in office.

                                  OFFICERS

  Section 29. Number. The officers of the corporation shall consist of a president, a secretary, and a treasurer. The board may also elect one or more vice presidents (one or more of whom may be designated as executive vice president or senior vice president), one or more assistant secretaries or assistant treasurers and such other officers as the board of directors shall deem advisable. Any two or more offices may be held by the same person, except the offices of president and secretary. No officer need be a director of the corporation.

  Section 30. Election and Term of Office. Each officer of the corporation shall be chosen by the affirmative vote of a majority of all members of the board of directors at its annual meeting and shall hold office until his or her successor is chosen and qualified or until his or her earlier death, resignation, or removal. Each appointive officer shall hold office at the pleasure of the board of directors without the necessity of periodic reappointment.

  Section 31. Removal. Any officer or agent elected or appointed by the board of directors may be removed at any time, with or without cause, by the affirmative vote of a majority of all the members of the board of directors whenever in their judgment the best interest of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

  Section 32. Vacancies. Vacancies among the officers arising from any cause shall be filled for the unexpired portion of the term in the manner provided for the election of the officer to such office.

  Section 33. President. The president shall be the chief executive officer of the corporation. The president shall, in the absence of the chairman of the board, preside at meetings of the board of directors and shall have power to call special meetings of the board of directors for any purpose or purposes. The president shall have general supervision of the affairs of the corporation and general control of all of its business. The president shall have general authority to execute bonds, deeds and contracts in the name of the corporation and to affix the corporate seal thereto; to sign stock certificates; to cause the employment or appointment of such employees and agents of the corporation as the proper conduct of its business may require and to fix their compensation, subject to the provisions of the Bylaws; to remove or suspend any employee or agent who shall have been employed or appointed under his authority or under authority of an officer subordinate to him; and to suspend for cause pending final action by the authority which shall have elected or appointed him any officer subordinate to the president. The president shall put into operation the business policies of the board of directors as communicated to him. In carrying out such business policies, the president shall have general management and control of the day-to-day business operations of the corporation. He shall see that the books, reports, statements and certificates required by statutes or laws applicable to the corporation are properly kept, made and filed according to law. The president shall be subject only to the authority of the board of directors in carrying out his duties. In the absence of disability of the president, his duties shall be performed and his powers may be exercised by the vice presidents in order of their seniority, unless otherwise determined by the president or the board of directors.

  Section 34. Vice Presidents. At the request of the president or in the event of the president's absence or disability, the vice president (or in the event there be more than one vice president, the vice presidents in the order of their election) shall perform all the duties of the president, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the president. Each vice president shall have such powers and shall discharge such duties as may be assigned from time to time by the chairman of the board, the president or the board of directors.

  Section 35. Secretary. The secretary shall (a) record all the proceedings of the meetings of the corporation, stockholders and directors in a book to be kept for that purpose; (b) have charge of the stock book or ledger; (c) maintain a complete list of all stockholders entitled to vote at stockholders' meetings and have said list available for inspection by any stockholder who may be present at such meetings; (d) act as custodian of the records of the corporation and the board of directors, and of the seal of the corporation, and see that the seal is affixed, when appropriate or necessary, to all documents, the execution of which on behalf of the corporation shall have been duly authorized; (e) see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept and filed; and (f) in general, perform all duties and have all powers incident to the office of secretary and perform such other duties and have such other powers as may from time to time be assigned by these Bylaws or by the chairman of the board, the president or the board of directors.

  Section 36. Assistant Secretaries. The assistant secretaries may perform the duties and exercise the powers of the secretary and shall perform such other duties as the chairman of the board, the president or the board of directors shall prescribe.

  Section 37. Treasurer. The treasurer shall (a) have supervision of the funds, securities, receipts and disbursements of the corporation; (b) cause all moneys and other valuable effects of the corporation to be deposited in its name and to its credit in such depositories as shall be selected by the board of directors if pursuant to authority conferred by the board of directors; (c) cause to be kept at the accounting office of the corporation correct books of account, proper vouchers and other papers pertaining to the corporation's business; (d) render to the chairman of the board, the president or the board of directors, whenever requested, an account of the financial condition of the corporation and of all transactions as treasurer; and (e) in general, perform all duties and have all powers incident to the office of treasurer, and perform such other duties and have such powers as from time to time may be assigned by these Bylaws or by the chairman of the board, the president or the board of directors.

  Section 38. Assistant Treasurer. The assistant treasurers may perform the duties and exercise the powers of the treasurer, and shall perform such other duties as the chairman of the board, the president or the board of directors shall prescribe.

  Section 39. Delegation. In the event of the absence of any officer of the corporation or for any other reason that the board of directors may deem sufficient, the board of directors may at any time or from time to time delegate all or any part of the powers or duties of any officer to any other officer or officers or to any director or directors.

  Section 40. Salaries. The salaries or other compensation of all officers shall be set by the board of directors, and may be changed from time to time by a majority vote of the board of directors. The board of directors may, from time to time, delegate to the president or a committee of the board of directors the authority to set the compensation of any or all of the other officers of the corporation.

                           EXECUTION OF INSTRUMENTS

  Section 41. Execution of Instruments Generally. All documents, instruments or writings of any nature shall be signed, executed, verified, acknowledged and delivered by such officer of officers or by such agent or agents of the corporation and in such manner as the board of directors from time to time may determine. In the absence of such designation, the signature of the chairman of the board shall suffice.

  Section 42. Checks, Drafts and Like Instruments. All notes, drafts, acceptances, checks, endorsements and all evidences of indebtedness of the corporation whatsoever shall be signed by such officer or officers or by such agent or agents of the corporation and in such manner as the board of directors from time to time may determine. Endorsements or instruments for deposit to the credit of the corporation in any of its duly authorized depositories shall be made by rubber stamp of the corporation or in such other manner as the board of directors may from time to time determine.

  Section 43. Contracts. The board of directors may authorize any officer or officers, agent or agents to enter into any contract or execute and deliver any instrument in the name of an on behalf of the corporation, and such authority may be general or confined to specific instances.

  Section 44. Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution from the board of directors. Such authority may be general or confined to specific instances.

  Section 45. Proxies. Proxies to vote with respect to shares of stock of other corporations that may be owned by or stand in the name of this corporation may be executed on behalf of this corporation by the chairman of the board, president, vice president or secretary, or by any other person or person authorized to do so by the board of directors.

  Section 46. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may select.

                                CAPITAL STOCK

  Section 47. Certificates of Stock. Every holder of stock in the corporation shall be entitled to have a certificate signed in the name of the corporation by the president or a vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or his rights shall be set forth in full or summarized on the face or back of the certificates which the corporation shall issue to represent such class of series of stock. If the corporation shall appoint a transfer agent or registrar for its stock, then if a certificate is signed (1) by a transfer agent or an assistant transfer agent, or (2) by a transfer clerk acting on behalf of the corporation and a registrar, the signatures of any such president, vice president, treasurer, assistant treasurer, secretary or assistant secretary may be facsimile. In case of any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates, shall cease to be such officer or officers of the corporation, whether because of death, resignation, retirement, disqualification, removal or otherwise, before such certificate or certificates have been issued, then such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not cease to be such officer or officers of the corporation.

  Section 48. Transfers of Shares of Stock. Shares of stock shall be transferable only on the books of the corporation by the holder thereof in person or by his duly authorized attorney. Upon surrender to the corporation or the transfer agent of the corporation, if any, of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, with all required stock transfer tax stamps affixed thereto and canceled or accompanied by sufficient funds to pay such taxes, it shall be the duty of the corporation or the transfer agent of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

  Section 49. Lost Certificates. The board of directors, the president, or such other officer or officers of the corporation as the board of directors may from time to time designate in its discretion, may direct a new certificate or certificates representing shares to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates, the board of directors, the president, or any other such officer, in its, his or her discretion, and as a condition precedent to the issuance thereof, may required the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it, he or she shall require and/or give the corporation a bond in form, in such sum, and with such surety or sureties as it, he or she may direct as indemnity against any claim that may be made against the corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed.

  Section 50. Sale of Stock Returned to Corporation. In the event stock is returned to the corporation and the owner paid in full therefor, the directors of the corporation shall be vested with authority to resell said stock to such person or persons and upon such terms, as may be determined by the board of directors.

  Section 51. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to vote as such owner, to be held liable for calls and assessments, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                               MISCELLANEOUS

  Section 52. Dividends. Dividends, if any, shall be declared by action of the board of directors at any annual, regular or special meeting. Dividends may be paid in cash, in property or in shares of the capital stock of the corporation, or in any combination thereof except as otherwise provided in the statutes of the State of Kansas.

  Section 53. Incentive Plans. In furtherance and not in limitation of the powers conferred by the laws of the State of Kansas, the board of directors is expressly authorized and empowered to establish bonus, pension, profit-sharing, stock option, or other types of incentive or compensation plans for the employees, officers and directors of the corporation, and to fix the amount of profits to be shared or distributed, and to determine the persons to participate in any such plans and the amount and nature of their respective participation.

  Section 54. Seal. The corporation's seal shall be in such form as shall be adopted and approved, from time to time, by the board of directors. The seal may be used by causing it or a facsimile thereof to be impressed, affixed, imprinted or in any manner reproduced.

  Section 55. Fiscal Year. The fiscal year of the corporation shall be established by the board of directors.

  Section 56. Amendments. These Bylaws may be altered, amended or repealed and new bylaws may be approved in accordance with the laws of the State of Kansas and the corporation's Articles of Incorporation.

  Section 57. Indemnification. The corporation shall indemnify all directors, officers, employees and agents to the extent provided in the corporation's Articles of Incorporation.

  The above Restated and Amended Bylaws were adopted at an annual meeting of the stockholders of Western Feed Mills, Inc. held April 2, 1994.


                                  __________________________________________
                                  Donald E. Lehman
                                  Secretary of Directors' Meeting

RESOLVED, that the Bylaws of the Company shall be amended to add the following language as Section 15a:

SECTION 15a. Advisory Directors. At the First meeting of the board of directors held after the annual meeting of the shareholders, or at such other times as the board of directors elects officers, the board of directors may elect one or more advisory directors ("Advisory Directors") to hold office until the next annual election of Advisory Directors by the board of directors or until his or her successor shall have been duly elected and qualified or until his or her earlier resignation or removal. Advisory Directors shall be entitled to receive copies of all notices, reports, information, and publication forwarded to the members of the board of directors. Advisory Directors shall be eligible to attend and participate without vote in regular and special meetings of the board of directors. Advisory Directors may not be invited to all directors' meetings, but may be called upon whenever a director deems it necessary. However, failure to give notice to one or more Advisory Directors for any reason shall not invalidate a meeting of the board of directors, and Advisory Directors shall not be included when determining whether a quorum of the board of directors is present.

  Any Advisor Director may resign at any time by giving a written notice to the chairman of the board of directors, the president or secretary of the corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

  The board of directors may fix a sum to be paid Advisory Directors for attending each regular or special meeting of the board of directors. Any Advisory Director may be removed by the board of directors whenever in its judgment the best interests of the corporation will be served.


________/s/______________________           _____________/s/______________
K.E. Branscum                               Fred Raybourn

________/s/______________________
Joe Donahue

________/s/______________________
E.C. Peper

                               LAW OFFICES OF
              morris, laing, evans, brock & kennedy, chartered
        800 S.W. JACKSON,    SUITE 1310,    TOPEKA, KANSAS    66612-1216
                     (785) 232-2662  FAX: (785) 232-9983
                             www.morrislaing.com



                              January 10, 2003

                                 EXHIBIT 5.1


Western Feed Mills, Inc.
c/o Fred W. Raybourn, President
PO Box 596
Cedar Vale, Kansas 67024

Re:  Western Feed Mills, Inc.

Gentlemen:

  We have acted as special counsel for Western Feed Mills, Inc., a Kansas corporation (the "Company"), in connection with a Registration Statement on Form SB-2 covering the public offering and sale of up to 35,000,000 shares of Common Stock of the Company. We are rendering this opinion in accordance with Item 601 (b) (5) of Regulation S-B.

  For purposes of this opinion, we have reviewed such questions of law and examined such corporate records, certificates, and other documents as we have considered necessary or appropriate for purposes of this opinion, and we have particularly reviewed:

  1. The Restated and Amended Articles of Incorporation filed May 17, 1994, Amendment to Articles of Incorporation filed December 14, 1994, and the Restated and Amended Bylaws of the Company dated April 22, 1994.

  2. All resolutions adopted by the Board of Directors of the Company, minutes or draft minutes of the meetings of the Board of Directors or Consent to Corporate Action Without Meeting by the Directors deemed necessary relating to this offering.

  3. The Prospectus and the Registration Statement of which it forms a part, to be filed with the Securities and Exchange Commission (the "Commission") covering the offer and sale of the Common Stock; the Registration Statement and the Prospectus as they become effective being hereinafter called the "Registration Statement" and the "Prospectus," respectively.

  In connection with our examination, we have assumed that the signatures on all executed documents are genuine, all certified copies conform to the originals, and all certificates containing relevant facts are correct. In rendering our opinion we have relied upon, with their consent: (i) the representation of the Company and its Directors set forth in the aforementioned documents as to factual matters; and (ii) certificates and assurances from public officials as we have deemed necessary for purposes of expressing opinions expressed herein. We have not undertaken any independent investigation to determine or verify any information and representations made by the Company and its members in the foregoing documents and we rely upon such information and representations in expressing our opinion.

  The opinion expressed herein shall be effective only as of the date of this opinion letter. The opinion set forth herein is based upon existing law and regulations, all of which are subject to change prospectively and retroactively. Our opinion is based on the facts and the above documents as they exist on the date of this letter, and we assume no obligation to revise or supplement such opinion as to future changes of law or fact. This opinion letter is limited to the matters stated herein and no opinion is to be implied or inferred beyond the matters expressly stated herein.

  Based on the foregoing, it is our opinion that:

  1. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Kansas. The Company has full power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement and Prospectus.

  2. The Common Stock to be issued and sold by the Company under the Registration Statement have been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Registration Statement, will have been validly issued and will be fully paid and non-assessable.

  We are admitted to practice law in the State of Kansas, and we express no opinion as to the laws of any jurisdiction other than the State of Kansas and the federal laws of the United States of America.

  We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601 (b) (23) of the Regulation S-B under the Securities Act of 1933, as amended, and to the reference to our firm therein.

                                           Very truly yours,
                                           /s/
                                           MORRIS, LAING, EVANS, BROCK &
                                           KENNEDY, CHARTERED

                              EXHIBIT 10.1

  BE IT RESOLVED that the president of this corporation may, from time to time as the need arises, in his discretion, offer as an incentive to any five key employees of the corporation, hired or to be hired, the following stock ownership proposal or less:

  A. 10,000 shares, at no cost to the employee, to vest at the end of five years from the date of gift, subject to being repurchased by the corporation at a price of $.02 per share, at any time, should the corporation terminate the employee for any reason or should the employee leave the employment of the corporation.

B. 10,000 matching shares, to vest at the end of five years, upon the employee purchasing at 1.25 per share additional shares of the common stock of this corporation. All such matching shares should be re-purchasable by the corporation, at a price of $.02 per share, should at any time prior to vesting, the employee be terminated by this corporation for any reason or should the employee elect to terminate his employment with this corporation.

DATE:  September 1, 1994

____________/s/__________________    ________/s/__________________________
Fred Raybourn, Chairman              Donald E. Lehman, Secretary

                                     _______/s/___________________________
                                     E.C. Peper

                                     _______/s/___________________________
                                     C.G. DeLozier

                                     _______/s/___________________________
                                     T.E. Branscum

                                     ______ /s/___________________________
                                     Joe Donohue

                                     _______/s/___________________________
                                     Fred Raybourn

                                EXHIBIT 10.2

                       RESTATED EMPLOYMENT AGREEMENT

  THIS EMPLOYMENT AGREEMENT (the "Agreement") restates an agreement originally entered into on the 1st day of January, 1994 and is being adopted on the 19th day of May, 2000 to reflect the original intentions of the parties as to deferred compensation effective as of the time the original agreement was entered into,

BY AND BETWEEN                            WESTERN FEED MILLS, INC.
                                          a Kansas corporation,
                                          hereinafter called

                                               "Corporation"

AND                                       FRED W. RAYBOURN,
                                          an individual,
                                          hereinafter called

                                               "Raybourn"

  WITNESSETH:

1. Employment. Corporation hereby employs Raybourn as its President and Chairman of the Board, and Raybourn hereby accepts employment, upon the terms and conditions hereafter set forth.

2. Term. The initial term this Agreement shall commence on January 1, 1994 (the "Commencement Date") and shall continue in full force and effect for a period of five (5) years thereafter, unless terminated earlier in accordance with the terms hereof. Upon the expiration of the initial term, this Agreement shall be automatically extended and renewed on a year to year basis, unless either party terminates this Agreement, during any renewal term, by giving to the other party at least thirty (30) days' prior written notice.

3. Duties. During the term of this Agreement, Raybourn shall serve as President of Corporation and Chairman of the Board. Raybourn shall devote his full time and efforts to the business and affairs of Corporation and shall perform such services for Corporation as are normally associated with the duties of a President and Chairman of the Board.

4.  Base Compensation.

  (a) Corporation shall pay to Raybourn as base compensation for his services during the period through 2005 the following amounts:

    1994    $  90,000.00
    1995    $  94,500.00

    1996    $ 99,225.00
    1997    $104,186.25
    1998    $109,395.56
    1999    $114,865.34
    2000    $120,608.61
    2001    $126,639.04
    2002    $132,970.99
    2003    $139,619.54
    2004    $146,600.52
    2005    $153,930.55

payable at least monthly pursuant to Corporation's established payroll policies. Should this Agreement be renewed pursuant to Paragraph 2, the base compensation shall increase at a level of 5% per annum.

  (b) The Corporation has heretofore requested that Raybourn defer receipt of portions of his agreed compensation on which it began to pay annual interest at the rate of 8% beginning with interest for the year 1999. The amount due Raybourn as of the end of 1999 (exclusive of interest) was $296,967.36:

  Deferred amounts for years after 1999 are determined by Raybourn and the Corporation before the beginning of the year in which the relevant compensation is earned. Raybourn's rights to deferred amounts shall be those of a general creditor and shall not be secured or evidenced by any form of negotiable instrument. All deferred amounts shall be paid Raybourn immediately upon termination of his employment with the Corporation. In the event of Raybourn's death unpaid amounts shall be paid to his wife if surviving or to his estate. In the event Raybourn experiences an unforeseen financial emergency arising from illness, financial loss or other unforeseen circumstances, he shall be entitled to receive the balance due him immediately.

  5. Stock Options. In addition to the base compensation provided in Paragraph 4 above, Corporation granted Raybourn the option to acquire 170,000 shares of Western Feed Mills, Inc. common stock at a price of $.75 per share in 1994. This option expired unexercised.

  6. Grant of Put Options. Raybourn's right to put shares of stock to the Corporation never became operative.

  7. Survival. The provisions, options, representations and warranties of this Agreement shall survive and remain in full force and effect after the termination or expiration of this Agreement.

  8. Benefits. Corporation shall make available to Raybourn such health and dental insurance, life insurance, vacation, and other benefits sponsored by Corporation from time to time upon the same terms and conditions as such benefits are made available to other executive employees of Corporation.

  9. Expenses. Raybourn is authorized to incur reasonable expenses in accordance with the policies established by the Board of Directors of Corporation from time to time for promoting and conducting the business and affairs of Corporation, including expenses for travel, lodging, meals, and entertainment. Corporation will reimburse Raybourn for all such expenses upon the presentation by Raybourn, from time to time, of an itemized account of such expenditures.

  10. Covenant Not to Compete. By the execution hereof, Raybourn agrees that during the term hereof and for a period of two (2) years following the termination of this Agreement for any reason, that he will not, directly or indirectly, own, have a proprietary interest of any kind in, be employed by, or serve as a consultant to, or in any other capacity for, or establish any business relationship with any firm, individual, partnership, corporation, limited liability company, or other entity whatsoever, of whatever nature, which shall in any means or manner be engaged in the same or similar business of Corporation in the State of Kansas or in the State of Oklahoma.

  11. Confidentiality. Raybourn acknowledges and agrees that he has had and will continue to have access to information, records, files, documents, lists and data pertaining to operational matters, financial matters, accounting matters, personnel, purchasing, supply, products, product specifications, technical data, prices, discounts, customer lists, and other similar matters with respect to the business, management and operation of Corporation ("Confidential Information"), and that such Confidential Information constitutes valuable, special and unique property of Corporation. Raybourn agrees that he will note, for any reason or purpose whatsoever, during or after the term of this Agreement, use or disclose, or cause or permit the use or disclosure of, any of such Confidential Information to any party without the express written authorization of Corporation except as may be necessary in the ordinary course of his employment hereunder. Raybourn further agrees that upon the termination of this Agreement, he shall return to Corporation all tangible personal property of Corporation, including, but not limited to, all materials which refer to or contain any of the Confidential Information of Corporation.

  12. Remedies. Raybourn agrees that compliance with the agreements contained in Paragraph 8 and 9 is necessary to protect the goodwill and proprietary interest of Corporation and that a breach of any of the agreements contained in such paragraphs would result in irrevocable continuing damages for which there will be no adequate remedy at law, and in the event of any breach of any of such agreements, Corporation shall be entitled to the issuance by any court of competent jurisdiction of an injunction in favor of Corporation enjoining such breach or violation of the covenants or agreements contained therein and such other and further relief, including damages, as may be proper; provided, that no request for or receipt of any injunction shall be considered an election of remedy or waiver of any rights or any other remedy Corporation may have against Raybourn, either at law or in equity. To the extent that any provision contained in Paragraphs 8 or 9 is deemed unenforceable by virtue of its scope in terms of Confidential Information involved, geographical area, business activity prohibited and/or length of time, but could be enforceable by reducing any or all thereof, Raybourn and Corporation agree that the same shall be enforced to the fullest extent permissible under the laws and public policies applied in the jurisdiction in which enforcement is sought.

  13. Amendments. This Agreement may not be modified or amended except by an instrument in writing executed by the party against whom enforcement of any such modification or amendment is sought.

  14. Integration. This Agreement constitutes the entire agreement among the parties hereto and there have been no other prior agreements, understandings or arrangements, oral or written, among the parties hereto with respect to the subject matter hereof.

  15. Scope of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their heirs, personal representatives, successors and assigns.

  16. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

  17. Headings. The headings contained in this Agreement are for convenience and reference purposes only and shall not affect the meaning or interpretation of this Agreement.

  18. Notices. Any notice, consent, approval, demand or other communication to be given, made or provided for under this Agreement shall be in writing and deemed to be fully given by its delivery personally to the person or persons specified below or by it being sent by registered or certified mail, return receipt requested, to the following addresses, or to such other address or to the attention of such other person as any party hereto shall hereafter specify by written notice to the other party hereto:

  If to Raybourn:              Fred W. Raybourn
                               c/o Western Feed Mills, Inc.
                               P.O. Box 596
                               Cedar Vale, Kansas 67024

  If to Corporation:           Western Feed Mills, Inc.
                               P.O. Box 596
                               Cedar Vale, Kansas 67024

  19. Governing Law. In all respects, including all matters of construction, validity and performance, this Agreement and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of Kansas applicable to contracts made and performed in such state.
  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                      WESTERN FEED MILLS, INC.
                                      ______________/s/_______________________
                                      Fred W. Raybourn, President

ATTEST:

By___________/s/_____________________
  K.E. Branscum, Secretary

                                      __________________/s/_________________
                                      FRED W. RAYBOURN

DIRECTORS OF WESTERN FEED MILLS, INC.

________________/s/_______________________
T.E. Branscum

_______________/s/________________________
E.C. Peper

______________/s/________________________
Joe Donohue

                                RESOLUTIONS

  RESOLVED, that the Restated Employment Agreement between Corporation and Fred W. Raybourn presented to this meeting be and the same hereby is adopted and the President and Secretary or Assistant Secretary of this Corporation are directed to execute that Agreement on the Corporation's behalf, and

  RESOLVED, that the original Employment Agreement between Corporation and Fred W. Raybourn dated January 1, 1994 together with all amendments, security interests, mortgages, promissory notes and other documents related thereto are hereby annulled and declared void from the time they were originally created.

                                     DIRECTORS OF WESTERN FEED MILLS, INC.

                                     ___________________/s/___________________
                                     Joe Donohue

                                     ___________________/s/___________________
                                     T.E. Branscum

                                     ___________________/s/___________________
                                     E.C. Peper

                               EXHIBIT 10.3

                   PLEASE READ CAREFULLY BEFORE SIGNING
             THIS SUBSCRIPTION AGREEMENT CALLS FOR SIGNIFICANT
                          REPRESENTATIONS FROM YOU

                           SUBSCRIPTION AGREEMENT

  The undersigned hereby subscribes for and agrees to purchase the number of shares of common stock of Western Feed Mills, Inc., a Kansas corporation ("WFM") indicated below, at a price of Forty Cents ($.40) per share. By executing this Subscription Agreement, the undersigned acknowledges that WFM is relying on the accuracy and completeness of the representations contained in this Subscription Agreement in complying with its obligations under applicable securities laws and that the undersigned could be found liable to WFM for damages caused by any misrepresentations in this Subscription Agreement.

  The undersigned represents to WFM that:

  1. The undersigned has received WFM's prospectus, dated ________________, 20___.

  2. The undersigned has received a copy of WFM's Articles of Incorporation and Bylaws, and has carefully read them and agrees to be bound by them.

  3. The undersigned is an individual who is a bona fide resident of, and is domiciled in, or a legal entity located in the following state:

      check one  _____  Kansas
                 _____  ________________

    Common Shares

      Minimum of 125,000 shares
      ________ common shares @ $.40/share  $___________

    Payment
    _______ number of shares
    x $.40
    ___________ Total Purchase Price


ONCE YOU SIGN THIS SUBSCRIPTION AGREEMENT AND SEND IT TO US WITH YOUR CHECK, YOUR SUBSCRIPTION IS IRREVOCABLE AND WILL ONLY BE RETURNED TO YOU IF YOUR SUBSCRIPTION IS NOT ACCEPTED OR IF WE DO NOT FULFILL ALL CONDITIONS TO BREAK ESCROW AND COMPLETE THE SALE OF COMMON STOCK.

  Please mail or deliver the following to WFM at the appropriate address below:

    Your check for the total purchase price (payable to "Western Feed Mills, Inc. Escrow Account")

    This Subscription Agreement

  Please mail or deliver the following to WFM at the appropriate address below:

    Your check for the total purchase price (payable to "Western Feed Mills, Inc. Escrow Account")

    This Subscription Agreement

  BY MAIL:                              BY HAND DELIVERY:

  Western Feed Mills, Inc.              Western Feed Mills, Inc.
  Route 1, Sale Barn Road               Route 1, Sale Barn Road
  PO Box 596                            Cedar Vale, Kansas 67204
  Cedar Vale, Kansas 67204

  Your initial payment will be deposited at the U.S. Bank, National Association, Omaha, Nebraska and held in escrow.

  We will not break escrow and complete the sale of common stock until WFM receives and accepts subscription for at least the minimum offering amount and the Kansas Securities Commissioner provides a written consent to release of funds from escrow.

  This subscription is made pursuant to, and is subject to, the terms and conditions of the registration approved by the Office of the Securities Commissioner of the State of Kansas for Western Feed Mills, Inc. dated _________________________, 2002, and such other states in which the undersigned is domiciled or located, if applicable.

  By executing this Subscription Agreement, the undersigned is not waiving any rights under the securities laws, including the Securities Act of 1933 and the Securities Exchange Act of 1934.

  This Subscription Agreement has been signed by the undersigned on _____________________, 2002.

                              __________________________________________
                              Print or Type Name of Subscriber

                              __________________________________________
                              Signature

                              __________________________________________
                              Officer Title if Subscriber if Entity


                              __________________________________________

                              __________________________________________

                              __________________________________________
                              Address of Subscriber

                              __________________________________________
                              Social Security Number of Federal Employer
                              Identification Number

                             EXHIBIT 10.4

                           ESCROW AGREEMENT

THIS ESCROW AGREEMENT ("Agreement") is made and entered into this _____ day of _____________, 2002.

BY AND BETWEEN:                WESTERN FEED MILLS, INC.
                               a Kansas corporation, as issuer of
                               between Seventeen Million and Five
                               Hundred Thousand (17,500,000) and
                               Thirty-Five Million (35,000,000)
                               Shares of Common Stock of Western
                               Feed Mills, Inc. hereinafter
                               referred to as

                               "Issuer,"

AND                            U.S. BANK NATIONAL ASSOCIATION,
                               Omaha, Nebraska,
                               hereinafter referred to as

                               "Bank."

WITNESSETH:

WHEREAS, Issuer proposes to issue up to Thirty-Five Million
(35,000,000) shares of no par value common stock, (the "Shares"), of Issuer, pursuant to an SB-2 Form Registration under the requirements of the Securities Act of 1933, and the securities laws of the states in which this offering will be made, for sale to investors (the "Investors") at a price of forty Cents ($0.40) per Share (the "Securities");

WHEREAS, it is provided in the Registration Statement and Prospectus ("Prospectus") of Issuer that, until a minimum subscription level of Eleven Million (11,000,000) Shares has been reached, the proceeds from the subscriptions will be impounded and escrowed with Bank; and if the minimum subscription has not been secured within the dates set forth in the Prospectus, that such proceeds, without interest, will be returned to the Investors without deduction therefrom;

WHEREAS, Issuer is willing to deposit with Bank the subscription proceeds received from the Investors of the Securities to enable said proceeds to be impounded and escrowed with Bank; and

WHEREAS, Bank is willing to act as escrow agent on behalf of Issuer for the purpose of impounding such proceeds.

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

1. Issuer does hereby appoint Bank, and Bank does hereby accept such appointment, to act as escrow agent of those funds deposited with Bank by Issuer pursuant to this Agreement.

2. Issuer does hereby agree to deposit with Bank all monies collected by Issuer, and any an all agents of Issuer, from subscriptions for the Securities in accordance with the current Prospectus of Issuer, a current copy of which will be furnished to Bank, together with any supplemental information thereto which is attached thereto and made a part hereof.

3. Monies deposited with Bank shall be deposited into a Business Money Market Savings Account bearing interest at the published rate (__% APY as of ____________, 2002). Bank shall waive all costs, expenses and fees associated with Bank's services pursuant to this Agreement.

4. The duties and liabilities of Bank in performing the function of escrow agent will be limited as follows:

    A) To receive and hold all of the monies collected from the subscriptions for the Securities pursuant to the Prospectus until the minimum level described in paragraph (B) is received.
    B) To retain such monies impounded and escrowed for the Issuer under the terms hereinabove provided and as set forth in the Prospectus of Issuer until the minimum subscription amount of Seven Million Dollars
($7,000,000) is received. At that time, Bank shall disburse the funds held by it hereunder, as follows:

  (i) Such monies shall be released to Issuer upon Bank's receipt of Seven Million Dollars ($7,000,000) minimum subscription amount accompanied by a written request from Issuer and also accompanied by a written consent by Kansas
Securities Commissioner authorizing the release of funds from escrow.

  (ii) If the offering of the Securities is abandoned within the time and terms set forth in the Prospectus, the monies so impounded and escrowed shall be returned, upon Bank receiving a written request from the Issuer to so distribute the monies, directly by Bank to the Investors without interest thereon.

  C) Bank shall be liable as a depository only and shall not be responsible for the sufficiency or accuracy of the form, execution or validity of documents deposited hereunder, or any description of property or other thing therein, nor shall it be liable in any respect on account of the identity, authority, or rights of the persons executing or delivering or purporting to execute or deliver any such document or paper.

    D) Bank, as a part of the consideration for the acceptance of this escrow, shall not be liable for any acts or omissions done in good faith, nor for any claim, demands, or losses, nor for any damages made or suffered by any party to this Agreement, excepting such as may arise through or be caused by its willful or gross negligence.
    E) Bank shall not be liable for collection of any items deposited with it or for any proceeds from such items until the same in actual cash have been received. Bank may rely upon any paper, document or other writing believed by it to be authentic in making any delivery of money or property hereunder. Bank shall in no way be responsible nor shall it be its duty to notify any party hereto or party interested in this escrow deposit of any payment or maturity, under the terms of any instrument deposited herewith.
    F) Bank may employ attorneys, accountants or seek other advice for the reasonable protection of the escrow property and of itself. The reasonable fees and expenses of all such advice shall be borne by Issuer as long as such fees and expenses are authorized and approved by Issuer in advance. Such approval shall not be unreasonably withheld.
    G) Bank may, by request of the Securities and Exchange Commission of the United States of America or any state securities commission, disclose to such entity an adequate description of all deposits made with it under this Agreement and of such investments made by Bank with the monies deposited with Bank by Issuer a reasonable fee for the services required pursuant to this Section.
    H) If the proceeds received by Issuer from subscriptions for the Securities from investors at the offering price of Forty Cents ($0.40) per Share and deposited with Bank do not aggregate the minimum subscription amount of Seven Million Dollars ($7,000,000) or should the offering be abandoned, all as set forth in the Prospectus of Issuer, this Agreement shall terminate and such proceeds shall be refunded, without interest thereon, directly to the Investors by Bank upon receipt by Bank of written instructions to make such refund.
    I) If Issuer is unable to perform its agreement as hereinabove set forth and in the Prospectus, Bank shall continue to hold all monies and investments then on deposit until it is released from this Agreement by Issuer or such other person who may be so authorized and is directed to dispose of such monies and investments by Issuer or any administrative body or court having jurisdiction of the matter.

5. The foregoing recitals are hereby incorporated by reference into this Agreement as if set forth herein verbatim.

IN WITNESS WHEREOF, the parties by their respective officers do hereby executive this Agreement on the day and year first above written, thereby binding themselves and their respective successors and assigns.

                                     WESTERN FEED MILLS, INC.


                                     By:  ________________________________
                                          Fred W. Raybourn, President

U.S. BANK, NATIONAL ASSOCIATION
d/b/a FIRST BANK N.A.


By:  _________________________________
     John R. Cox, Vice President



              ACCEPTANCE OF SUBSCRIPTION BY WESTERN FEED MILLS, INC.

  The above subscription for ____________ shares is accepted this _____ day of ________________________, 2002.


                                          WESTERN FEED MILLS, INC.

                                          BY:_________________________________
                                             Fred Raybourn, President

                               EXHIBIT 10.5

US Bank
Regional Ag Lending Department
OMNET2BB
1700 Farnam Street
Omaha, NE 68102-2183
1-800-840-4841
Fax: 1-402-233-7117

March 12, 2002



Fred Raybourn
Western Feed Mills, Inc.
PO Box 596
Cedar Vale KS 67024

RE:  Western Feed Mills, Inc. Dairy Project

Dear Sir or Madam:

US Bank and Western Feed Mills, Inc. have been business partners for several years. During this time US Bank has become acquainted with Mr. Raybourn, President of Western Feed Mills, Inc., and several of the company's directors. These individuals have proven to be very knowledgeable and very successful in the agricultural industry. Mr. Raybourn and his colleagues have conducted business in a professional manner, and for this reason we value the business of Western Feed Mills, Inc.

US Bank believes that the dairy project Western Feed Mills, Inc. has proposed and is currently working on will be a viable enterprise and an excellent economic venture. Therefore, our intent is to be involved in the financing of this project.

If you should have any questions, please feel free to contact me at (402) 348-6267 between the hours of 8:00 a.m. and 5:00 p.m. CST.

Sincerely,


John R. Cox
Senior Vice President

                             EXHIBIT 10.6

Metropolitan Life Insurance
Agricultural Investments
Denver Regional Office
5445 DTC Parkway, Suite 920
Greenwood Village, CO 80111
Tel. 303.694.6280  Fax: 303.694.6294

James B. O'Reilly
Manager

Chester D. Haines
Associate Manager




Fred Raybourn                                         April 22, 2002
Western Feed Mills, Inc.
PO Box 596
Cedar Vale KS 67024

Dear Mr. Raybourn:

This letter is to follow up with our most recent phone conversation. MetLife is very interested in loaning long term money for the purchase or construction of dairy facilities. You mentioned that the investors in your group would prefer not to personally guarantee any portion of the note. To not require guarantees MetLife would require a loan to value not to exceed 55%. Terms would be in the neighborhood of 7/75% fixed for ten years with a 25-year amortization. If you have anymore questions or continue on with your project, please contact me and I would be happy to try and work with your group.

Sincerely,


Eric M. Haggerty, Analyst
Tel. 620.675.7900
Fax 620.276.8279
Email: ehaggerty@metlife.com

                                EXHIBIT 10.7

Farm Credit of Southwest Kansas, ACA (PCA/FLCA)
1606 East Kansas Avenue, PO Box 2509
Garden City, Kansas 67846
620/275-4281
Fax 620/273-0432


April 5, 2002


Fred Raybourn
Western Feed Mills, Inc.
PO Box 596
Cedar Vale KS 67024

Dear Mr. Raybourn:

It was nice to visit with you on the telephone yesterday. It sounds as though you are at the inception of a very exciting project.

I am writing to you for the purpose of confirming our conversation as it pertains to the possible financing of your Dairy venture. I do realize in dealing with a venture of this size, costs and numbers change, but based on a project that would cost $20,000,000 to complete and an initial capitalization of $10,000,000, resulting in borrowed funds of $10,000,000, Farm Credit would be extremely interested in providing financing. I would also confirm with this type of initial capitalization and a lesser maintenance capitalization, our Association would be willing to waive personal guarantees.

I hope that I have addressed your main areas of concern. We as an Association look forward to discussing further details of your Dairy financing. I think you will find that we would be able to put together a financing package designed for your needs at an attractive interest rate.

I look forward to hearing from you in the future. If you have questions, please call.

Sincerely,


Mark Anderson
Executive Vice President

MA:cj

                              LAW OFFICES OF
              morris, laing, evans, brock & kennedy, chartered
       800 S.W. JACKSON,    SUITE 1310    TOPEKA, KANSAS    66612-1216
                    (785) 232-2662  FAX: (785) 232-9983
                            www.morrislaing.com




RALPH R. BROCK
JOSEPH W. KENNEDY
ROBERT I. GUENTHNER
KEN M. PETERSON
ROBERT D. OVERMAN
RICHARD D. GREENE
A. J. SCHWARTZ, JR.
DONALD E. SCHRAG
WILLIAM B. SORENSEN, JR.
JEFFERY L. CARMICHAEL

ROBERT W. COYKENDALL
ROBERT K. ANDERSON
SUSAN R. SCHRAG
MICHAEL LENNEN
KARL R. SWARTZ
ROGER L. THEIS
RICHARD F. HAYSE *
THOMAS R. DOCKING
DIANE S. WORTH
TIM J. MOORE

JANET HUCK WARD
T. LYNN WARD
ROGER N. WALTER*
JAMES D. YOUNG
LUKE A. SOBBA*
KIMBERLY S. KLEMME
RICHARD A. KEAR
CAMERON V. MICHAUD

Of Counsel:
GERALD L. MICHAUD
RICK E. BAILEY
ROBERT P. BURNS
KELLY S. HERZIK

*RESIDENT IN TOPEKA OFFICE

LESTER L. MORRIS 1901-1966
VERNE M. LAING 1907-2000
FERD E. EVANS, JR. 1919-1991
DENNIS M. FEENEY 1953-2001

Sender's Email: rwalter@morrislaing.com


                              January 10, 2003

                                EXHIBIT 23.1


Western Feed Mills, Inc.
c/o Fred W. Raybourn, President
PO Box 596
Cedar Vale, Kansas 67024

Re:  Western Feed Mills, Inc.

Gentlemen:

  We have acted as special counsel for Western Feed Mills, Inc., a Kansas corporation (the "Company"), in connection with a Registration Statement on Form SB-2 covering the public offering and sale of up to 35,000,000 shares of Common Stock of the Company. We have rendered an opinion in accordance with
Item 601 (b) (5) of Regulation S-B.

  We hereby consent to the filing of the opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601 (b) (23) of the Regulation S-B under the Securities Act of 1933, as amended, and to the reference to our firm therein.

                                           Very truly yours,

                                           /s/

                                           MORRIS, LAING, EVANS, BROCK &
                                           KENNEDY, CHARTERED

                              EXHIBIT 23.2


January 10, 2003



To the Board of Directors
Western Feed Mills, Inc.
Cedar Vale, Kansas

We consent to the inclusion, in Form SB-2, of our audit report of the financial statements of Western Feed Mills, Inc. as of and for the periods ended December 31, 2001 and December 31, 2000 and the Independent
Accountants' Report of the Statements of Forecasted Income for its proposed dairy operation prepared by Western Feed Mills, Inc.

Sincerely,

/s/

Varney & Associates, CPAs, LLC